                                                                   Exhibit 10.93

                      MEZZANINE LOAN AND SECURITY AGREEMENT
                               (Second Mezzanine)

                           Dated as of January 9, 2006

                                     Between

                         CNL RESORT SUB SENIOR MEZZ, LP,
                              as Mezzanine Borrower

                                       and

                      GERMAN AMERICAN CAPITAL CORPORATION,
                               as Mezzanine Lender

                                TABLE OF CONTENTS

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                                                                                                               Page
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
I      DEFINITIONS; PRINCIPLES OF CONSTRUCTION.............................................................       1

       Section 1.1      Definitions........................................................................       1

       Section 1.2      Principles of Construction.........................................................      28

II     GENERAL TERMS.......................................................................................      29

       Section 2.1      Loan; Disbursement to Mezzanine Borrower...........................................      29

       Section 2.2      Interest; Loan Payments; Late Payment Charge.......................................      29

       Section 2.3      Prepayments........................................................................      31

       Section 2.4      Regulatory Change; Taxes...........................................................      34

       Section 2.5      Conditions Precedent to Closing....................................................      35

III    CASH MANAGEMENT.....................................................................................      39

       Section 3.1      Cash Management....................................................................      39

IV     REPRESENTATIONS AND WARRANTIES......................................................................      48

       Section 4.1      Mezzanine Borrower Representations.................................................      48

       Section 4.2      Survival of Representations........................................................      56

V      MEZZANINE BORROWER COVENANTS........................................................................      56

       Section 5.1      Affirmative Covenants..............................................................      56

       Section 5.2      Negative Covenants.................................................................      67

VI     INSURANCE; CASUALTY; CONDEMNATION; RESTORATION......................................................      70

       Section 6.1      Insurance Coverage Requirements....................................................      70

       Section 6.2      Condemnation and Insurance Proceeds................................................      71

       Section 6.3      Certificates.......................................................................      72

VII    INTENTIONALLY DELETED...............................................................................      72

VIII   TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS.......................................................      72

       Section 8.1      Restrictions on Transfers and Indebtedness.........................................      72

       Section 8.2      Sale of Building Equipment and Immaterial Transfers and Easements by Mortgage
                        Borrower ..........................................................................      74

       Section 8.4      Transfers of Interests in Mezzanine Borrower.......................................      77

       Section 8.5      Loan Assumption....................................................................      78

       Section 8.6      Notice Required; Legal Opinions....................................................      80

       Section 8.7      Leases.............................................................................      80

                                        i
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
IX     INTEREST RATE CAP AGREEMENT.........................................................................      82

       Section 9.1      Interest Rate Cap Agreement........................................................      82

       Section 9.2      Pledge and Collateral Assignment...................................................      83

       Section 9.3      Covenants..........................................................................      83

       Section 9.4      Representations and Warranties.....................................................      85

       Section 9.5      Payments...........................................................................      86

       Section 9.6      Remedies...........................................................................      86

       Section 9.7      Sales of Rate Cap Collateral (Second Mezzanine)....................................      88

       Section 9.8      Public Sales Not Possible..........................................................      88

       Section 9.9      Receipt of Sale Proceeds...........................................................      89

       Section 9.10     Extension Interest Rate Cap Agreement (Second Mezzanine)...........................      89

X      RESERVED............................................................................................      89

XI     BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION..............................      89

       Section 11.1     Books and Records..................................................................      89

       Section 11.2     Financial Statements...............................................................      90

XII    ENVIRONMENTAL MATTERS...............................................................................      90

       Section 12.1     Representations....................................................................      90

       Section 12.2     Covenants..........................................................................      91

       Section 12.3     Environmental Reports..............................................................      91

       Section 12.4     Environmental Indemnification......................................................      92

       Section 12.5     Recourse Nature of Certain Indemnifications........................................      92

XIII   RESERVED............................................................................................      92

XIV    RESERVED............................................................................................      92

XV     ASSIGNMENTS AND PARTICIPATIONS......................................................................      92

       Section 15.1     Assignment and Acceptance..........................................................      92

       Section 15.2     Effect of Assignment and Acceptance................................................      93

       Section 15.3     Content............................................................................      93

       Section 15.4     Register...........................................................................      94

       Section 15.5     Substitute Notes...................................................................      94

       Section 15.6     Participations.....................................................................      95

       Section 15.7     Disclosure of Information..........................................................      95

       Section 15.8     Security Interest in Favor of Federal Reserve Bank.................................      95

XVI    RESERVED............................................................................................      95

XVII   DEFAULTS............................................................................................      95

       Section 17.1     Event of Default...................................................................      95

       Section 17.2     Remedies...........................................................................     100

       Section 17.3     Remedies Cumulative; Waivers.......................................................     101

       Section 17.4     Costs of Collection................................................................     102

       Section 17.5     Distribution of Collateral Proceeds................................................     102

XVIII  SPECIAL PROVISIONS..................................................................................     103

       Section 18.1     Exculpation........................................................................     103

XIX    MISCELLANEOUS.......................................................................................     106

       Section 19.1     Survival...........................................................................     106

       Section 19.2     Mezzanine Lender's Discretion......................................................     106

       Section 19.3     Governing Law......................................................................     106

       Section 19.4     Modification, Waiver in Writing....................................................     108

       Section 19.5     Delay Not a Waiver.................................................................     108

       Section 19.6     Notices............................................................................     108

       Section 19.7     TRIAL BY JURY......................................................................     109

       Section 19.8     Headings...........................................................................     110

       Section 19.9     Severability.......................................................................     110

       Section 19.10    Preferences........................................................................     110

       Section 19.11    Waiver of Notice...................................................................     110

       Section 19.12    Expenses; Indemnity................................................................     110

       Section 19.13    Exhibits and Schedules Incorporated................................................     113

       Section 19.14    Offsets, Counterclaims and Defenses................................................     113

       Section 19.15    Liability of Assignees of Mezzanine Lender.........................................     113

       Section 19.16    No Joint Venture or Partnership; No Third Party Beneficiaries......................     113

       Section 19.17    Publicity..........................................................................     114

       Section 19.18    Waiver of Marshalling of Assets....................................................     114

       Section 19.19    Waiver of Counterclaim and other Actions...........................................     114

       Section 19.20    Conflict; Construction of Documents; Reliance......................................     114

       Section 19.21    Prior Agreements...................................................................     115

       Section 19.22    Counterparts.......................................................................     115

       Section 19.23    Disclosure.........................................................................     115

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

                             EXHIBITS AND SCHEDULES

EXHIBIT A      INTENTIONALLY DELETED
EXHIBIT B      FORM OF PLEDGE ACKNOWLEDGEMENT
EXHIBIT C      SINGLE PURPOSE ENTITY PROVISIONS
EXHIBIT D      ENFORCEABILITY OPINION REQUIREMENTS
EXHIBIT E      NON-CONSOLIDATION OPINION REQUIREMENTS
EXHIBIT F      COUNTERPARTY OPINION REQUIREMENTS
EXHIBIT G      FORM OF TENANT ESTOPPEL LETTER
EXHIBIT H      BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT I      INTEREST RATE CAP AGREEMENT REQUIREMENTS
EXHIBIT J      FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT K      INTENTIONALLY DELETED
EXHIBIT L      INTENTIONALLY DELETED
EXHIBIT M      COUNTERPARTY ACKNOWLEDGMENT
EXHIBIT N      INTENTIONALLY DELETED
EXHIBIT O      FORM OF INDEPENDENT DIRECTOR CERTIFICATE
EXHIBIT P      INTENTIONALLY DELETED
EXHIBIT Q      INTENTIONALLY DELETED
EXHIBIT R      ARTICLE 8 OPT IN LANGUAGE

SCHEDULE I     LITIGATION SCHEDULE
SCHEDULE II    INTENTIONALLY DELETED
SCHEDULE III   PRE-APPROVED TRANSFEREES
SCHEDULE IV    PRE-APPROVED MANAGERS

                                                                   Exhibit 10.91

                      MEZZANINE LOAN AND SECURITY AGREEMENT
                               (Second Mezzanine)

            THIS MEZZANINE LOAN AND SECURITY AGREEMENT (Second Mezzanine), dated as of January 9, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this AGREEMENT), between CNL RESORT SUB SENIOR MEZZ, LP, a Delaware limited partnership (MEZZANINE BORROWER) having an office at c/o CNL Hotels & Resorts Inc., 450 South Orange Avenue, Orlando, Florida 32801 and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, MEZZANINE LENDER).

                              W I T N E S S E T H:

            WHEREAS, Mezzanine Borrower desires to obtain the Loan (as hereinafter defined) from Mezzanine Lender;

            WHEREAS, Mezzanine Lender is willing to make the Loan to Mezzanine Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (Second Mezzanine) (as hereinafter defined).

            NOW, THEREFORE, in consideration of the making of the Loan by Mezzanine Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

            I DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            SECTION 1.1 DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

            ACCEPTABLE COUNTERPARTY shall mean a bank or other financial institution which has (a) either (i) a long-term unsecured debt rating of "A+" or higher by S&P or (ii) if the long-term unsecured debt rating is "A" or lower by S&P, a short-term rating of not less than "A-1" from S&P; (b) a long-term unsecured debt rating of not less than "Aa3" by Moody's; and (c) if the counterparty is rated by Fitch, either a long-term unsecured debt rating of not less than "A" from Fitch or a short-term unsecured debt rating of not less than "F-1" from Fitch.

            ACCEPTABLE MANAGEMENT AGREEMENT shall mean, with respect to each Property, a new or amended management agreement with the Manager which agreement (as applicable) shall be upon terms and conditions no less favorable in all material respects to the Mezzanine Borrower, Affiliate Tenant, and Mezzanine Lender than those contained in the applicable Management Agreement or any new or amended management agreement entered into by Mortgage Borrower, Affiliate Tenant, and/or Manager with respect to the Property in accordance with the terms of Section 5.2.14 hereof.

            ACCEPTABLE MANAGER shall mean (i) the current Manager as of the Closing Date or any Close Affiliate thereof (ii) at any time after the Closing Date, the property managers listed under "Acceptable Manager" on SCHEDULE IV hereto, provided each such property manager continues to be Controlled by substantially the same Persons Controlling such property manager as of the Closing Date (or if such Manager is a publicly traded company, such Manager continues to be publicly traded on an established securities market), (iii) any other hotel management company that manages a system of at least six (6) hotels or resorts of a class and quality at least as comparable to the Property (as reasonably determined by Manager and Affiliate Tenant; provided, however Affiliate Tenant shall obtain Mortgage Lender's prior approval of such determination, not to be unreasonably withheld), and containing not fewer than 1,500 hotel rooms (including condominium units under management) in the aggregate, (iv) any Close Affiliate of any of the foregoing Persons or (v) any other reputable and experienced professional hotel management company (A) whose competence, qualifications, and experience in managing properties of a quality equal to or exceeding the quality of the Property are comparable to, or greater than that of the current Manager as of the Closing Date, or a Close Affiliate thereof and (B) with respect to which Mezzanine Lender has consented to in writing.

            ACCOUNT AGREEMENT (MORTGAGE) shall mean the Account and Control Agreement, dated as of the date hereof, among Mortgage Lender, Mortgage Borrower and Cash Management Bank (Mortgage).

            ACCOUNT AGREEMENT (SECOND MEZZANINE) shall mean the Account and Control Agreement (Second Mezzanine), dated the date hereof, among Mezzanine Lender, Mezzanine Borrower and Cash Management Bank (Second Mezzanine).

            ACCOUNT COLLATERAL (SECOND MEZZANINE) shall have the meaning set forth in Section 3.1.2.

            ACKNOWLEDGMENT shall mean the Acknowledgment, dated on or about the date hereof made by Counterparty, or as applicable, Acceptable Counterparty in the form of EXHIBIT M.

            ADDITIONAL MEZZANINE LOAN shall have the meaning set forth in
Section 8.1(b) of the Loan Agreement (Mortgage).

            ADDITIONAL NON-CONSOLIDATION OPINION shall have the meaning set forth in Section 4.1.20(b).

            AFFILIATE shall mean, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person.

            AFFILIATE LEASES shall mean, collectively, (i) with respect to the Doral Property, that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, and CNL Resort Lodging Tenant Corp., (ii) with respect to the Grand Wailea Property, that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Grand Wailea Resort, LP, and CNL Resort Lodging Tenant Corp., (iii) with respect to the La Quinta Property, (a) that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Desert Resort, LP, and CNL Resort Lodging Tenant Corp., and (b) that certain Amended and Restated Private Golf Courses Lease Agreement, dated as of August 18, 2004, by and between CNL Desert Resort, LP, and CNL Resort Ancillary Tenant Corp., (iv) with respect to the Claremont Property, that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Claremont Resort, LP and CNL Resort Lodging Tenant Corp., and
(v) with respect to the Biltmore Property, that certain Amended and Restated Lease Agreement, dated as of August 18, 2004, by and between CNL Biltmore Resort, LP and CNL Resort Lodging Tenant Corp.

            AFFILIATE TENANT shall mean each of CNL Resort Lodging Tenant Corp. and CNL Resort Ancillary Tenant Corp., each a Delaware corporation.

            AGREEMENT shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ALLOCATED LOAN AMOUNT shall mean, with respect to (i) the Grand Wailea Property, $45,803,278.69, (ii) the La Quinta Property, $27,409,836.07,
(iii) the Doral Property, $9,377,049.17, (iv) the Claremont Property, $3,606,557.38, and (iv) the Biltmore Property, $23,803,278.69.

            ANTICIPATED FUNDING DATE shall mean March 31, 2006.

            APPLICABLE PRINCIPAL BALANCE RATIO shall mean a fraction, the numerator of which is the then current Principal Amount and the denominator of which is the sum of (x) the then current Principal Amount and (y) the then current "Principal Amount" of the Mortgage Loan, the Mezzanine Loan, the Senior Mezzanine Loan and each Junior Mezzanine Loan (as defined in the Loan Agreement (Mortgage), Senior Mezzanine Loan, and each Junior Mezzanine Loan Agreement, as applicable).

            APPROVED BANK shall have the meaning set forth in the Account Agreement (Second Mezzanine).

            APPROVED SERVICER shall have the meaning set forth in the definition of "Qualified Transferee."

            ASSIGNMENT AND ACCEPTANCE shall mean an assignment and acceptance entered into by Mezzanine Lender and an assignee, and accepted by Mezzanine Lender in accordance with Article XV and in substantially the form of EXHIBIT J or such other form customarily used by Mezzanine Lender in connection with the participation or syndication of mortgage or mezzanine loans at the time of such assignment.

            ASSIGNMENT OF MANAGEMENT AGREEMENT (SECOND MEZZANINE) shall mean, collectively, (i) with respect to the Biltmore Property, the Grand Wailea Property, and the La Quinta Property, that certain Manager's Consent, Subordination of Management Agreement and Non-disturbance Agreement, dated the date hereof, among Mezzanine Lender, CNL Resort Lodging Tenant Corp., CNL Resort Ancillary Tenant Corp., Mezzanine Borrower, and KSL II Management Operations, LLC, (ii) with respect to the Claremont Property, that certain

Manager's Consent, Subordination of Management Agreement, and Non-disturbance Agreement, dated as of the date hereof, among CNL Resort Lodging Tenant Corp., Mezzanine Borrower, and Interstate Management Company, LLC, and (iii) with respect to the Doral Property, (a) that certain Consent to Assignment, Agreement, and Estoppel by and between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Resort Lodging Tenant Corp., Mortgage Lender, Junior Mezzanine Lender, Junior Mezzanine Borrower, each Senior Mezzanine Lender, each Senior Mezzanine Borrower, Mezzanine Borrower, Mezzanine Lender and Marriott International, Inc., and (b) that certain Subordination, Non-disturbance and Attornment Agreement, dated as of the date hereof, by and between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Resort Lodging Tenant Corp., Mortgage Lender, Junior Mezzanine Lender, Junior Mezzanine Borrower, each Senior Mezzanine Lender, each Senior Mezzanine Borrower, Mezzanine Borrower, Mezzanine Lender and Marriott International, Inc., as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ASSIGNMENT OF MANAGEMENT AGREEMENT (MORTGAGE) shall mean, collectively, (i) with respect to the Biltmore Property, the Grand Wailea Property, and the La Quinta Property, that certain Manager's Consent, Subordination of Management Agreement and Non-disturbance Agreement, dated the date hereof, among CNL Resort Lodging Tenant Corp., CNL Resort Ancillary Tenant Corp., CNL Resort Desert Real Estate, Inc., CNL Desert Resort, LP, CNL Grand Wailea Resort, LP, Mortgage Lender, and KSL II Management Operations, LLC, (ii) with respect to the Claremont Property, that certain Manager's Consent, Subordination of Management Agreement, and Non-disturbance Agreement, dated as of the date hereof, among CNL Resort Lodging Tenant Corp., Mortgage Borrower, and Interstate Management Company, LLC, and (iii) with respect to the Doral Property, (a) that certain Consent to Assignment, Agreement, and Estoppel, dated as of the date hereof, by and between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Resort Lodging Tenant Corp., Mortgage Lender, Junior Mezzanine Lender, Junior Mezzanine Borrower, each Senior Mezzanine Lender, each Senior Mezzanine Borrower, Mezzanine Borrower, Mezzanine Lender and Marriott International, Inc., and (b) that certain Subordination, Non-disturbance and Attornment Agreement, dated as of the date hereof, by and between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Resort Lodging Tenant Corp., Mortgage Lender, Junior Mezzanine Lender, Junior Mezzanine Borrower, each Senior Mezzanine Lender, each Senior Mezzanine Borrower, Mezzanine Borrower, Mezzanine Lender and Marriott International, Inc., as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ASSIGNMENT OF SUBSIDIARY MANAGEMENT AGREEMENT shall mean (i) with respect to the La Quinta Property, that certain Subsidiary Manager's Consent and Subordination of Management Agreement, dated as of the date hereof, by and between CNL Desert Resort, LP, CNL Resort Desert Real Estate, Inc. and Mortgage Lender, and (ii) with respect to the Biltmore Property, that certain Subsidiary Manager's Consent and Subordination of Management Agreement, dated as of the date hereof, by and between CNL Biltmore Resort, LP, CNL Resort Biltmore Real Estate, Inc., and Mortgage Lender.

            BANKRUPTCY CODE shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

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

            BENEFICIAL when used in the context of beneficial ownership has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            BEST OF MEZZANINE BORROWER'S KNOWLEDGE, shall mean the actual (as opposed to imputed or constructive) present knowledge of: John A. Griswold, President and C. Brian Strickland, Chief Financial Officer, after due inquiry, and without creating any personal liability on the part of any said individuals. In the case where the term "Best of Mezzanine Borrower's Knowledge" is used in the context of representations or warranties of Borrower to be made after the date hereof, the term shall include the Person or Persons, as applicable, that occupy the capacities of Chief Financial Officer, and President on the date such representation or warranty is made to the extent that one or more of such individuals no longer occupy their current capacities.

            BILTMORE PROPERTY means that certain property known as the Arizona Biltmore Resort and Spa, located in Phoenix, Arizona.

            BUDGET shall have the meaning set forth in the Loan Agreement (Mortgage).

            BORROWER PARENTS shall mean each of (i) Second Mezzanine General Partner, (ii) Third Mezzanine Borrower, (iii) Third Mezzanine General Partner,
(iv) Fourth Mezzanine Borrower, (v) Fourth Mezzanine General Partner, (vi) Fifth Mezzanine Borrower, (vii) Fifth Mezzanine General Partner, and (ix) until such time as such entities may be dissolved or merged as set forth herein, (a) Sub Junior and (b) Sub Junior General Partner.

            BORROWER SUBSIDIARY shall mean each of CNL Resort Desert Real Estate, Inc., and CNL Resort Biltmore Real Estate, Inc., each a Delaware corporation.

            BUILDING EQUIPMENT shall have the meaning set forth in the Security Instrument.

            BUSINESS DAY shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, Florida, or in the state in which Servicer is located are not open for business. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

            CAPITAL EXPENDITURES shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Mortgage Borrower's annual financial statements for an applicable period as an operating expense of the Property.

            CASH MANAGEMENT BANK (FIRST MEZZANINE) shall have the meaning set forth in the First Mezzanine Loan Agreement.

            CASH MANAGEMENT BANK (Second Mezzanine) shall mean PNC Bank, National Association or any successor Approved Bank acting as Cash Management Bank (Second Mezzanine) under the Account Agreement (Second Mezzanine) or other financial institution approved by the Mezzanine Lender.

            CASH MANAGEMENT BANK (Mortgage) shall have the meaning set forth in the Loan Agreement (Mortgage).

            CASUALTY shall have the meaning provided in the Loan Agreement (Mortgage).

            CDO shall have the meaning provided for in the definition of "Qualified Transferee."

            CDO ASSET MANAGER with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering a Mezzanine Loan as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Mezzanine Loan).

            CLAREMONT BORROWER shall mean CNL Claremont Resort, LP, a Delaware limited partnership.

            CLAREMONT PROPERTY shall mean that certain property known as the Claremont Resort and Spa, located in Oakland and Berkeley, California.

            CLEARING BANK shall have the meaning set forth in the Loan Agreement (Mortgage).

            CLOSE AFFILIATE shall mean with respect to any Person (the FIRST PERSON) any other Person (each, a SECOND PERSON) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 85% of all of the legal, Beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 85% of all of the legal, Beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 85% of all of the legal, Beneficial and/or equitable interest in both the First Person and the Second Person.

            CLOSING DATE shall mean the date of this Agreement set forth in the first paragraph hereof.

            CLOSING DATE NOI shall mean $147,490,034.

            CLOSING DATE DSCR shall mean 1.93:1.00.

            CNL CORPORATE ENTITIES shall have the meaning set forth in Section 8.1(g).

            CNL OP shall mean CNL Hospitality Partners, LP, a Delaware limited partnership.

            CODE shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            COLLATERAL shall mean collectively (i) all of the Pledged Collateral and all proceeds thereof, (ii) all Receipts, (iii) any stock certificates or other certificates, membership interest certificates or instruments evidencing any of the foregoing property described in clauses

(i) and (ii) above, (iv) the Rate Cap Collateral (Second Mezzanine), (v) the Account Collateral (Second Mezzanine) and (vi) all other rights appurtenant to the property described in clauses (i) through (v) above.

            COLLATERAL ACCOUNTS shall have the meaning set forth in the Loan Agreement (Mortgage).

            COLLATERAL ACCOUNTS (SECOND MEZZANINE) shall have the meaning set forth in Section 3.1.1.

            COLLATERAL ACCOUNTS (JUNIOR MEZZANINE) shall mean the collateral accounts maintained for the Junior Mezzanine Loans, as set forth in each of the Junior Mezzanine Loan Agreements.

            CONDEMNATION shall have the meaning provided in the Loan Agreement (Mortgage).

            CONTROL shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

            COUNTERPARTY shall mean the counterparty to the Interest Rate Cap Agreement (Second Mezzanine) and any counterparty under a Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement and, if applicable, any credit support provider identified in the Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement.

            COUNTERPARTY OPINION shall have the meaning set forth in Section 9.3(f).

            DEBT shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person;
(e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

            DEBT SERVICE (SECOND MEZZANINE) shall mean, with respect to any particular period of time, scheduled interest payments under the Mezzanine Note.

            DEFAULT shall mean the occurrence of any event hereunder or under any other Loan Document (Second Mezzanine) which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            DEFAULT RATE shall have the meaning set forth in the Mezzanine Note.

            DISQUALIFIED TRANSFEREE shall mean any Person or Close Affiliate thereof that, (i) has (within the past five (5) years) defaulted, or is now in default, beyond any applicable cure period, of its material obligations, under any material written agreement with Mezzanine Lender, any Affiliate of Mezzanine Lender, or, unless approved by the Mezzanine Lender, any other financial institution or other person providing or arranging financing; (ii) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Mezzanine Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (iii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) as to which an involuntary petition (which was not subsequently dismissed within one hundred twenty (120) days) has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or (viii) has been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

            DORAL PROPERTY means collectively that certain property known as The Doral Golf Resort and Spa, located in Miami, Florida owned by CNL Resort Hotel, LP and that certain property known as the Silver Course, located in Miami-Dade County, Florida owned by CNL Resort Silver Properties, LP.

            DOWNGRADE shall have the meaning as set forth in Section 9.3(c) hereof.

            DSCR shall mean, with respect to a particular period, the ratio of Net Operating Income to the aggregate sum of Senior Loan Debt Service and Debt Service (Second Mezzanine) in respect of such period, as computed by Mezzanine Lender from time to time pursuant to the terms hereof, based on, for the Mortgage Loan, actual debt service payable under such loan) per annum and, for the Mezzanine Loan, an assumed loan constant equal to the sum of the Maximum LIBOR Pay Rate (Second Mezzanine) from time to time with respect to the Mezzanine Loan, and the LIBOR Margin (Second Mezzanine) (which constant shall be calculated at all times using a 30/360 accrual convention). If no such period is specified, then the period shall be deemed to be the immediately preceding four
(4) Fiscal Quarters.

            ELIGIBILITY REQUIREMENTS means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000 and
(ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial properties.

            ELIGIBLE ACCOUNT has the meaning set forth in the Account Agreement (Second Mezzanine).

            ENVIRONMENTAL CERTIFICATE shall have the meaning set forth in
Section 12.2.1.

            ENVIRONMENTAL CLAIM shall have the meaning set forth in the Loan Agreement (Mortgage).

            ENVIRONMENTAL EVENT shall have the meaning set forth in Section 12.2.1.

            ENVIRONMENTAL INDEMNITY (SECOND MEZZANINE) shall mean the Environmental Indemnity, dated the date hereof, made by Guarantor in favor of Mezzanine Lender.

            ENVIRONMENTAL LAW shall have the meaning provided in the Environmental Indemnity (Second Mezzanine).

            ENVIRONMENTAL REPORTS shall have the meaning set forth in Section 12.1.

            ERISA shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            ERISA AFFILIATE shall have the meaning set forth in Section
4.1.9(a).

            EVENT OF DEFAULT shall have the meaning set forth in Section
17.1(a).

            EXCESS CASH FLOW shall have the meaning set forth in the Loan Agreement (Mortgage).

            EXCULPATED PARTIES shall have the meaning set forth in Section
18.1.1.

            EXCUSABLE DELAY shall mean a delay due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Mezzanine Borrower or Mortgage Borrower, but Mezzanine Borrower's or Mortgage Borrower's lack of funds in and of itself shall not be deemed a cause beyond the control of Mezzanine Borrower or Mortgage Borrower, as applicable.

            EXTENSION INTEREST RATE CAP AGREEMENT shall mean, following the expiration of the then current Interest Rate Cap Agreement (Second Mezzanine), an Interest Rate Cap Agreement or Agreements (together with the confirmations and schedules relating thereto), each from an Acceptable Counterparty and satisfying the requirements set forth on EXHIBIT I hereto;

provided that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, an "Extension Interest Rate Cap Agreement" shall be such interest rate cap agreement as may be approved by each of the Mezzanine Lender in its sole discretion).

            FIFTH MEZZANINE ACCOUNT shall mean (i) if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, account number 1014253564 at PNC Bank, National Association, or (ii) if the Fifth Mezzanine Loan is not funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, but is funded on or before the Outside Date, an account to be opened at PNC Bank, National Association in the name of Fifth Mezzanine Borrower for the benefit of Fifth Mezzanine Lender.

            FIFTH MEZZANINE BORROWER shall mean CNL Resort Junior Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the Fifth Mezzanine Loan Agreement.

            FIFTH MEZZANINE GENERAL PARTNER shall mean CNL Resort Junior Mezz GP, LLC, a Delaware limited liability company.

            FIFTH MEZZANINE LENDER shall mean (i) if the Loan is funded on or before the Anticipated Funding Date, German American Capital Corporation, a Maryland corporation, its successors and assigns, or (ii) if the Loan is funded after the Anticipated Funding Date but prior to the Outside Date, German American Capital Corporation or any other lender that funds the Fifth Mezzanine Loan, together with its successors and assigns.

            FIFTH MEZZANINE LOAN shall mean (i)that certain loan in the original principal amount of $100,000,000 which may be funded by Fifth Mezzanine Lender to Fifth Mezzanine Borrower pursuant to the Fifth Mezzanine Loan Agreement on or before the Anticipated Funding Date, or (ii) if the Fifth Mezzanine Loan is not funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, but is funded on or before the Outside Date after satisfaction of the Funding Conditions, the mezzanine loan to Fifth Mezzanine Borrower in an original principal amount of up to $100,000,000.

            FIFTH MEZZANINE LOAN AGREEMENT shall mean, (i) if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, that certain Fifth Mezzanine Loan and Security Agreement, between Fifth Mezzanine Borrower and Fifth Mezzanine Lender, or (ii) if the Fifth Mezzanine Loan is not funded by Fifth Mezzanine Lender on or before the Anticipated Funding Date, but is funded on or before the Outside Date, a mezzanine loan and security agreement with respect to the Fifth Mezzanine Loan between the Fifth Mezzanine Lender and Fifth Mezzanine Borrower.

            FIFTH MEZZANINE LOAN DOCUMENTS shall mean, if the Fifth Mezzanine Loan is funded on or before the Outside Date, the documents evidencing and securing the Fifth Mezzanine Loan, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time.

            FIRST MEZZANINE BORROWER shall mean CNL Resort Senior Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the First Mezzanine Loan Agreement.

            FIRST MEZZANINE GENERAL PARTNER shall mean CNL Resort Senior Mezz GP, LLC, a Delaware limited liability company.

            FIRST MEZZANINE LENDER shall mean German American Capital Corporation, a Maryland corporation, its successors and assigns.

            FIRST MEZZANINE LOAN shall mean that certain $115,000,000 mezzanine loan from First Mezzanine Lender to First Mezzanine Borrower.

            FIRST MEZZANINE LOAN AGREEMENT shall mean that certain Mezzanine Loan and Security Agreement (First Mezzanine), dated as of the date hereof, between First Mezzanine Borrower, as borrower, and First Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            FIRST MEZZANINE LOAN DOCUMENTS shall mean the "Loan Documents (First Mezzanine)" as defined in the First Mezzanine Loan Agreement.

            FIRST TIER CNL ENTITIES shall have the meaning set forth in Section 8.1(g).

            FISCAL QUARTER shall mean each quarter within a Fiscal Year in accordance with GAAP.

            FISCAL YEAR shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing Date occurs and thereafter each twelve month period commencing on January 1 and ending on December 31 until the Debt is repaid in full, or such other common fiscal year of Mezzanine Borrower as Mezzanine Borrower may select from time to time with the prior consent of Mezzanine Lender, such consent not to be unreasonably withheld.

            FOURTH MEZZANINE BORROWER shall mean CNL Resort Sub Intermediate Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the Fourth Mezzanine Loan Agreement.

            FOURTH MEZZANINE GENERAL PARTNER shall mean CNL Resort Sub Intermediate Mezz GP, LLC, a Delaware limited liability company.

            FOURTH MEZZANINE LENDER shall mean German American Capital Corporation, a Maryland corporation, its successors and assigns.

            FOURTH MEZZANINE LOAN shall mean that certain $50,000,000 mezzanine loan from Fourth Mezzanine Lender to Fourth Mezzanine Borrower.

            FOURTH MEZZANINE LOAN AGREEMENT shall mean that certain Mezzanine Loan and Security Agreement (Fourth Mezzanine), dated as of the date hereof, between Fourth Mezzanine Borrower, as borrower, and Fourth Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            FOURTH MEZZANINE LOAN DOCUMENTS shall mean the "Loan Documents (Fourth Mezzanine)" as defined in the Fourth Mezzanine Loan Agreement.

            FUNDING CONDITIONS shall have the meaning set forth in Section
8.1(b).

            GAAP shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination, as appropriately modified by the Uniform System, and as further modified for purposes of calculating Net Membership Cash Flow.

            GENERAL PARTNERS shall mean, collectively, each of Mortgage Borrower General Partner, First Mezzanine General Partner, Second Mezzanine General Partner, Third Mezzanine General Partner, Fourth Mezzanine General Partner, Fifth Mezzanine General Partner, and, until such time as such entity may be dissolved or merged as set forth herein, Sub Junior General Partner.

            GOVERNMENTAL AUTHORITY shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            GRAND WAILEA PROPERTY means that certain property known as the Grand Wailea Resort Hotel and Spa located in Maui, Hawaii.

            GUARANTOR shall mean, CNL Hotels & Resorts, Inc., a Maryland corporation.

            HAZARDOUS MATERIALS shall have the meaning provided in the Environmental Indemnity (Second Mezzanine).

            HOLDING ACCOUNT shall mean the "Holding Account" and various sub-accounts to the Holding Account established pursuant to the Loan Agreement (Mortgage) as in effect on the date hereof.

            IMPOSITIONS shall have the meaning set forth in the Loan Agreement (Mortgage).

            INCREASED COSTS shall have the meaning set forth in Section 2.4.1.

            INDEBTEDNESS shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Mezzanine Lender pursuant hereto, under the Mezzanine Note or in accordance with the other Loan Documents (Second Mezzanine) and all other amounts, sums and expenses paid by or payable to Mezzanine Lender hereunder or pursuant to the Mezzanine Note or the other Loan Documents (Second Mezzanine).

            INDEMNIFIED PARTIES shall have the meaning set forth in Section 19.12(b).

            INDEPENDENT shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Mortgage Borrower, any Senior Mezzanine Borrower, Mezzanine Borrower, any Junior Mezzanine Borrower, Borrower Parent or in any of their Affiliates, (ii) is not connected with Mortgage Borrower, any Senior Mezzanine Borrower, Mezzanine Borrower, any Junior Mezzanine Borrower, Borrower Parent or any of their Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions (other than in connection with providing Independent Director, Independent Manager or Independent Member services to Mezzanine Borrower or any Affiliate of Mezzanine Borrower) and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

            INDEPENDENT ARCHITECT shall mean an architect, engineer or construction consultant selected by Mezzanine Borrower, any Junior Mezzanine Borrower, or Mortgage Borrower, as applicable, which is Independent, licensed to practice in the State (if an architect) and has at least five (5) years of applicable experience and which is reasonably acceptable to Mezzanine Lender.

            INDEPENDENT DIRECTOR, INDEPENDENT MANAGER, OR INDEPENDENT MEMBER shall mean a Person who is not and will not be while serving and has never been
(i) a member (other than an Independent Member), manager (other than an Independent Manager), director, (other than an Independent Director), employee, attorney, or counsel of Mortgage Borrower, Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, or Borrower Parents (provided that Mortgage Borrower, Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, or Borrower Parents may not have the same Independent Directors, Independent Managers or Independent Members), (ii) in the seven (7) years prior to the Closing Date, a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Mortgage Borrower, Borrower Subsidiary, Affiliate Tenant, Borrower Parents, or their Affiliates (other than in connection with providing Independent Director, Independent Manager, or Independent Member services to Borrower or any Affiliate of Borrower), (iii) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (iv) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above, or (v) a person Controlling or under the common Control of anyone listed in (i) through
(iv) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director or Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director or Independent Manager or Independent Member, as applicable, of a Single Purpose Entity affiliated with Mezzanine Borrower, other than the Mortgage Borrower, Borrower Parents, Affiliate Tenant, and Borrower Subsidiary.

            INITIAL LIBOR CAP STRIKE RATE shall mean 6%.

            INSURANCE REQUIREMENTS shall have the meaning set forth in the Loan Agreement (Mortgage).

            INTEREST DETERMINATION DATE shall have the meaning set forth in the Mezzanine Note.

            INTEREST PERIOD shall have the meaning set forth in the Mezzanine Note.

            INTEREST RATE CAP AGREEMENT (SECOND MEZZANINE) shall mean an Interest Rate Agreement or Agreements (together with the confirmation and schedules relating thereto), or, with Mezzanine Lender's prior written consent (which shall not be unreasonably withheld or delayed), a swap or other interest rate hedging instrument, each between a Counterparty and Mezzanine Borrower obtained by Mezzanine Borrower and collaterally assigned to Mezzanine Lender pursuant to this Agreement, and each satisfying the requirements set forth in
EXHIBIT I and, in the case of a swap or other interest rate hedging agreement consented to by Mezzanine Lender, any additional requirements of the Rating Agencies).

            INTERVENING TRUST VEHICLE with respect to any Securitization Vehicle which is a CDO, shall mean a trust vehicle or entity which holds a Mezzanine Loan as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

            JUNIOR MEZZANINE BORROWER shall mean the Third Mezzanine Borrower, the Fourth Mezzanine Borrower and/or, if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Outside Date, the Fifth Mezzanine Borrower, as the context may require.

            JUNIOR MEZZANINE LENDER shall mean the Third Mezzanine Lender, the Fourth Mezzanine Lender and/or, if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Outside Date, the Fifth Mezzanine Lender, as the context may require, together with its successors and assigns.

            JUNIOR MEZZANINE LOAN shall mean the Third Mezzanine Loan, the Fourth Mezzanine Loan, and/or, if funded by Fifth Mezzanine Lender on or before the Outside Date, the Fifth Mezzanine Loan, as the context may require.

            JUNIOR MEZZANINE LOAN AGREEMENT shall mean the Third Mezzanine Loan Agreement, the Fourth Mezzanine Loan Agreement, and/or, if the Fifth Mezzanine Loan is funded by Fifth Mezzanine Lender on or before the Outside Date, the Fifth Mezzanine Loan Agreement, as the context may require.

            JUNIOR MEZZANINE LOAN DOCUMENTS shall mean, collectively, the Junior Mezzanine Loan Agreement, the Junior Mezzanine Notes, and all other "Mezzanine Loan Documents" as defined in each Junior Mezzanine Loan Agreement.

            JUNIOR MEZZANINE NOTES shall mean each of the "Mezzanine Notes" as defined in each Junior Mezzanine Loan Agreement.

            LATE PAYMENT CHARGE shall have the meaning set forth in Section
2.2.3.

            LA QUINTA PROPERTY means, collectively, that certain property known as the La Quinta Resort and Club and that certain property known as PGA West, located in La Quinta, California.

            LEASE shall have the meaning set forth in the Loan Agreement (Mortgage).

            LEGAL REQUIREMENTS shall have the meaning set forth in the Loan Agreement (Mortgage).

            LIBOR shall have the meaning set forth in the Mezzanine Note.

            LIBOR MARGIN (SECOND MEZZANINE) shall mean "LIBOR Margin" as defined in the Mezzanine Note.

            LIBOR RATE shall have the meaning set forth in the Mezzanine Note.

            LIEN shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Mortgage Borrower, Mezzanine Borrower, the Collateral, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic's, materialmen's and other similar liens and encumbrances.

            LOAN OR MEZZANINE LOAN shall mean that certain mezzanine loan in the amount of $110,000,000 made by Mezzanine Lender to Mezzanine Borrower pursuant to this Agreement.

            LOAN (MORTGAGE) OR MORTGAGE LOAN shall mean the loan in the amount of $1,000,000,000 made by Mortgage Lender to Mortgage Borrower pursuant to the Loan Agreement (Mortgage).

            LOAN AGREEMENT (MORTGAGE) shall mean the Loan and Security Agreement, dated as of the date hereof, between Mortgage Borrower, as borrower and Mortgage Lender, as lender.

            LOAN DOCUMENTS (SECOND MEZZANINE) shall mean, collectively, this Agreement, the Mezzanine Note, the Account Agreement (Second Mezzanine), the Recourse Guaranty (Second Mezzanine), the Environmental Indemnity (Second Mezzanine) and the Pledge and any and all other agreements, instruments or documents executed by Mezzanine Borrower (or another Person) evidencing, securing or delivered in connection with the Loan and the transactions contemplated thereby, including, without limitation, any certificates or representations delivered by or on behalf of Mezzanine Borrower, any Affiliate of Mezzanine Borrower, Manager or any Affiliate of Manager (including, without limitation, any certificates in connection with any legal opinions delivered on the date hereof).

            LOAN DOCUMENTS (MORTGAGE) shall mean, collectively, the Loan Agreement (Mortgage), the Mortgage Note, the Security Instrument, the Assignment of Leases, the Trademark Security Agreement (Mortgage), the Environmental Indemnity (Mortgage), the

Assignment of Management Agreement (Mortgage), the Assignment of Subsidiary Management Agreement (Mortgage), the Account Agreement (Mortgage), the Recourse Guaranty (Mortgage) and all other documents executed and/or delivered by Mortgage Borrower in connection with the Loan (Mortgage) including any certifications or representations delivered by or on behalf of Mortgage Borrower, any Affiliate of Mortgage Borrower, Manager, or any Affiliate of the Manager (including, without limitation, any certificates in connection with any legal opinions delivered on the date hereof).

            LOW DSCR PERIOD shall have the meaning set forth in the Loan Agreement (Mortgage).

            MANAGEMENT AGREEMENT shall have the meaning set forth in the Loan Agreement (Mortgage).

            MANAGEMENT CONTROL shall mean, with respect to any direct or indirect interest in the Mortgage Borrower or the Property (not including Manager under an Approved Management Agreement), the power and authority to make and implement or cause to be made and implemented all material decisions with respect to the operation, management, financing and disposition of the specified interest.

            MANAGEMENT FEE shall mean an amount equal to the monthly property management fee payable to the Manager pursuant to the terms of the applicable Management Agreement for base management services.

            MANAGER shall mean (i) with respect to the La Quinta Property, the Grand Wailea Property, and the Biltmore Property, KSL II Management Operations, LLC, a Delaware limited liability company, (ii) with respect to the Claremont Property, Interstate Management Company, LLC, a Delaware limited liability company, and (iii) with respect to the Doral Property, Marriott International, Inc., a Delaware corporation or any replacement "Manager" appointed in accordance with Section 5.2.14 hereof.

            MANAGER ACCOUNTS shall mean the accounts maintained by Manager in the name of Mortgage Borrower with respect to the Property and in accordance with the terms of each Management Agreement.

            MATERIAL ADVERSE EFFECT shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of the Property, (iii) the business, profits, operations or financial condition of Mortgage Borrower or Mezzanine Borrower, (iv) the ability of Mezzanine Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Mezzanine Borrower's obligations under the Loan Documents (Second Mezzanine), (v) the ability of Mortgage Borrower to repay the principal and interest of the Loan (Mortgage) as it becomes due or to satisfy any of Mortgage Borrower's obligations under the Loan Documents (Mortgage), (vi) the validity or enforceability of any of the Loan Documents (Second Mezzanine) against any party thereto, (vii) the Collateral taken as a whole or (viii) the priority of the Liens in favor of Mezzanine Lender.

            MATERIAL LEASE shall mean any Lease (a) demising a premises within the Property that is more than 10,000 net rentable square feet or (b) that is for a term equal to or greater than sixty (60) months.

            MATURITY DATE shall have the meaning set forth in the Mezzanine
Note.

            MATURITY DATE PAYMENT shall have the meaning set forth in the Mezzanine Note.

            MAXIMUM LEGAL RATE shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Mezzanine Note and as provided for herein or the other Loan Documents (Second Mezzanine), under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

            MAXIMUM LIBOR PAY RATE (SECOND MEZZANINE) shall mean, (i) the Initial LIBOR Cap Strike Rate through the termination date of the Interest Rate Cap Agreement (Second Mezzanine) and (ii) during the term of each Extension Interest Rate Cap Agreement, the lesser of (a) the product of (x) the Initial LIBOR Cap Strike Rate and (y) a fraction, the numerator of which is trailing twelve month Net Operating Income as of the termination date of the Interest Rate Cap Agreement and the denominator of which is Closing Date NOI and (b) 10.50%.

            MEZZANINE BORROWER has the meaning set forth in the first paragraph of this Agreement.

            MEZZANINE BORROWER'S ACCOUNT shall mean following account, or such other account with any Person subsequently identified in a written notice from Mezzanine Borrower to Mezzanine Lender, which Mezzanine Borrower's Account shall be under the sole dominion and control of Mezzanine Borrower:

            Bank: Bank of America, N.A.
            ABA#: 111 000 012
            Account Name:  CNL Resort Lodging Tenant Corp.
            Account Number:  3756266386
            Reference:  Excess Cash

            MEZZANINE DEBT SERVICE RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1.

            MEZZANINE LENDER shall have the meaning set forth in the first paragraph of this Agreement.

            MEZZANINE LENDER EXPENSES shall mean all reasonable expenses incurred in connection with the origination of the Loan, including, without limitation, preparation of the Loan Documents (Second Mezzanine), recording fees, underwriting costs, search fees, and other fees and out of pocket expenses (including reasonable attorneys' fees and disbursements and other third party expenses.)

            MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICE LETTER shall have the meaning set forth in Section 3.1.5(e).

            MEZZANINE NOTE shall mean that certain Mezzanine Note, dated as of the date hereof in the principal amount of ONE HUNDRED TEN MILLION DOLLARS ($110,000,000), made by Mezzanine Borrower in favor of Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            MONETARY DEFAULT shall mean a Default (i) that can be cured with the payment of money or (ii) arising pursuant to Section 17.1(a)(vi) or (vii).

            MORTGAGE BORROWER shall mean, collectively, CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Claremont Resort, LP, CNL Biltmore Resort, LP, and CNL Desert Resort, LP, each a Delaware limited partnership.

            MORTGAGE BORROWER GENERAL PARTNER shall mean CNL Resort SPE GP, LLC, a Delaware limited liability company.

            MORTGAGE DEFAULT shall have the meaning ascribed to "Default" in the Loan Agreement (Mortgage).

            MORTGAGE EVENT OF DEFAULT shall have the meaning ascribed to "Event of Default" in the Loan Agreement (Mortgage).

            MORTGAGE LENDER shall mean German American Capital Corporation, together with its successors and assigns.

            MORTGAGE LOAN shall mean the loan in the amount of $1,000,000,000 made by Mortgage Lender to Mortgage Borrower pursuant to the Loan Agreement (Mortgage).

            MORTGAGE NOTE shall have the meaning ascribed to "Note" in the Loan Agreement (Mortgage).

            NET EXCESS CASH FLOW shall have the meaning set forth in Section 3.1.5(a).

            NET EXCESS CASH FLOW COMMENCEMENT DATE shall have the meaning set forth in Section 3.1.5(a).

            NET MEMBERSHIP CASH FLOW shall mean the net cash flow (whether positive or negative) consisting of (a) cash received from sales of new club memberships and conversions of existing club memberships to new club memberships (including deposits and ongoing dues relating thereto), plus (b) cash principal payments received on membership notes evidencing the financing of the purchase of new club memberships or the conversion of existing club memberships, less (c) cash paid to cancel or recall existing club memberships and refunds of new club membership sales to the extent not otherwise accounted for in Hotel Revenue or Operating Expenses in accordance with GAAP (exclusive, however, of refunds funded out of the Membership Deposit Account).

            NET OPERATING INCOME shall mean, for any specified period, the excess of Operating Income over Operating Expenses for the trailing twelve (12) month period.

            NON-CONSOLIDATION OPINION shall have the meaning provided in Section 2.5.5.

            NOTES shall mean, collectively, the Mortgage Note, the Mezzanine Note, the Junior Mezzanine Notes, and the Senior Mezzanine Notes.

            OBLIGATIONS shall mean, collectively, the Obligations (Second Mezzanine), the Obligations (Senior Mezzanine), the Obligations (Junior Mezzanine), and the Obligations (Mortgage).

            OBLIGATIONS (JUNIOR MEZZANINE) shall mean the "Obligations (Third Mezzanine)," "Obligations (Fourth Mezzanine)" and "Obligations (Fifth Mezzanine)," as each is defined in the Junior Mezzanine Loan Agreement, as applicable.

            OBLIGATIONS (MORTGAGE) shall have the meaning ascribed to "Obligations" in the Loan Agreement (Mortgage).

            OBLIGATIONS (SECOND MEZZANINE) shall mean all indebtedness, obligations and liabilities of Mezzanine Borrower and Guarantor to Mezzanine Lender, under this Agreement or any of the other Loan Documents (Second Mezzanine) or in respect of the Loan or the Mezzanine Note, or other instrument at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or continent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

            OBLIGATIONS (SENIOR MEZZANINE) shall mean the "Obligations (First Mezzanine) as defined in the First Mezzanine Loan Agreement."

            OFAC LIST means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

            OFFICER'S CERTIFICATE shall mean a certificate executed by an authorized signatory of Mezzanine Borrower that is familiar with the financial condition of Mezzanine Borrower, the Mortgage Borrower and the operation of the Property or the particular matter which is the subject of such Officer's Certificate.

            OPERATING EXPENSES shall have the meaning set forth in the Loan Agreement (Mortgage).

            OPERATING INCOME shall have the meaning set forth in the Loan Agreement (Mortgage).

            OPINION OF COUNSEL shall mean opinions of counsel of law firm(s) licensed to practice in Hawaii, California, Arizona, Florida, New York, and Delaware selected by Mezzanine Borrower and reasonably acceptable to Mezzanine Lender.

            OTHER CHARGES shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a tenant pursuant to its respective Lease.

            OTHER TAXES shall have the meaning set forth in Section 2.4.3.

            OUTSIDE DATE shall mean March 31, 2010.

            PAYMENT DATE shall have the meaning set forth in the Mezzanine Note.

            PERMITTED BORROWER TRANSFEREE shall mean any entity (i) that is experienced in either (a) owning or (b) operating (including acting as asset manager or otherwise direction professional management of) properties similar to the Property, (ii) that either (a) has a net worth together with its Close Affiliates, as of a date no more than six (6) months prior to the date of the transfer of at least $300 Million (exclusive of the Property), immediately prior to such transfer, controls, together with its Close Affiliates real estate equity assets of at least $1 Billion or (b) together with its Close Affiliates owns or has under management or acts as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 6 luxury resort hotels (excluding the Property) containing not fewer than 3,000 hotel rooms in the aggregate and (iii) that is not a Disqualified Transferee.

            PERMITTED DEBT shall have the meaning set forth in the Loan Agreement (Mortgage).

            PERMITTED DEBT (SECOND MEZZANINE) shall mean the Mezzanine Note and other obligations, indebtedness and liabilities specifically provided for in any Loan Document (Second Mezzanine) and secured by this Agreement, the Pledge and the other Loan Documents (Second Mezzanine).

            PERMITTED ENCUMBRANCES shall have the meaning set forth in the Loan Agreement (Mortgage).

            PERMITTED FUND MANAGER means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and
(iii) not subject to a bankruptcy proceeding.

            PERMITTED INVESTMENTS shall have the meaning set forth in the Account Agreement (Second Mezzanine).

            PERMITTED LOAN AMENDMENT shall have the meaning set forth in Section 5.1.18(b).

            PERMITTED MEZZANINE TRANSFER shall mean (a) a pledge of direct or indirect equity interests in Mezzanine Borrower to secure any Junior Mezzanine Loans and (b) any foreclosure (or transfer in lieu thereof) in respect of any Junior Mezzanine Loan, provided that the secured party or the acquirer at foreclosure (or transfer in lieu thereof), as applicable, (i) shall be a Qualified Transferee or (ii) shall have received a Rating Confirmation prior to such foreclosure (or such transfer in lieu of foreclosure), subject in the case of each of clauses (i) and (ii) to the requirement that the Mezzanine Borrower deliver to Mezzanine Lender, the Mortgage Lender and the Rating Agencies a nonconsolidation opinion satisfactory to the Rating Agencies with respect to any Person having more than a 49% direct or indirect equity interest (either individually or together with any interests held by an affiliate of such Person) in Mezzanine Borrower.

            PERSON shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            PHYSICAL CONDITIONS REPORT shall mean the structural engineering report with respect to the Property, (i) prepared by an Independent Architect
(ii) addressed to Mezzanine Lender, (iii) prepared based on a scope of work determined by Mortgage Lender in Mortgage Lender's reasonable discretion, and
(iv) in form and content acceptable to Mortgage Lender in Mortgage Lender's reasonable discretion, together with any amendments or supplements thereto.

            PLAN shall have the meaning set forth in Section 4.1.9(a).

            PLEDGE shall mean that certain Pledge and Security Agreement (Second Mezzanine), dated as of the date hereof, from Mezzanine Borrower to Mezzanine Lender pledging Mezzanine Borrower's 99.9% direct limited partnership interest in First Mezzanine Borrower and 100% direct limited liability company interests in First Mezzanine General Partner.

            PLEDGED COLLATERAL shall have the meaning set forth in the Pledge.

            PRE-APPROVED MANAGER shall mean any entity set forth on SCHEDULE IV hereof.

            PRE-APPROVED TRANSFEREE shall mean any of the entities set forth on
SCHEDULE III hereof, or any Close Affiliates thereof, provided any of the foregoing entities or their Close Affiliates shall only be a "Pre-approved Transferee" if (i) such entity continues to be Controlled by substantially the same Persons Controlling such entity as of the Closing Date or if such Pre-approved Transferee is a publicly traded company, such Pre-approved Transferee continues to be publicly traded on an established securities market,
(ii) there has been no material adverse change in the financial condition or results of operations of such entity since the Closing Date, (iii) such entity is not a Disqualified Transferee and (iv) if such entity as of the Closing Date is rated (a) "Investment Grade" there has been no deterioration in such entity's long-term or short-term credit rating (if any) below BBB since the Closing Date or (b) below "Investment Grade", there has been no deterioration in such entity's long-term or short-term credit rating (if any) since the Closing Date.

            PREPAYMENT FEE shall mean the "Prepayment Fee" due in accordance with the Loan Documents (Second Mezzanine), the Senior Mezzanine Loan Documents and the Junior Mezzanine Loan Documents.

            PRINCIPAL AMOUNT shall have the meaning set forth in the Mezzanine Note.

            PROCEEDS shall have the meaning set forth in the Loan Agreement (Mortgage)

            PROHIBITED LOAN AMENDMENT shall have the meaning specified in
Section 5.1.18(b).

            PROHIBITED PERSON means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States or America.

            PROPERTY shall have the meaning set forth in the Loan Agreement (Mortgage).

            QUALIFIED TRANSFEREE shall mean one or more of the following:

                  (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirements;

                  (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, that satisfies the Eligibility Requirements;

                  (iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

                  (iv) any entity Controlled (and only so long as such entity continues at all times to be Controlled) by any of the entities described in clauses (i), (ii) or (iii) above;

                  (v) a Qualified Trustee in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (CDO) secured by, or (C) a financing through an "owner trust" of a Mezzanine Loan (any of the foregoing, a Securitization Vehicle), provided that (1) one or more classes of securities issued by such SECURITIZATION VEHICLE is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of a Mezzanine Loan to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating (such entity, an APPROVED SERVICER) and such Approved Servicer is required to service and administer such Mezzanine Loan in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved

Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Transferee, are each a Qualified Transferee under clauses (i),(ii),(iii),(iv) or (vi) of this definition;

                  (vi) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (i), (ii), (iii) or (iv) of this definition.

            QUALIFIED TRUSTEE shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

            RATE CAP COLLATERAL (SECOND MEZZANINE) shall have the meaning set forth in Section 9.2.

            RATING AGENCIES shall have the meaning set forth in the Loan Agreement (Mortgage).

            RATING AGENCY CONFIRMATION shall have the meaning set forth in the Loan Agreement (Mortgage).

            RECOURSE GUARANTY (MORTGAGE) shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, by Guarantor in favor of Mortgage Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            RECOURSE GUARANTY (SECOND MEZZANINE) shall mean that certain Guaranty of Recourse Obligations of Mezzanine Borrower, dated as of the date hereof, by Guarantor in favor of Mezzanine Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            REGISTER shall have the meaning set forth in Section 15.4.

            REGULATORY CHANGE shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Mezzanine Lender, or any Person Controlling Mezzanine Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or

Governmental Authority or monetary authority charged with the interpretation or administration thereof.

            RELEASE AMOUNT shall mean, with respect to (i) the Grand Wailea Property, 120% of the Grand Wailea Property's Allocated Loan Amount, (ii) the La Quinta Property, 120% of the La Quinta Property's Allocated Loan Amount, (iii) the Doral Property, 120% of the Doral Property's Allocated Loan Amount, (iv) the Claremont Property, 100% of the Property's Allocated Loan Amount, and (v) the Biltmore Property, 120% of the Biltmore Property's Allocated Loan Amount.

            RENTS shall have the meaning set forth in the Loan Agreement (Mortgage).

            REPLACEMENT INTEREST RATE CAP AGREEMENT (Second Mezzanine) shall mean, in connection with a replacement of an Interest Rate Cap Agreement following a Downgrade of the Counterparty thereto, an interest rate cap agreement (together with the confirmation and schedules relating thereto) from an Acceptable Counterparty and satisfying the requirements set forth on EXHIBIT I hereto; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements a "Replacement Interest Cap Agreement (Second Mezzanine)" shall be such interest rate cap agreement approved in writing by Mezzanine Lender.

            REQUIRED SPECIAL SERVICER RATING shall mean (i) a rating of "CSS1" in the case of Fitch, (ii) on the S&P list of approved special servicers in the case of S&P and (iii) in the case of Moody's, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody's within the twelve (12) month period prior to the date of determination, and Moody's has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities as the reason therefor.

            S&P shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            SECOND MEZZANINE ACCOUNT shall have the meaning set forth in Section 3.1.1.

            SECOND MEZZANINE GENERAL PARTNER shall mean CNL Resort Sub Senior Mezz GP, LLC, a Delaware limited liability company.

            SECURITIZATION shall have the meaning set forth in the Loan Agreement (Mortgage).

            SECURITIZATION VEHICLE shall have the meaning set forth in the definition of "Qualified Transferee."

            SECURITY INSTRUMENT shall have the meaning set forth in the Loan Agreement (Mortgage).

            SENIOR LOAN DEBT SERVICE shall mean the aggregate of "Debt Service" as defined in the Loan Agreement (Mortgage) and "Debt Service (First Mezzanine)" as defined in the First Mezzanine Loan Agreement.

            SENIOR MEZZANINE BORROWER shall mean the First Mezzanine Borrower.

            SENIOR MEZZANINE COLLATERAL shall mean, collectively, the "Collateral" as defined in each Senior Mezzanine Loan Agreement.

            SENIOR MEZZANINE EVENT OF DEFAULT shall mean an "Event of Default" (as defined in each Senior Mezzanine Loan Document) under any of the Senior Mezzanine Loans.

            SENIOR MEZZANINE LENDER shall mean the First Mezzanine Lender, together with its successors and assigns.

            SENIOR MEZZANINE LOAN shall mean the First Mezzanine Loan.

            SENIOR MEZZANINE LOAN AGREEMENT shall mean the First Mezzanine Loan Agreement.

            SENIOR MEZZANINE LOAN DOCUMENTS shall mean, collectively, the Senior Mezzanine Loan Agreement, the Senior Mezzanine Notes, and all other "Mezzanine Loan Documents" as defined in each Senior Mezzanine Loan Agreement.

            SENIOR MEZZANINE NOTES shall mean each of the "Mezzanine Notes" as defined in each Senior Mezzanine Loan Agreement.

            SERVICER shall mean such Person designated in writing with an address for such Person by Mezzanine Lender, in its sole discretion, to act as Mezzanine Lender's agent hereunder with such powers as are specifically delegated to the Servicer by Mezzanine Lender, whether pursuant to the terms of this Agreement, the Account Agreement (Second Mezzanine) or otherwise, together with such other powers as are reasonably incidental thereto.

            SINGLE PURPOSE ENTITY shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, holding, developing, using, operating and financing an ownership interest in the Property or, with respect to an Affiliate Tenant, its respective business and assets conducted solely in the manner described in the Non-consolidation Opinion, (ii) does not engage in any business unrelated to the Property or, with respect to an Affiliate Tenant, its respective business and assets conducted solely in the manner described in the Non-consolidation Opinion, and the ownership, development, use, operation and financing thereof, (iii) does not have any assets other than those related to its interest in the Property or, with respect to an Affiliate Tenant, its respective business and assets conducted solely in the manner described in the Non-consolidation Opinion, or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name;
(viii) maintains separate
financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) uses separate stationary, invoices, and checks, (xvi) maintains an arms-length relationship with its Affiliates, (xvii) does not pledge its assets for the benefit of any other Person (other than as permitted under clauses (a) and (d) of the definition of Permitted Encumbrances) or make any cash loans or advances to any other Person, (xviii) uses commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, and (xix) maintains adequate capital in light of its contemplated business operations. In addition, if such Person is a partnership,
(1) all general partners of such Person shall be Single Purpose Entities; and
(2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member shall be a Single Purpose Entity and (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and Obligations are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person's properties, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) will maintain its books, records, resolutions and agreements as official records, (3) will hold its assets in its own name, (4) will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) will not identify its partners, members or shareholders, or any Affiliates of any of them as a division or part of it, (6) will maintain an arms-length relationship with its Affiliates, and(7) will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with a third party. Notwithstanding the foregoing, Mezzanine Lender hereby consents to First Mezzanine General Partner, Second Mezzanine General Partner, Third Mezzanine General Partner, Fourth Mezzanine General Partner and Fifth Mezzanine General Partner, each having only one (1) Independent Manager on its board of managers, and (ii) Mortgage Borrower General Partner and each Affiliate Tenant having the same two (2) Independent Directors or Independent Managers, as applicable.

            SOLE SHAREHOLDER shall mean CNL Resort Recreation, LP, a Delaware limited partnership.

            SPECIAL TAXES shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Mezzanine Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Mezzanine Lender's net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Mezzanine Lender is organized or maintains a lending office.

            STATE shall mean the State in which the Property or any part thereof is located.

            SUB-ACCOUNT(S) shall have the meaning set forth in Section 3.1.1.

            SUB JUNIOR shall mean CNL Resort Sub Junior Mezz, LP, a Delaware limited partnership.

            SUB JUNIOR GENERAL PARTNER shall mean CNL Resort Sub Junior Mezz GP, LLC, a Delaware limited liability company.

            SUBSIDIARY MANAGEMENT AGREEMENT shall mean, (i) that certain Rental/Reservation Agreement, dated July 16, 1999, between CNL Resort Desert Real Estate, Inc. and the CNL Desert Resort, LP and (ii) that certain Rental/Reservation Agreement by and between CNL Resort Biltmore Real Estate, Inc. and CNL Biltmore Resort, LP.

            SURVIVOR shall have the meaning set forth in Section 8.1(a).

            TAKING shall have the meaning set forth in Loan Agreement
(Mortgage).

            TENANT shall have the meaning set forth in the Loan Agreement (Mortgage).

            THIRD MEZZANINE BORROWER shall mean CNL Resort Intermediate Mezz, LP, a Delaware limited partnership, together with its respective successors and assigns as permitted under the Third Mezzanine Loan Agreement.

            THIRD MEZZANINE GENERAL PARTNER shall mean CNL Resort Intermediate Mezz GP, LLC, a Delaware limited liability company.

            THIRD MEZZANINE LOAN shall mean that certain $250,000,000 mezzanine loan from Third Mezzanine Lender to Third Mezzanine Borrower.

            THIRD MEZZANINE LOAN AGREEMENT shall mean that certain Mezzanine Loan and Security Agreement (Third Mezzanine), dated as of the date hereof, between Third Mezzanine Borrower, as borrower, and Third Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            THIRD MEZZANINE LOAN DEFAULT NOTICE shall have the meaning ascribed to "Mezzanine Loan Default Notice" in the Third Mezzanine Loan Agreement.

            THIRD MEZZANINE LOAN DEFAULT REVOCATION NOTICE shall have the meaning ascribed to "Mezzanine Loan Default Revocation Notice" in the Third Mezzanine Loan Agreement.

            THIRD MEZZANINE LOAN DOCUMENTS shall mean the "Loan Documents (Third Mezzanine)" as defined in the Third Mezzanine Loan Agreement.

            TITLE COMPANY shall have the meaning set forth in the Loan Agreement (Mortgage).

            TITLE POLICY (MORTGAGE) shall have the meaning ascribed to "Title Policy" in the Loan Agreement (Mortgage).

            TRANSFER shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

            UCC or UNIFORM COMMERCIAL CODE shall mean the Uniform Commercial Code as in effect in the State.

            UNIFORM SYSTEM shall have the meaning set forth in the Loan Agreement (Mortgage).

            SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

            All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as modified by the Uniform System. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document (Second Mezzanine) or in any certificate or other document made or delivered pursuant thereto. All uses of the word "including" shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

            II GENERAL TERMS

            SECTION 2.1 LOAN; DISBURSEMENT TO MEZZANINE BORROWER.

                  2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Mezzanine Lender hereby agrees to make and Mezzanine Borrower hereby agrees to accept the Loan on the Closing Date.

                  2.1.2 DISBURSEMENT TO BORROWER. Mezzanine Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Mezzanine Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Mezzanine Lender to Mezzanine Borrower on the Closing Date.

                  2.1.3 THE MEZZANINE NOTE, PLEDGE AND LOAN DOCUMENTS. The Loan shall be evidenced by the Mezzanine Note and secured by the Pledge, this Agreement and the other Loan Documents (Second Mezzanine).

                  2.1.4 USE OF PROCEEDS. Mezzanine Borrower shall use the proceeds of the Loan as an equity contribution to Mortgage Borrower to repay and discharge any existing mortgage loans secured by the Property, to make cash distributions to its partners, and as may be otherwise set forth on the closing statement executed by Mezzanine Borrower at closing.

            SECTION 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

                  2.2.1 PAYMENT OF PRINCIPAL AND INTEREST.

                  (i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the Principal Amount as set forth in the Mezzanine Note.

                  (ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by this Agreement and the Pledge. This paragraph shall not be

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construed as an agreement or privilege to extend the date of the payment of the
Indebtedness, nor as a waiver of any other right or remedy accruing to Mezzanine Lender by reason of the occurrence of any Event of Default, and Mezzanine Lender retains its rights under the Mezzanine Note to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

                  2.2.2 METHOD AND PLACE OF PAYMENT.

            (a) On each Payment Date, Mezzanine Borrower shall pay or cause to be paid to Mezzanine Lender interest accruing pursuant to the Mezzanine Note for the entire Interest Period with respect to such Payment Date.

            (b) All amounts advanced by Mezzanine Lender pursuant to the applicable provisions of the Loan Documents (Second Mezzanine), other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents (Second Mezzanine). In the event any such advance or charge is not so repaid by Mezzanine Borrower, Mezzanine Lender may, at its option and upon notice to Mezzanine Borrower, first apply any payments received under the Mezzanine Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents (Second Mezzanine), and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

            (c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

                  2.2.3 LATE PAYMENT CHARGE. If any interest payment due under the Loan Documents (Second Mezzanine) is not paid by Mezzanine Borrower within five (5) days after the date on which it is due (or, if such fifth (5th) day is not a Business Day, then the Business Day immediately following such day) Mezzanine Borrower shall pay to Mezzanine Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal Rate (the LATE PAYMENT CHARGE) in order to defray the expense incurred by Mezzanine Lender in handling and processing such delinquent payment and to compensate Mezzanine Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Pledge and the other Loan Documents (Second Mezzanine) to the extent permitted by applicable law. Mezzanine Borrower acknowledges and agrees that the five day grace period with respect to the applicability of the Late Payment Charge (i) shall only apply to Mezzanine Borrower's first failure to make a monthly interest payment in any calendar year and (ii) shall not constitute a payment grace period and shall in no way limit Mezzanine Lender's rights under Article XVII.

                  2.2.4 USURY SAVINGS. This Agreement and the Mezzanine Note are subject to the express condition that at no time shall Mezzanine Borrower be obligated or required to pay interest on the Principal Amount of the Loan at a rate which could subject Mezzanine Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents (Second Mezzanine), Mezzanine Borrower is at any time required or obligated to pay interest on the Principal Amount due under the Mezzanine Note at a rate in excess of the Maximum Legal Rate,

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

then the LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Mezzanine Note. All sums paid or agreed to be paid to Mezzanine Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

            SECTION 2.3 PREPAYMENTS. No prepayments of the Indebtedness shall be permitted except as set forth in Section 2.3.1 hereof and Section 4 of the Mezzanine Note.

                  2.3.1 MANDATORY PREPAYMENT.

            (a) Except as described in Section 2.3.1(b) below and subject to
Article VIII herein and Section 2.3.4 and Section 2.3.5 of the Loan Agreement (Mortgage), Mezzanine Borrower shall repay the Mezzanine Note, in full, together with the Prepayment Fee (if applicable) in accordance with Section 4(b) (if applicable) of the Mezzanine Note upon the occurrence of any of the following events:

                  (i) if any Property is Transferred;

                  (ii) if all or any portion of the Mortgage Borrower's interest in the Property is Transferred;

                  (iii) if all or any portion of the Mezzanine Borrower's or any Senior Mezzanine Borrower's interest in the Mortgage Borrower or any other Senior Mezzanine Borrower is Transferred;

                  (iv) if a Transfer or series of Transfers of any direct or indirect ownership interests in the Mezzanine Borrower or the Property shall occur which either individually or in the aggregate with all such Transfers violates the requirements of Article VIII; or

                  (v) if the Loan (Mortgage) is repaid, refinanced or defeased in full.

            (b) If there shall occur a casualty or Taking in respect of the Property and as a result thereof the Loan (Mortgage) is prepaid in whole or in part, then, to the extent that there shall be excess proceeds or awards available following the application of the proceeds or awards to reconstruct or repair the Property or to the payment of all or any portion of the Loan (Mortgage) or Senior Mezzanine Loan pursuant to the terms of the Loan Documents (Mortgage) and Senior Mezzanine Loan Documents (EXCESS PROCEEDS), Mezzanine Borrower shall repay the Mezzanine Note, or a portion thereof, in the amount of such available Excess Proceeds. All Excess Proceeds shall be deposited directly into the Second Mezzanine Account.

                  2.3.2 PREPAYMENTS AFTER EVENT OF DEFAULT. If, following an Event of Default, Mezzanine Lender shall accelerate the Indebtedness and Mezzanine Borrower thereafter

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

tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Mezzanine Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if such payment had not been made on such Payment Date), and all other fees and sums payable hereunder or under the Loan Documents (Second Mezzanine), including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges), (b) such payment shall be deemed a voluntary prepayment by Mezzanine Borrower, and
(c) Mezzanine Borrower shall pay, in addition to the Indebtedness, an amount equal to the Prepayment Fee.

                  2.3.3 RELEASE OF COLLATERAL. Mezzanine Lender shall, upon the written request and at the reasonable expense of Mezzanine Borrower, upon payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents (Second Mezzanine) in accordance with the terms and provisions of the Mezzanine Note and this Agreement, release the Lien of (i) this Agreement upon the Account Collateral (Second Mezzanine) and the Rate Cap Collateral (Second Mezzanine) and (ii) the Pledge on the Collateral or assign it, in whole or in part, to a new lender. In such event, Mezzanine Borrower shall submit to Mezzanine Lender, on a date prior to the date of such release or assignment sufficient to provide a reasonable period for review thereof, a release of lien or assignment of lien, as applicable, for such Collateral for execution by Mezzanine Lender. Such release or assignment, as applicable, shall be in a form satisfactory to Mezzanine Lender in its reasonable discretion. In addition, Mezzanine Borrower shall provide all other documentation Mezzanine Lender reasonably requires to be delivered by Mezzanine Borrower in connection with such release or assignment, as applicable.

                  2.3.4 RELEASE OF INDIVIDUAL PROPERTIES. On one or more occasions, subject to satisfaction of each of the conditions set forth in paragraphs (a) through (e) below, Mezzanine Borrower shall be permitted to prepay a portion of the Loan and to cause Mortgage Borrower to defease a portion of the Mortgage Loan and to obtain the release of any Property or Properties from the Lien of the Security Instrument thereon and related Loan Documents (Mortgage) pursuant to and in accordance with Section 2.3.4 of the Loan Agreement (Mortgage), provided:

            (a) (i) Mezzanine Borrower shall have paid the greater of (1) the Release Amount for the applicable Property or Properties being released and (2) the amount required to satisfy the conditions under Section 2.3.4(c) and (e) (together with the Prepayment Fee, if applicable) for such Property or Properties in connection with such prepayment of the Mezzanine Loan and (ii) Mortgage Borrower shall have defeased the Mortgage Loan and each Senior Mezzanine Borrower and Junior Mezzanine Borrower shall have prepaid the Mortgage Loan and each of the Senior Mezzanine Loans and Junior Mezzanine Loans by the applicable "release amount" that is required to be repaid with respect to the Mortgage Loan and each of the Senior Mezzanine Loans and Junior Mezzanine Loans pursuant to the Loan Agreement (Mortgage) and the Senior Mezzanine Loan Agreements and Junior Mezzanine Loan Agreements in connection with the transfer of the applicable individual Property or Properties in connection with such prepayment.

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

            (b) Mezzanine Borrower shall submit to Mezzanine Lender not less than fifteen (15) days prior notice to Mezzanine Lender of such prepayment;

            (c) After giving effect to such release (and to any voluntary prepayment of principal that Mortgage Borrower, Senior Mezzanine Borrower, Mezzanine Borrower, and/or Junior Mezzanine Borrower may elect to make in excess of the Release Amount in order to satisfy the standard described in this Section 2.3.4(c)), the DSCR as of the date of the proposed release (which must be a Business Day), for all of the Properties then remaining subject to the Liens of the Security Instrument shall not be less than the greater of (A) the Closing Date DSCR and (B) the DSCR for the Properties subject to the Lien of the Security Instrument immediately prior to the release in question.

            (d) No Event of Default shall exist on the date the prepayment is made.

            (e) Provided the DSCR after giving effect to the release is not less than the DSCR immediately prior to release, Borrower shall not be obligated to prepay the Loan by more than the product of (x) 100% of the net sales proceeds received from a bona-fide third party purchaser in connection with a sale and a permitted release of an individual Property or group of Properties in order to satisfy the requirements of Section 2.3.4(c) and (y) the Applicable Principal Balance Ratio. Notwithstanding the foregoing, in no event shall the principal amount of the Loan prepaid be less than the applicable Release Amount with respect to an individual Property or group of Properties, as applicable.

                  2.3.5 RELEASE OF CLAREMONT PROPERTY. From and after the Closing Date, and subject to satisfaction of each of the conditions set forth in paragraphs (a) and (b) below, and in addition to Borrower's option to defease the principal amounts allocated to the Claremont Property in accordance with
Section 2.3.4 of the Loan Agreement (Mortgage), Mezzanine Borrower may cause Mortgage Borrower to obtain (i) the release of the Claremont Property from the Lien of the Security Instrument thereon and related Loan Documents (Mortgage),
(ii) the release of the obligations of the Claremont Borrower under the Loan Documents (Mortgage) (except with respect to any obligations or liabilities that relate solely to the Claremont Property and which pursuant to the terms of the Loan Documents (Mortgage) are expressly stated to survive any such release or payment of the Loan) and (iii) the remittance to Mortgage Borrower of any amounts held in any Collateral Accounts specifically relating to, or otherwise equitably allocable to, the Claremont Property:

            (a) Mortgage Borrower shall have paid the Yield Maintenance Premium (as defined in the Loan Agreement (Mortgage) to Mortgage Lender for the Claremont Property in connection with the prepayment of the Mortgage Loan, (ii) Mezzanine Borrower shall have paid to Mezzanine Lender the Release Amount applicable to the Claremont Property (in which case the Prepayment Fee shall be inapplicable to such repayment), and (iii) each of the other Mezzanine Borrowers shall have paid to each other Mezzanine Lender the applicable "release amount" that is required to be repaid with respect to a release of the Claremont Property.

            (b) Mezzanine Borrower shall submit to Mezzanine Lender not less than fifteen (15) days prior to the date of such release (which must be on a Business Day) a copy of the Release Instruments (as defined in the Loan Agreement (Mortgage) together with an Officer's

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Certificate certifying that (i) the Release Instruments are in compliance with all Legal Requirements, (ii) the release to be effected will not violate the terms of this Agreement or the Loan Agreement (Mortgage), (iii) the release to be effected will not impair or otherwise adversely affect the Lien of the Security Instrument, the security interests and other rights of Mortgage Lender under the Loan Documents (Mortgage) not being released (or as to the parties to the Loan Documents (Mortgage) and Properties subject to the Loan Documents (Mortgage) not being released), (iv) Mortgage Borrower General Partner has withdrawn and been replaced as the general partner of the Claremont Borrower.

            SECTION 2.4 REGULATORY CHANGE; TAXES.

                  2.4.1 INCREASED COSTS. If, as a result of any Regulatory Change or compliance of Mezzanine Lender therewith, the basis of taxation of payments to Mezzanine Lender or any company Controlling Mezzanine Lender of the principal of or interest on the Loan is changed or Mezzanine Lender or the company Controlling Mezzanine Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Mezzanine Lender or the company Controlling Mezzanine Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Mezzanine Lender or any company Controlling Mezzanine Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Mezzanine Lender or any company Controlling Mezzanine Lender and Mezzanine Lender determines that, by reason thereof, the cost to Mezzanine Lender or any company Controlling Mezzanine Lender of making, maintaining or extending the Loan to Mezzanine Borrower is increased, or any amount receivable by Mezzanine Lender or any company Controlling Mezzanine Lender hereunder in respect of any portion of the Loan to Mezzanine Borrower is reduced, in each case by an amount deemed by Mezzanine Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called INCREASED COSTS), then Mezzanine Lender shall provide notice thereof to Mezzanine Borrower and Mezzanine Borrower agrees that it will pay to Mezzanine Lender upon Mezzanine Lender's written request such additional amount or amounts as will compensate Mezzanine Lender or any company Controlling Mezzanine Lender for such Increased Costs to the extent Mezzanine Lender determines that such Increased Costs are allocable to the Loan and provided that Mezzanine Lender is generally exercising rights similar to those set forth in this Section 2.4.1 against other borrowers similarly situated to Mezzanine Borrower. Mezzanine Lender will notify Mezzanine Borrower of any event occurring after the date hereof which will entitle Mezzanine Lender to compensation pursuant to this
Section 2.4.1 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, however, that, if Mezzanine Lender fails to deliver a notice within 90 days after the date on which an officer of Mezzanine Lender responsible for overseeing this Agreement knows or has reason to know of its right to additional compensation under this Section 2.4.1, Mezzanine Lender shall only be entitled to additional compensation for any such Increased Costs incurred from and after the date that is 90 days prior to the date Mezzanine Borrower received such notice. If Mezzanine Lender requests compensation under this Section 2.4.1, Mezzanine Borrower may, by notice to Mezzanine Lender, require that Mezzanine Lender furnish to Mezzanine Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof, and a description as to why
Section 2.4.1 is not applicable.

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

                  2.4.2 SPECIAL TAXES. Mezzanine Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Mezzanine Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document (Second Mezzanine) to Mezzanine Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Mezzanine Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Mezzanine Borrower shall make such deductions, and
(iii) Mezzanine Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  2.4.3 OTHER TAXES. In addition, Mezzanine Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents (Second Mezzanine), or the Loan (hereinafter referred to as OTHER TAXES).

                  2.4.4 INDEMNITY. Mezzanine Borrower shall indemnify Mezzanine Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Mezzanine Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Mezzanine Lender makes written demand therefor.

                  2.4.5 CHANGE OF OFFICE. To the extent that changing the jurisdiction of Mezzanine Lender's applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Mezzanine Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Mezzanine Lender.

                  2.4.6 SURVIVAL. Without prejudice to the survival of any other agreement of Mezzanine Borrower hereunder, the agreements and obligations of Mezzanine Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

            SECTION 2.5 CONDITIONS PRECEDENT TO CLOSING.

            The obligation of Mezzanine Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Mezzanine Borrower or waiver by Mezzanine Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Mezzanine Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

                  2.5.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS.

            (a) The representations and warranties of Mezzanine Borrower contained in this Agreement and the other Loan Documents (Second Mezzanine) shall be true and correct in

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

all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Mezzanine Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document (Second Mezzanine) on its part to be observed or performed; and

            (b) The representations and warranties of Mortgage Borrower contained in the Loan Agreement (Mortgage) and the other Loan Documents (Mortgage) shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Mortgage Default or Mortgage Event of Default shall have occurred and be continuing; and Mortgage Borrower and Guarantor shall be in compliance in all material respects with all terms and conditions set forth in the Loan Agreement (Mortgage) and in each other Loan Document (Mortgage) on its part to be observed or performed.

                  2.5.2 DELIVERY OF LOAN DOCUMENTS (SECOND MEZZANINE); TITLE POLICY; REPORTS; LEASES.

            (a) LOAN DOCUMENTS (SECOND MEZZANINE). Mezzanine Lender shall have received an original copy of this Agreement, the Mezzanine Note and all of the other Loan Documents (Second Mezzanine), in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Mezzanine Borrower and any other parties thereto.

            (b) CERTIFICATES. Mezzanine Lender shall have received originals of the Certificates together with a partnership and membership power (as applicable) endorsed in blank.

            (c) UCC FINANCING STATEMENTS. Mezzanine Lender shall have received evidence that the UCC financing statements relating to the Pledge and this Agreement have been delivered for filing in the applicable jurisdictions.

            (d) INTEREST RATE CAP AGREEMENT (SECOND MEZZANINE). Mezzanine Lender shall have received the original Interest Rate Cap Agreement (Second Mezzanine) which shall be in form and substance satisfactory to Mezzanine Lender and a counterpart of the Acknowledgment executed and delivered by the Counterparty.

            (e) ACCOUNT AGREEMENT (SECOND MEZZANINE). Mezzanine Lender shall have received the original of the Account Agreement (Second Mezzanine) executed by each of Cash Management Bank (Second Mezzanine) and Mezzanine Borrower.

            (f) TITLE INSURANCE.

                  (i) Mezzanine Lender shall have received a copy of the Title Policy (Mortgage) or a marked-up and signed commitment having the force and effect of a title policy, marked "paid" by an authorized representatives of the Title Company) issued by the Title Company with respect to the Loan (Mortgage) and dated as of the Closing Date, together with a copy of the mezzanine loan endorsement to the owner's title insurance policy obtained by Mortgage Borrower, in favor of Mezzanine Lender, its successors and assigns, dated as of the Closing Date, and reinsurance and direct access agreements in form and substance acceptable to

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

Mezzanine Lender. Mezzanine Lender shall also have received evidence that all premiums in respect of the Title Policy (Mortgage) have been paid; and

                  (ii) Mezzanine Lender shall have received an "Eagle 9" title policy in favor of Mezzanine Lender, its successors and assigns, dated as of the Closing Date. Mezzanine Lender also shall have received evidence that all premiums in respect of the "Eagle 9" title policy have been paid.

            (g) SURVEY. Mezzanine Lender shall have received a current or recertified Survey for the Property, containing the survey certification required by the Loan Agreement (Mortgage).

            (h) INSURANCE. Mezzanine Lender shall have received valid certificates of insurance for the policies of insurance required by the Loan Agreement (Mortgage) naming Mezzanine Lender as an additional insured and containing a cross liability/severability endorsement, satisfactory to Mezzanine Lender in its reasonable discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period.

            (i) ENVIRONMENTAL REPORTS. Mezzanine Lender shall have received an Environmental Report in respect of the Property satisfactory to Mezzanine Lender.

            (j) ZONING. Mezzanine Lender shall have received a copy of the ALTA
3.1 zoning endorsement (except for the Doral Property for which Mezzanine Lender shall receive after the date hereof a planning and zoning report) for the Title Policy (Mortgage).

            (k) CERTIFICATE OF OCCUPANCY. Mezzanine Lender shall have received a copy of the valid certificates of occupancy for the Property acceptable to Mezzanine Lender or, with respect to all or certain portions of the Property, evidence satisfactory to Mezzanine Lender that no such certificates are required.

            (l) ENCUMBRANCES. Mezzanine Borrower shall have taken or caused to be taken such actions in such a manner so that Mezzanine Lender has a valid and perfected first Lien as of the Closing Date on the Collateral and Mezzanine Lender shall have received satisfactory evidence thereof.

            (m) INTENTIONALLY DELETED.

            (n) ASSIGNMENT OF MANAGEMENT AGREEMENT. Mezzanine Lender shall have received the original of each Assignment of Management Agreement (Second Mezzanine) executed by each of Mezzanine Borrower and each Manager.

            (o) PLEDGE ACKNOWLEDGMENTS. Mezzanine Lender shall have received an original of the Acknowledgment in the form of EXHIBIT B executed by each entity the ownership interests of which have been pledged to Mezzanine Lender as Collateral for the Loan pursuant to the Pledge.

                  2.5.3 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly

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

authorized, executed and delivered by all parties thereto and Mezzanine Lender shall have received and approved certified copies thereof.

                  2.5.4 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Mezzanine Borrower shall deliver, or cause to be delivered, to Mezzanine Lender copies certified by an Officer's Certificate, of all organizational documentation related to Mortgage Borrower, Affiliate Tenant, Mezzanine Borrower, Guarantor, General Partner, Borrower Parents, and certain of their Affiliates as have been requested by Mezzanine Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Mortgage Borrower, Affiliate Tenant, Mezzanine Borrower, Guarantor, Borrower Parents, Borrower Subsidiary, and such Affiliates, as Mezzanine Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Mezzanine Lender. Each of the organizational documents of any Single Purpose Entity shall contain provisions having a substantive effect materially similar to that of the language set forth in EXHIBIT C. Mezzanine Lender hereby approves the organizational documents delivered to Mezzanine Borrower pursuant to this Section 2.5.4.

                  2.5.5 OPINIONS OF MEZZANINE BORROWER'S COUNSEL.

            (a) Mezzanine Lender shall have received a Non-Consolidation Opinion substantially in compliance with the requirements set forth in EXHIBIT E or in such other form approved by the Mezzanine Lender (the NON-CONSOLIDATION OPINION).

            (b) Mezzanine Lender shall have received the Opinion of Counsel substantially in compliance with the requirements set forth in EXHIBIT D or in such other form approved by the Mezzanine Lender.

            (c) Mezzanine Lender shall have received from Counterparty the Counterparty Opinion substantially in compliance with the requirements set forth in EXHIBIT F or in such other form reasonably approved by the Mezzanine Lender.

                  2.5.6 BUDGETS. Mezzanine Lender shall have received the Budget for the Fiscal Year ending on December 31, 2005.

                  2.5.7 COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents (Second Mezzanine) and all documents incidental thereto shall be satisfactory in form and substance to Mezzanine Lender, and Mezzanine Lender shall have received all such counterpart originals or certified copies of such documents as Mezzanine Lender may reasonably request.

                  2.5.8 INDEPENDENT DIRECTOR CERTIFICATE. Mezzanine Lender shall have received an executed Independent Director certificate substantially in the form attached as EXHIBIT O.

                  2.5.9 MATERIAL ADVERSE EFFECT. No event or condition shall have occurred since the date of Mortgage Borrower's and Mezzanine Borrower's most recent financial

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

statements previously delivered to Mezzanine Lender which has or could reasonably be expected to have a Material Adverse Effect. The Operating Income and Operating Expenses of the Property, and all other features of the transaction shall be as represented to Mezzanine Lender without material adverse change. None of Mezzanine Borrower, Junior Mezzanine Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Guarantor nor any of their constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

                  2.5.10 LEASES AND RENT ROLL. Mezzanine Lender shall have received copies of all Material Leases, certified as requested by Mezzanine Lender. Mezzanine Lender shall have received a certified rent roll of the Property dated within thirty (30) days prior to the Closing Date.

                  2.5.11 RESERVED.

                  2.5.12 TAX LOT. Mezzanine Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Mezzanine Lender.

                  2.5.13 PHYSICAL CONDITIONS REPORT. Mezzanine Lender shall have received a Physical Conditions Report (or re-certified Physical Conditions Report) with respect to the Property, which report shall be satisfactory in form and substance to Mezzanine Lender.

                  2.5.14 MANAGEMENT AGREEMENT. Mezzanine Lender shall have received a certified copy of the Management Agreement which shall be satisfactory in form and substance to Mezzanine Lender.

                  2.5.15 APPRAISAL. Mezzanine Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Mezzanine Lender.

                  2.5.16 FINANCIAL STATEMENTS. Mezzanine Lender shall have received certified copies of financial statements with respect to the Property for the three most recent Fiscal Years, each in form and substance satisfactory to Mezzanine Lender.

                  2.5.17 TRANSACTION COSTS. Mezzanine Borrower shall have paid or reimbursed Mezzanine Lender for all title insurance (or "Eagle 9") premiums, filing fees, costs of reports, appraisals, reasonable fees and costs of Mezzanine Lender's counsel, and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

                  2.5.18 FURTHER DOCUMENTS. Mezzanine Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Mezzanine Lender or its counsel may have reasonably requested including the Loan Documents (Second Mezzanine) in form and substance satisfactory to Mezzanine Lender and its counsel.

            III CASH MANAGEMENT

            SECTION 3.1 CASH MANAGEMENT.

                  3.1.1 ESTABLISHMENT OF ACCOUNT. Mezzanine Borrower hereby confirms that, simultaneously with the execution of this Agreement, pursuant to the Account Agreement (Second Mezzanine), it has established with Cash Management Bank (Second Mezzanine), in the name of Mezzanine Borrower for the benefit of Mezzanine Lender, as secured party, one (1) segregated account (the SECOND MEZZANINE ACCOUNT), which has been established as a securities account. The Second Mezzanine Account and the funds deposited therein and securities and other assets credited thereto shall serve as additional security for the Loan. Pursuant to the Account Agreement (Second Mezzanine), Mezzanine Borrower shall irrevocably instruct and authorize Cash Management Bank (Second Mezzanine) to disregard any and all orders for withdrawal from the Second Mezzanine Account made by, or at the direction of, Mezzanine Borrower. Mezzanine Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement (Second Mezzanine) shall not be amended or modified without the prior written consent of Mezzanine Lender (which consent Mezzanine Lender may grant or withhold in its sole discretion). In recognition of Mezzanine Lender's security interest in the funds deposited into the Second Mezzanine Account, Mezzanine Borrower shall identify the Second Mezzanine Account with the name of Mezzanine Lender, as secured party. The Second Mezzanine Account shall be named as follows: "CNL Resort Sub Senior Mezz, LP f/b/o German American Capital Corporation, as secured party, Second Mezzanine Account" (Account Number 1014253521). Mezzanine Borrower confirms that it has established with Cash Management Bank (Second Mezzanine) a sub-account for the retention of Account Collateral (Second Mezzanine) in respect of Debt Service (Second Mezzanine) on the Loan with the account number 1014253521FS3 (the MEZZANINE DEBT SERVICE RESERVE ACCOUNT) (the SUB-ACCOUNT and, together with the Second Mezzanine Account, the COLLATERAL ACCOUNTS (SECOND MEZZANINE)), which (i) may be a ledger or book entry sub-account and need not be an actual sub-account,
(ii) shall be linked to the Second Mezzanine Account, (iii) shall be a "Securities Account" pursuant to Article 8 of the UCC, and (iv) shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.

                  3.1.2 PLEDGE OF ACCOUNT COLLATERAL (SECOND MEZZANINE). To secure the full and punctual payment and performance of the Obligations (Second Mezzanine), Mezzanine Borrower hereby collaterally assigns, grants a security interest in and pledges to Mezzanine Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Mezzanine Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the ACCOUNT COLLATERAL (SECOND MEZZANINE)):

            (a) any and all Excess Cash Flow from time to time available in the Holding Account and required, by the terms of the Loan Agreement (Mortgage) as now in effect or amended with the consent of Mezzanine Lender, to be deposited by the Mortgage Lender or the Cash Management Bank (Mortgage), or Cash Management Bank (First Mezzanine) into the Second Mezzanine Account;

            (b) the Collateral Accounts (Second Mezzanine) and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts (Second Mezzanine);

            (c) any and all amounts invested in Permitted Investments;

            (d) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts (Second Mezzanine); and

            (e) to the extent not covered by clauses (a), (b), (c) or (d) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

            In addition to the rights and remedies herein set forth, Mezzanine Lender shall have all of the rights and remedies with respect to the Account Collateral (Second Mezzanine) available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

            This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

                  3.1.3 MAINTENANCE OF COLLATERAL ACCOUNTS. Mezzanine Borrower agrees that the Second Mezzanine Account and the Sub-Accounts are and shall each be maintained (i) as a "securities account" (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Mezzanine Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Second Mezzanine Account and any Sub-Account thereof, (iii) such that Mezzanine Borrower, and Manager shall have no right of withdrawal from the Second Mezzanine Account or the Sub-Accounts and, except as provided herein, no Account Collateral (Second Mezzanine) shall be released to Mezzanine Borrower or Manager from the Second Mezzanine Account or the Sub-Accounts, (iv) in such a manner that the Cash Management Bank shall agree to treat all property credited to the Holding Account or the Sub Accounts as "financial assets" and (v) such that all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to any of the Collateral Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank. Without limiting the Mezzanine Borrower's obligations under the immediately preceding sentence, Mezzanine Borrower shall only establish and maintain the Second Mezzanine Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement (Second Mezzanine) or in such other form acceptable to Mezzanine Lender in its sole discretion.

                  3.1.4 ELIGIBLE ACCOUNTS. The Collateral Accounts (Second Mezzanine) shall be Eligible Accounts. The Collateral Accounts (Second Mezzanine) shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts (Second Mezzanine) or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this

Agreement and the Account Agreement (Second Mezzanine). Mezzanine Borrower shall be the beneficial owner of the Collateral Accounts (Second Mezzanine) for federal income tax purposes and shall report all income on the Collateral Accounts (Second Mezzanine).

                  3.1.5 DEPOSITS INTO SUB-ACCOUNTS. On the date hereof, Mezzanine Borrower has deposited the following amounts into the Sub-Accounts:

                  (i) $0.00 into the Mezzanine Debt Service Reserve Account.

                  3.1.6 MONTHLY FUNDING.

            (a) Mezzanine Borrower hereby irrevocably authorizes Mezzanine Lender to transfer (and pursuant to the Account Agreement (Second Mezzanine) shall irrevocably authorize Cash Management Bank (Second Mezzanine) to execute any corresponding instructions of Mezzanine Lender), and Mezzanine Lender shall transfer (or cause Cash Management Bank to transfer pursuant to disbursement instructions from Mezzanine Lender) to the Mezzanine Debt Service Reserve Account, from the Second Mezzanine Account by 11:00 am New York time on the first (1st) calendar day of each calendar month (and if such day is not a Business Day then on the immediately preceding Business Day) or as soon thereafter as there shall be sufficient collected funds on deposit in the Second Mezzanine Account, and from time to time (but no less frequently than weekly thereafter) funds in an amount equal to the sum of any Protective Advances which may have been advanced by (and not previously reimbursed to) the Mezzanine Lender pursuant to the terms of the Loan Documents (Second Mezzanine) to cure any Default or Event of Default, any Default or Event of Default under any Senior Mezzanine Loan, any Mortgage Default or Mortgage Event of Default, or to protect the Collateral together with any interest payable on such amounts pursuant to the Loan Documents (Second Mezzanine), plus (x) the unpaid Debt Service (Second Mezzanine) for the next occurring Payment Date, plus (y) an amount equal to such payments for any prior month(s), to the extent not previously paid, plus (z) an amount equal to the amount, if any, deducted from the Second Mezzanine Account in any preceding month to pay any other amounts then due under the Loan Documents (Second Mezzanine) (other than any Debt Service (Second Mezzanine)). Mezzanine Borrower acknowledges that Mezzanine Lender shall not be required to make such withdrawal and deposit until such time as Mezzanine Lender is able to calculate the amount of the Debt Service (Second Mezzanine) for the next occurring Payment Date. As used herein, the term NET EXCESS CASH FLOW means the amount available in the Second Mezzanine Account after the transfers to the Mezzanine Debt Service Reserve Account required under this Section 3.1.5 have been made and the term NET EXCESS CASH FLOW COMMENCEMENT DATE shall mean the date such amounts have been fully funded or reserved within the Second Mezzanine Account in any given calendar month.

            (b) If for any reason there will be insufficient amounts in the Mezzanine Debt Service Reserve Account on any Payment Date to pay the Debt Service (Second Mezzanine) due on such Payment Date, Mezzanine Borrower shall immediately deposit into the Second Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Debt Service Reserve Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence shall constitute an Event of Default hereunder. If Mezzanine Lender shall reasonably determine that there will be insufficient amounts in the Second

Mezzanine Account to pay any Protective Advances as and when the same are due and payable, Mezzanine Lender shall provide written notice of same to Mezzanine Borrower setting forth the basis for such determination. Within five (5) Business Days of receipt of said notice, Mezzanine Borrower shall deposit into the Second Mezzanine Account an amount equal to the shortfall of available funds in the Second Mezzanine Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence within said five (5) Business Day period shall constitute an Event of Default hereunder.

            (c) Provided that (i) no Event of Default shall have occurred and be continuing hereunder or under any of the other Loan Documents (Second Mezzanine), (ii) no Mortgage Event of Default shall have occurred and be continuing, (iii) no Senior Mezzanine Event of Default shall have occurred and be continuing, (iv) Mezzanine Borrower shall have delivered to Mezzanine Lender an Officer's Certificate (which Mezzanine Borrower shall not be obligated to deliver more frequently than once per calendar month) certifying that the signatories know of no Event of Default, Senior Mezzanine Event of Default or Mortgage Event of Default (as applicable) that has occurred and is then outstanding hereunder or under any of the other Loan Documents (Second Mezzanine), Senior Mezzanine Loan Documents, or under any of the Loan Documents (Mortgage), and (v) Mezzanine Borrower shall have deposited into the Second Mezzanine Account all funds then required to have been so deposited, then Mezzanine Lender shall transfer the Net Excess Cash Flow from the Second Mezzanine Account to (A) the Third Mezzanine Account, or (B) following the repayment of the Third Mezzanine Loan, to the Fourth Mezzanine Account, or (C) following the repayment of the Third Mezzanine Loan, the Fourth Mezzanine Loan, and provided that Fifth Mezzanine Lender shall have funded the Fifth Mezzanine Loan on or before the Outside Date, to the Fifth Mezzanine Account, or (D) following the repayment of the Third Mezzanine Loan, the Fourth Mezzanine Loan, and the Fifth Mezzanine Loan, to the Mezzanine Borrower's Account.

            (d) In the event that an Event of Default shall have occurred and is then continuing, then, without notice from Mezzanine Lender, all Net Excess Cash Flow shall be applied to reduce the outstanding Principal Amount of the Mezzanine Note. At such time that the Event of Default shall no longer be continuing and provided no other Event of Default shall have occurred and be continuing under the Mortgage Loan, any Senior Mezzanine Loan, or Mezzanine Loan, then all Net Excess Cash Flow shall be distributed in accordance with the provision of subsection (c) above.

            (e) Mezzanine Lender (so long as Mezzanine Lender is not the same entity as Mortgage Lender) agrees to deliver to Mortgage Lender a monthly notice letter (the MEZZANINE LENDER MONTHLY DEBT SERVICE NOTICE LETTER) at least five
(5) Business Days prior to each Payment Date setting forth the Debt Service (Second Mezzanine) payable by Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

            (f) Mezzanine Borrower hereby acknowledges that, pursuant to Section
3.1.5 of the First Mezzanine Loan Agreement, (i) to the extent the First Mezzanine Lender has received notice from Mezzanine Lender that an Event of Default has occurred and is continuing under the Loan Documents (Second Mezzanine) (a MEZZANINE LOAN DEFAULT NOTICE) and until such time as First Mezzanine Lender receives a notice from Mezzanine Lender that such Event of Default is no longer continuing (a MEZZANINE LOAN DEFAULT REVOCATION NOTICE), the First

Mezzanine Borrower has irrevocably directed that Excess Cash Flow is to be deposited directly into the Second Mezzanine Account for application as provided in this Agreement (in lieu of transferring such funds to such accounts of the Junior Mezzanine Borrowers or the First Mezzanine Borrower, as the First Mezzanine Borrower may have so directed if the First Mezzanine Lender had not received such notice from Mezzanine Lender), (ii) to the extent First Mezzanine Lender has not received a Mezzanine Loan default notice but has received a Third Mezzanine Loan Default Notice and until such time as First Mezzanine Lender receives a Third Mezzanine Loan Default Revocation Notice, First Mezzanine Borrower irrevocably directs that all Excess Cash Flow be deposited directly into the Third Mezzanine Account for application as provided in the Third Mezzanine Loan Agreement (in lieu of transferring such funds to such accounts of First Mezzanine Borrower as First Mezzanine Borrower may have so directed if First Mezzanine Lender had not received such notice from Third Mezzanine Lender) and (iii) the directions described in the preceding clauses (i) or (ii) shall not be changed or terminated without the written consent of the Mezzanine Lender. Notwithstanding any provision herein to the contrary, provided no Event of Default has occurred or is continuing, there shall be disbursed to Mezzanine Borrower the Proceeds of a Condemnation or Casualty remaining after payment of all amounts to which Mortgage Lender, First Mezzanine Lender, Mezzanine Lender and each Junior Mezzanine Lender are entitled. Mezzanine Borrower agrees that Mezzanine Lender shall not be required to deliver to First Mezzanine Lender a Mezzanine Loan Default Notice prior to the deposit of Proceeds into the Mezzanine Account.

                  3.1.7 CASH MANAGEMENT BANK.

            (a) For the purposes of this Agreement, the Cash Management Bank (Second Mezzanine) named herein shall be deemed to be an Approved Bank; provided, however, that the term "Approved Bank" shall be applicable for all other purposes and shall be applicable to any successor or assign of Cash Management Bank (Second Mezzanine). Mezzanine Lender shall have the right at Mezzanine Borrower's sole cost and expense to replace the Cash Management Bank (Second Mezzanine) with a financial institution reasonably satisfactory to Mezzanine Borrower in the event that (i) the Cash Management Bank (Second Mezzanine) fails, in any material respect, to comply with the Account Agreement (Second Mezzanine), (ii) the Cash Management Bank (Second Mezzanine) named herein is no longer the Cash Management Bank (Second Mezzanine) or (iii) the Cash Management Bank (Second Mezzanine) is no longer an Approved Bank.

            (b) During the term of the Loan, so long as no Event of Default shall have occurred and is continuing, Mezzanine Borrower, at its sole cost and expense, shall have the right to replace the Cash Management Bank (Second Mezzanine) with a financial institution that is an Approved Bank provided such institution shall execute and deliver to Mezzanine Lender (with a copy to Mortgage Lender) the Account Agreement (Second Mezzanine) (and Mezzanine Lender shall reasonably cooperate with Mezzanine Borrower in connection with such transfer). Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender shall have the right at Mezzanine Borrower's sole cost and expense to replace Cash Management Bank at any time, without notice to Mezzanine Borrower. Mezzanine Borrower shall cooperate with Mezzanine Lender in connection with the appointment of any replacement Cash Management Bank and the execution by the Cash Management Bank and the Mezzanine Borrower of an Account Agreement and delivery of same to Mezzanine Lender.

            (c) So long as no Event of Default shall have occurred and be continuing, Mezzanine Borrower shall have the right at its sole cost and expense to replace the Cash Management Bank (Second Mezzanine) with a financial institution that is an Approved Bank provided that such financial institution and Mezzanine Borrower shall execute and deliver to Mezzanine Lender an Account Agreement substantially similar to the Account Agreement (Second Mezzanine) executed as of the Closing Date.

                  3.1.8 MEZZANINE BORROWER'S ACCOUNT REPRESENTATIONS, WARRANTIES AND COVENANTS. Mezzanine Borrower represents, warrants and covenants that:

            (a) Pursuant to the Loan Agreement (Mortgage), Mortgage Borrower has directed that, after Mortgage Lender receives notice of a Default hereunder, all Excess Cash Flow is to be deposited into the Second Mezzanine Account;

            (b) Neither Mortgage Borrower, Senior Mezzanine Borrower, nor Mezzanine Borrower nor any other Person will have any right, title or interest in or to any Excess Cash Flow from and after the time at which the Mortgage Lender becomes obligated under the Loan Agreement (Mortgage) to transfer such Excess Cash Flow to the Second Mezzanine Account, except any rights Mezzanine Borrower shall have to allocations of such funds following the disbursement to Mezzanine Borrower of any Net Excess Cash Flow as provided in Section 3.1.5(a);

            (c) There are no accounts other than the Collateral Accounts, the Manager Accounts, Collateral Accounts (Second Mezzanine), the Collateral Accounts (Senior Mezzanine), and Collateral Accounts (Junior Mezzanine), maintained by Mortgage Borrower, Mezzanine Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower, or any other Person with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Receipts, except for the Collection Account (as defined in the Loan Agreement (Mortgage)), the Holding Account (as defined in the Loan Agreement (Mortgage)) and the Second Mezzanine Account and any accounts held by Mezzanine Borrower, Senior Mezzanine Borrower, or Junior Mezzanine Borrower in which they are permitted to receive transfers of Net Excess Cash Flow as provided in Section 3.1.5(c);

            (d) Mezzanine Borrower shall cause Mortgage Borrower to deposit or cause to be deposited all Distributions into the Second Mezzanine Account as required by the Pledge and this Agreement or any other Loan Document (Second Mezzanine); and

            (e) so long as the Loan shall be outstanding, neither Mortgage Borrower, Affiliate Tenant, Manager, Mezzanine Borrower, nor any of their Affiliates shall open any other operating accounts with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Receipts.

                  3.1.9 ACCOUNT COLLATERAL (SECOND MEZZANINE) AND REMEDIES.

            (a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Mezzanine Lender to Mezzanine Borrower,
(i) Mezzanine Lender may, in addition to and not in limitation of Mezzanine Lender's other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts (Second

Mezzanine) as Mezzanine Lender shall determine in its sole and absolute discretion to pay any Obligations (Second Mezzanine), Operating Expenses and/or Capital Expenditures for the Property; (ii) all Excess Cash Flow shall be retained in the Second Mezzanine Account or applicable Sub-Accounts, (iii) all payments to the Mezzanine Borrower's Account pursuant to Section 3.1.5 shall immediately cease and (iv) Mezzanine Lender may liquidate and transfer any amounts then invested in Permitted Investments to the Collateral Accounts (Second Mezzanine) to which they relate or reinvest such amounts in other Permitted Investments as Mezzanine Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Mezzanine Lender to exercise and enforce Mezzanine Lender's rights and remedies hereunder with respect to any Account Collateral (Second Mezzanine) or to preserve the value of the Account Collateral (Second Mezzanine).

            (b) Upon the occurrence and during the continuance of an Event of Default, Mezzanine Borrower hereby irrevocably constitutes and appoints Mezzanine Lender as Mezzanine Borrower's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Mezzanine Borrower with respect to the Account Collateral (Second Mezzanine), and do in the name, place and stead of Mezzanine Borrower, all such acts, things and deeds for and on behalf of and in the name of Mezzanine Borrower, which Mezzanine Borrower could or might do or which Mezzanine Lender may deem necessary or desirable to more fully vest in Mezzanine Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may perform or cause performance of any such agreement, and any reasonable expenses of Mezzanine Lender incurred in connection therewith shall be paid by Mezzanine Borrower as provided in Section 5.1.12.

            (c) Mezzanine Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind (except as expressly required under the Loan Documents (Second Mezzanine)) in connection with this Agreement or the Account Collateral (Second Mezzanine). Mezzanine Borrower acknowledges and agrees that ten (10) Business Days' prior written notice of the time and place of any public sale of the Account Collateral (Second Mezzanine) or any other intended disposition thereof shall be reasonable and sufficient notice to Mezzanine Borrower within the meaning of the UCC.

                  3.1.10 TRANSFERS AND OTHER LIENS. Mezzanine Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral (Second Mezzanine) except as may be expressly permitted under the Loan Documents (Second Mezzanine), or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral (Second Mezzanine), except for the Lien granted to Mezzanine Lender under this Agreement.

                  3.1.11 REASONABLE CARE. Beyond the exercise of reasonable care in the custody thereof, Mezzanine Lender shall have no duty as to any Account Collateral (Second Mezzanine) in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Mezzanine Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral (Second Mezzanine) in its possession if the Account Collateral (Second

Mezzanine) is accorded treatment substantially equal to that which Mezzanine Lender accords its own property, it being understood that Mezzanine Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral (Second Mezzanine), or for any diminution in value thereof, by reason of the act or omission of Mezzanine Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Mezzanine Lender's gross negligence or willful misconduct. In no event shall Mezzanine Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Mezzanine Lender's reasonable control or for indirect, special or consequential damages except to the extent of Mezzanine Lender's gross negligence or willful misconduct. Notwithstanding the foregoing, Mezzanine Borrower acknowledges and agrees that (i) Mezzanine Lender does not have custody of the Account Collateral (Second Mezzanine), (ii) Cash Management Bank (Second Mezzanine) has custody of the Account Collateral (Second Mezzanine), (iii) the initial Cash Management Bank (Second Mezzanine) was chosen by Mezzanine Borrower, and (iv) Mezzanine Lender has no obligation or duty to supervise Cash Management Bank (Second Mezzanine) or to see to the safe custody of the Account Collateral (Second Mezzanine).

                  3.1.12 MEZZANINE LENDER'S LIABILITY.

            (a) Mezzanine Lender shall be responsible for the performance only of such duties with respect to the Account Collateral (Second Mezzanine) as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents (Second Mezzanine), and no other duty shall be implied from any provision hereof. Mezzanine Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral (Second Mezzanine) which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Mezzanine Borrower shall indemnify and hold Mezzanine Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Mezzanine Lender in connection with the transactions contemplated hereby with respect to the Account Collateral (Second Mezzanine) (excluding losses on Permitted Investments) except as such may be caused by the gross negligence or willful misconduct of Mezzanine Lender, its employees, officers or agents.

            (b) Mezzanine Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Mezzanine Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

                  3.1.13 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Account Collateral (Second Mezzanine) and shall remain in full force and effect until payment in full of the Indebtedness; provided, however, such security interest shall automatically terminate with respect to funds which were duly deposited into Mezzanine Borrower's Account in accordance with the terms hereof. Upon payment in full of

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the Indebtedness, this security interest shall automatically terminate without further notice from any party and Mezzanine Borrower shall be entitled to the return, upon its request, of such of the Account Collateral (Second Mezzanine) as shall not have been sold or otherwise applied pursuant to the terms hereof and Mezzanine Lender shall execute such instruments and documents as may be reasonably requested by Mezzanine Borrower to evidence such termination and the release of the Account Collateral (Second Mezzanine).

            IV REPRESENTATIONS AND WARRANTIES

            SECTION 4.1 MEZZANINE BORROWER REPRESENTATIONS.

            Mezzanine Borrower represents and warrants as of the Closing Date that:

                  4.1.1 ORGANIZATION. Each of Mortgage Borrower and Mezzanine Borrower is a limited partnership and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties or the Collateral, as applicable, and to transact the businesses in which it is now engaged. Each General Partner is a limited liability company and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware, with requisite power and authority to own its properties and to transact the business in which it is now engaged. Guarantor is a corporation and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Maryland with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each Affiliate Tenant is a corporation and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Borrower, Borrower Parents, and Guarantor is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each of Mortgage Borrower, Mezzanine Borrower, Borrower Parents, and Guarantor, and Affiliate Tenant possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (provided, however, with respect to Guarantor only, those rights, licenses, permits and authorizations that would cause a Material Adverse Effect), and the sole business of Mezzanine Borrower is the ownership of the Collateral. The organizational structure of Mortgage Borrower, Mezzanine Borrower, Borrower Parents, and Borrower Subsidiary, Affiliate Tenant, Sole Shareholder, and certain of their Affiliates is accurately depicted by the schematic diagram attached hereto as EXHIBIT H. Mezzanine Borrower shall not itself, and shall not permit Mortgage Borrower, Affiliate Tenant, Borrower Subsidiary, or Borrower Parents, to, change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Mezzanine Lender thirty (30) days prior written notice of any such change and shall have taken all steps reasonably requested by Mezzanine Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Mezzanine Lender.

                  4.1.2 PROCEEDINGS. Each of Mezzanine Borrower, Guarantor, and Borrower Parents has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents (Second Mezzanine).

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

This Agreement and the other Loan Documents (Second Mezzanine) have been duly executed and delivered by, or on behalf of, Mezzanine Borrower, Guarantor, Affiliate Tenant, and Borrower Parents, as applicable, and constitute legal, valid and binding obligations of Mezzanine Borrower, Guarantor, Affiliate Tenant, and Borrower Parents, as applicable, enforceable against Mezzanine Borrower, Guarantor, Affiliate Tenant, and Borrower Parents, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents (Second Mezzanine) by Mezzanine Borrower, Guarantor, Affiliate Tenant, and Borrower Parents, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents (Second Mezzanine)) upon any of the property or assets of Mezzanine Borrower, Guarantor, Affiliate Tenant, and Borrower Parents pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Mezzanine Borrower, Guarantor, Affiliate Tenant, and Borrower Parents is a party or by which any of Mezzanine Borrower's, Guarantor's, Affiliate Tenant's, and Borrower Parents' property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Mezzanine Borrower, Guarantor, Affiliate Tenant, and Borrower Parents of this Agreement or any other Loan Documents (Second Mezzanine) has been obtained and is in full force and effect.

                  4.1.4 LITIGATION. Except as set forth on SCHEDULE I attached hereto, there are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the Best of Mezzanine Borrower's Knowledge, threatened against or affecting Mezzanine Borrower, Mortgage Borrower, Borrower Subsidiary, Affiliate Tenant, or the Property (other than (i) personal injury claims which are covered by insurance and have a claim amount of less than $250,000 and (ii) arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity which have a claim amount of less than
(a) $250,000 with respect to any individual proceeding and (b) $500,000 in the aggregate of all such proceedings). The actions, suits or proceedings identified on SCHEDULE I which outcome, if determined against Mortgage Borrower, Mezzanine Borrower, Affiliate Tenant, Borrower Subsidiary, Borrower Parents, or the Property, would not have a Material Adverse Effect on any individual Property or all of the Property. There are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the Best of Mezzanine Borrower's Knowledge, threatened against or affecting Guarantor which, if determined against Guarantor would have a Material Adverse Effect.

                  4.1.5 AGREEMENTS. None of Mezzanine Borrower, Mortgage Borrower, Borrower Subsidiary, or Affiliate Tenant is a party to any agreement or instrument or subject to

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

any restriction which is reasonably likely to have a Material Adverse Effect. None of Mezzanine Borrower, Borrower Subsidiary, or Affiliate Tenant is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Mezzanine Borrower, Mortgage Borrower, Borrower Subsidiary, or Affiliate Tenant, or the Property is bound, which default is reasonably likely to have a Material Adverse Effect. None of Mezzanine Borrower, Mortgage Borrower, Borrower Subsidiary, or Affiliate Tenant, has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mezzanine Borrower, Mortgage Borrower, Borrower Subsidiary, or Affiliate Tenant is a party or by which Mezzanine Borrower Mortgage Borrower, Borrower Subsidiary, or Affiliate Tenant, or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, including membership programs disclosed in writing to Mezzanine Lender on or prior to the date hereof, and (b) obligations under the Loan Documents (Second Mezzanine).

                  4.1.6 TITLE. Mezzanine Borrower owns the Collateral as of the date hereof, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for the Permitted Encumbrances.

                  4.1.7 NO BANKRUPTCY FILING. None of Mezzanine Borrower, Mortgage Borrower, Borrower Subsidiary, Affiliate Tenant, Borrower Parents, Sole Shareholder, or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity's assets or property, and Mezzanine Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Mezzanine Borrower, Borrower Parents, Guarantor, Mortgage Borrower, Borrower Subsidiary, Sole Shareholder or Affiliate Tenant.

                  4.1.8 FULL AND ACCURATE DISCLOSURE. To the Best of Mezzanine Borrower's Knowledge, no statement of fact made by Mezzanine Borrower in this Agreement or in any of the other Loan Documents (Second Mezzanine) contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Mezzanine Borrower which has not been disclosed which has a Material Adverse Effect, or to the Best of Mezzanine Borrower's Knowledge could reasonably be expected to have a Material Adverse Effect.

                  4.1.9 ERISA.

            (a) Mezzanine Borrower does not maintain or contribute to and is not required to contribute to, an "employee benefit plan" as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA (other than a "multiemployer plan" as defined by Section 3(37) of ERISA), and Mezzanine Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Mezzanine Borrower which is reasonably likely to result in a Material Adverse Effect and is or remains unsatisfied for any taxes or penalties or unfunded contributions with respect to any "employee benefit plan" or any "plan," within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a "multiemployer plan") maintained, contributed to, or required to be contributed to by

Mezzanine Borrower or by any entity that is under common control with Mezzanine Borrower within the meaning Section 4001(a)(14) of ERISA (each, an ERISA AFFILIATE) (each, a PLAN) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans (other than Plans relating to ERISA Affiliates), if any, where the failure to so contribute is reasonably likely to result in a Material Adverse Effect. Each such Plan (other than Plans relating to ERISA Affiliates), if any, has been and will be administered in material compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

            (b) With respect to any "multiemployer plan," (i) Mezzanine Borrower has not, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) Mezzanine Borrower has made and shall continue to make when due all required contributions to all such "multiemployer plans" and (iii) no ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA which withdrawal is reasonably expected to have a Material Adverse Effect.

            (c) Mezzanine Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, none of the assets of Mezzanine Borrower, Guarantor or Mortgage Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and transactions by or with any of Mezzanine Borrower and Mortgage Borrower are not subject to similar laws regulating investment of, and fiduciary obligations with respect to, plans similar to the provisions of
Section 406 of ERISA or Section 4975 of the Code currently in effect which prohibit or otherwise restrict the transactions contemplated by this Agreement.

                  4.1.10 COMPLIANCE. Except as set forth on attached Schedule XII to the Loan Agreement (Mortgage), Mezzanine Borrower, Mortgage Borrower, Borrower Parents, and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes except where the failure to so comply is not reasonably expected to result in a Material Adverse Effect. None of the matters set forth on said Schedule XII would have a Material Adverse Effect on any individual Property or all of the Property. To the Best of Mezzanine Borrower's Knowledge, none of Mezzanine Borrower, Affiliate Tenant, Mortgage Borrower, Borrower Subsidiary, or Borrower Parents is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the Best of Mezzanine Borrower's Knowledge, there has not been committed by Mezzanine Borrower or Mortgage Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Mezzanine Borrower's obligations under any of the Loan Documents (Second Mezzanine).

                  4.1.11 FINANCIAL INFORMATION. To the Best of Mezzanine Borrower's Knowledge, all financial data of Mezzanine Borrower and Mortgage Borrower, including,

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

without limitation, the statements of cash flow and income and operating expense, that have been delivered by or on behalf of Mezzanine Borrower or Mortgage Borrower to Mezzanine Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property, the Mezzanine Borrower and Mortgage Borrower as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. None of Mezzanine Borrower, Mortgage Borrower, Borrower Subsidiary, Affiliate Tenant, or Borrower Parents has any material contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mezzanine Borrower and could reasonably be expected to have a Material Adverse Effect, except as referred to or reflected in said financial statements and operating statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Mezzanine Borrower, Mortgage Borrower, Affiliate Tenant, Borrower Subsidiary, or Borrower Parents from that set forth in said financial statements.

                  4.1.12 ABSENCE OF UCC FINANCING STATEMENTS, ETC. Except with respect to the Permitted Encumbrances, the Loan Documents (Mortgage), the Senior Mezzanine Loan Documents, the Junior Mezzanine Loan Documents and the Loan Documents (Second Mezzanine), there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in the interest in the Property or any of the Collateral.

                  4.1.13 FEDERAL RESERVE REGULATIONS. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X. As of the Closing Date, Mezzanine Borrower does not own any "margin stock."

                  4.1.14 SETOFF, ETC. The Collateral and the rights of Mezzanine Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

                  4.1.15 NOT A FOREIGN PERSON. None of Mezzanine Borrower, Guarantor or Mortgage Borrower is a foreign person within the meaning of Section 1445(f)(3) of the Code.

                  4.1.16 ENFORCEABILITY. The Loan Documents (Second Mezzanine) are not subject to any existing right of rescission, set-off, counterclaim or defense by Mezzanine Borrower or Guarantor, as applicable, including the defense of usury, nor would the operation of any of the terms of the Loan Documents (Second Mezzanine), or the exercise of any right thereunder, render the Loan Documents (Second Mezzanine) unenforceable (subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), and neither Mezzanine Borrower nor Mortgage

Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  4.1.17 INSURANCE. Mezzanine Borrower has obtained and has delivered to Mezzanine Lender certified copies or original certificates of all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Mezzanine Borrower has not, and to the Best of Mezzanine Borrower's Knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

                  4.1.18 PHYSICAL CONDITION. To the Best of Mezzanine Borrower's Knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the Best of Mezzanine Borrower's Knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Mezzanine Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  4.1.19 LEASES. The Property is not subject to any Material Leases other than the Affiliate Leases and the Leases described in the certified rent roll delivered in connection with the origination of the Loan. To the Best of Mezzanine Borrower's Knowledge (which shall include consultation with Manager), such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. Except as described in the Ground Leases, no Person has any possessory interest in the Property or right to occupy the same (other than typical short-term occupancy rights of hotel guests which are not the subject of a written agreement) except under and pursuant to the provisions of the Leases. To the Best of Mezzanine Borrower's Knowledge, the current Leases are in full force and effect and there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll delivered to Mezzanine Lender or the Tenant estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. To the Best of Mezzanine Borrower's Knowledge, all construction and other obligations of a material nature to be performed by the Mortgage Borrower under the Leases have been satisfied and) any required payments by Mortgage Borrower to the Tenants under the Leases for tenant improvements have been made to the extent required to be satisfied. To the Best of Mezzanine Borrower's Knowledge, no Tenant under any Lease is entitled to any offsets, abatements, deductions against the Rent payable under any Lease from and after the date hereof. To the BEST OF MEZZANINE BORROWER'S KNOWLEDGE, the Rent has been paid current under the Leases. To the Best of Mezzanine Borrower's Knowledge, no Rent has been paid more than one (1) month in advance of its due date, except as disclosed in the Tenant estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan. There has been no prior sale, transfer or assignment, hypothecation or pledge by Mortgage Borrower of Mortgage Borrower's interest in any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Mortgage Lender concurrently herewith. No Tenant or other Person under any Lease or other agreement has any right or option pursuant to such Lease or other agreement or otherwise to purchase all or any part of the Property.

                  4.1.20 SINGLE PURPOSE ENTITY/SEPARATENESS.

            (a) Mezzanine Borrower hereby represents, warrants and covenants that each of Mezzanine Borrower, Mortgage Borrower, Affiliate Tenant, Borrower Parents, and Borrower Subsidiary is, and has been since the date of its respective formation, a Single Purpose Entity.

            (b) All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and any certificates delivered by Mezzanine Borrower in connection with the issuance of the Non-Consolidation Opinion, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (Second Mezzanine) (an ADDITIONAL NON-CONSOLIDATION OPINION), including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. Mezzanine Borrower, Mortgage Borrower, Affiliate Tenant, Borrower Parents, and Borrower Subsidiary have complied with all of the assumptions made with respect to it in the Non-Consolidation Opinion. To the Best of Mezzanine Borrower's Knowledge, each entity other than Mezzanine Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

                  4.1.21 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is not an Affiliate of Borrower.

                  4.1.22 COMPLIANCE WITH ANTI-TERRORISM, EMBARGO AND ANTI-MONEY LAUNDERING LAWS. (i) None of Mezzanine Borrower, Guarantor or any Person who owns any equity interest in or Controls Mezzanine Borrower or, to the Best of Borrower's Knowledge, Guarantor, currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Mezzanine Borrower has implemented procedures to ensure that no Person who now or hereafter owns any equity interest in Mezzanine Borrower or Guarantor is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Mezzanine Borrower or Guarantor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To the Best of Mezzanine Borrower's knowledge, no tenant at the Premises currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and no tenant at the Premises is owned or Controlled by a Prohibited Person. Mezzanine Borrower has determined that Manager has implemented procedures, approved by Mezzanine Borrower to ensure that no tenant at the Premises is a Prohibited Person or owned or Controlled by a Prohibited Person.

                  4.1.23 TAX FILINGS. Mezzanine Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Mezzanine Borrower.

                  4.1.24 SOLVENCY/FRAUDULENT CONVEYANCE. Mezzanine Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document (Second Mezzanine) with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents (Second Mezzanine). After giving effect to the Loan, the fair saleable value of Mezzanine Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Mezzanine Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Mezzanine Borrower's assets is and will, immediately following the making of the Loan, be greater than Mezzanine Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Mezzanine Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mezzanine Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Mezzanine Borrower and the amounts to be payable on or in respect of obligations of Mezzanine Borrower).

                  4.1.25 INVESTMENT COMPANY ACT. Mezzanine Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  4.1.26 INTEREST RATE CAP AGREEMENT. The Interest Rate Cap Agreement (Second Mezzanine) is in full force and effect and enforceable against Mezzanine Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.1.27 BROKERS. Neither Mezzanine Borrower nor, to the Best of Mezzanine Borrower's Knowledge, Mezzanine Lender has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents (Second Mezzanine) and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents (Second

Mezzanine). Mezzanine Borrower covenants and agrees that it shall pay as and when due any and all brokerage fees, charges, commissions or other compensation or reimbursement due to any broker of Mezzanine Borrower with respect to the transactions contemplated by the Loan Documents (Second Mezzanine). Mezzanine Borrower and Mezzanine Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys' fees, or costs of appeal, incurred by the other party and arising out of or relating to any claim for brokerage commissions or finder's fees alleged to be due as a result of the indemnifying party's agreements or actions. The provisions of this Section 4.1.27 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

                  4.1.28 NO OTHER DEBT. Neither Mezzanine Borrower nor General Partner has borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

                  4.1.29 TAXPAYER IDENTIFICATION NUMBER. Mezzanine Borrower's Federal taxpayer identification number is 27-0099968.

                  4.1.30 KNOWLEDGE QUALIFICATIONS. Mezzanine Borrower represents that John A. Griswold and C. Brian Strickland are in a position to have meaningful knowledge with respect to the matters set forth in the Loan Documents (Second Mezzanine) which have been qualified to the knowledge of such Persons.

                  4.1.31 REPRESENTATIONS AND WARRANTIES. Mezzanine Borrower represents and warrants that each of the representations and warranties contained in the Loan Documents (Mortgage) and the Senior Mezzanine Loan Documents (which are hereby incorporated by reference as if fully set forth herein) is true and correct in all material respects, as of the Closing Date and to the best of its knowledge, after reasonable inquiry, there is no Mortgage Event of Default thereunder.

            SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Mezzanine Borrower agrees that all of the representations and warranties of Mezzanine Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents (Second Mezzanine) shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Mezzanine Lender under this Agreement or any of the other Loan Documents (Second Mezzanine) by Mezzanine Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document (Second Mezzanine) with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents (Second Mezzanine) by Mezzanine Borrower shall be deemed to have been relied upon by Mezzanine Lender notwithstanding any investigation heretofore or hereafter made by Mezzanine Lender or on its behalf.

            V MEZZANINE BORROWER COVENANTS

            SECTION 5.1 AFFIRMATIVE COVENANTS.

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            From the Closing Date and until payment and performance in full of all obligations of Mezzanine Borrower under the Loan Documents (Second Mezzanine), Mezzanine Borrower hereby covenants and agrees with Mezzanine Lender that:

                  5.1.1 PERFORMANCE BY MEZZANINE BORROWER.

            (a) Mezzanine Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document (Second Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document (Second Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower without the prior written consent of Mezzanine Lender.

            (b) Mezzanine Borrower shall cause Mortgage Borrower and Senior Mezzanine Borrower in a timely manner to observe, perform and fulfill each and every covenant, term and provision of each Loan Document (Mortgage) and Senior Mezzanine Loan Document executed and delivered by, or applicable to, Mortgage Borrower or Senior Mezzanine Borrower, as applicable.

                  5.1.2 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Subject to Mortgage Borrower's right of contest pursuant to Section 7.3, of the Loan Agreement (Mortgage), Mezzanine Borrower shall comply and cause the Mortgage Borrower, Borrower Subsidiary, and the Property to be in compliance with all Legal Requirements applicable to the Mezzanine Borrower, Mortgage Borrower, Borrower Parent, Borrower Subsidiary, Affiliate Tenant, Manager and the Property and the uses permitted upon the Property. Mezzanine Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Mezzanine Borrower, and Mezzanine Borrower shall not knowingly permit Mortgage Borrower, Borrower Subsidiary, Affiliate Tenant, or any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Mezzanine Borrower's obligations under any of the Loan Documents (Second Mezzanine). Mezzanine Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Mezzanine Borrower shall at all times maintain, preserve and protect (and shall cause Mortgage Borrower to at all times maintain, preserve and protect) all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, as required by the Loan Agreement (Mortgage). Mezzanine Borrower shall keep or shall cause Mortgage Borrower to keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement and the Loan Agreement (Mortgage).

                  5.1.3 LITIGATION. Mezzanine Borrower shall give prompt written notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened in

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writing against Mezzanine Borrower, Mortgage Borrower, Affiliate Tenant,
Borrower Subsidiary, the Collateral or the Property which, if determined adversely to Mezzanine Borrower, Mortgage Borrower, the Collateral or the Property would have a Material Adverse Effect.

                  5.1.4 SINGLE PURPOSE ENTITY.

            (a) Each of Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant has been since the date of its respective formation and shall remain a Single Purpose Entity.

            (b) Each of Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant shall continue to maintain its own account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Mezzanine Borrower, will be commingled with the funds of any other Affiliate.

            (c) To the extent that Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant shares the same officers or other employees as any of their Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

            (d) To the extent that Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant jointly contracts with any of Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant or any of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, Affiliate Tenant and any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant, as applicable) as would be conducted with third parties.

            (e) To the extent that Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, Affiliate Tenant or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

            (f) Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant shall conduct their affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate,

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limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members' consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

            (g) In addition, Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant shall each: (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (vi) transact all business with its Affiliates on an arm's-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

                  5.1.5 CONSENTS. If Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. If Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant is a limited liability company, (a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, of Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant to do so or (ii) file an involuntary bankruptcy petition against any Close Affiliate, Manager, or any Close Affiliate of Manager. Furthermore, the formation documents of Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant shall expressly state that for so long as the Loan is outstanding, none of Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant shall be permitted to
(i) dissolve, liquidate, consolidate, merge or sell all or substantially all of the assets of Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant other than in connection with the repayment of the Loan or (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

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

                  5.1.6 NOTICE OF DEFAULT. Mezzanine Borrower shall promptly advise Mezzanine Lender (a) of any event or condition that has or is likely to have a Material Adverse Effect and (b) of the occurrence of any Default, Event of Default, Mortgage Default or Mortgage Event of Default of which Mezzanine Borrower has knowledge.

                  5.1.7 COOPERATE IN LEGAL PROCEEDINGS. Mezzanine Borrower shall cooperate (and shall cause Mortgage Borrower to cooperate) fully with Mezzanine Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Mezzanine Lender hereunder or under any of the other Loan Documents (Second Mezzanine) and, in connection therewith, permit Mezzanine Lender, at its election, to participate in any such proceedings which may have a Material Adverse Effect.

                  5.1.8 PERFORM LOAN DOCUMENTS (SECOND MEZZANINE). Mezzanine Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents (Second Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower.

                  5.1.9 FURTHER ASSURANCES; SEPARATE NOTES.

            (a) Mezzanine Borrower shall, at its cost and expense, execute and acknowledge (or cause to be executed and acknowledged) and deliver to Mezzanine Lender all documents, and take all actions, reasonably required by Mezzanine Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents (Second Mezzanine) and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents (Second Mezzanine), to subject to the Loan Documents (Second Mezzanine) any property of Mezzanine Borrower intended by the terms of any one or more of the Loan Documents (Second Mezzanine) to be encumbered by the Loan Documents (Second Mezzanine), or otherwise carry out the purposes of the Loan Documents (Second Mezzanine) and the transactions contemplated thereunder. Mezzanine Borrower agrees that it shall, upon request, reasonably cooperate with Mezzanine Lender in connection with any request by Mezzanine Lender to sever the Mezzanine Note into two (2) or more separate substitute or component notes in an aggregate principal amount equal to the Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Mezzanine Lender new substitute notes to replace the Mezzanine Note, amendments to or replacements of existing Loan Documents (Second Mezzanine) to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements, and the holders of such substitute or component notes shall designate a lead lender or agent for such holders to whom Mezzanine Borrower may direct all communications with respect to the Loan. Any such substitute or component notes may have varying principal amounts and economic terms, provided, however, that (i) the maturity date of any such substitute note shall be the same as the scheduled Maturity Date of the Mezzanine Note immediately prior to the issuance of such substitute notes, (ii) the substitute notes shall provide for amortization of the Principal Amount on a weighted average basis over a period not less than the amortization period provided under the Mezzanine Note, if any, immediately prior to the

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issuance of the substitute notes, (iii) the weighted average LIBOR Margin
(Second Mezzanine) of the substitute notes shall not exceed the LIBOR Margin (Second Mezzanine) under the Mezzanine Note immediately prior to the issuance of such substitute notes; and (iv) the economics of the Loan, taken as a whole, shall not change in a manner which is adverse to Mezzanine Borrower. Upon the occurrence and during the continuance of a material Event of Default (as determined by Lender in its sole and absolute discretion), Mezzanine Lender may apply payment of all sums due under such substitute notes in such order and priority as Mezzanine Lender shall elect in its sole and absolute discretion.

            (b) Mezzanine Borrower further agrees that if, in connection with the Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an "investment grade" rating unless the principal amount of the Mortgage Loan were to be decreased and, as a result, the principal amount of the Mortgage Loan is decreased, then (i) the Mezzanine Borrower shall take all actions as are necessary to effect the "resizing" of the Loan and the Mortgage Loan, (ii) the Mezzanine Borrower shall cause the Senior Mezzanine Borrowers and the Mortgage Borrower to comply with its agreements to effect a "resizing", and (iii) Mezzanine Lender shall on the date of the "resizing" of the Loan lend to the Mezzanine Borrower (by way of a reallocation of the principal amount of the Mortgage Loan and the Loan) such additional amount equal to the amount of the principal reduction of the Loan (in which case the Prepayment Fee shall be inapplicable to such repayment) provided that Mortgage Borrower and Mezzanine Borrower execute and deliver any and all necessary amendments or modifications to the Loan Documents (Mortgage) and the Loan Documents (Second Mezzanine). In addition, Mezzanine Borrower and Mezzanine Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies that, if the principal amount of the Loan were to be decreased and, as a result the principal amount of the Mortgage Loan were increased, more "investment grade" rated securities could be issued, then (i) if "resizing" to increase the size of the Mortgage Loan and decrease the size of the Loan is provided for in the Loan Documents (Mortgage), each of them shall take all actions provided for in the documentation for the Loan as are necessary to effect the "resizing" of the Loan and the Mortgage Loan, (ii) Mezzanine Borrower shall cause the Mortgage Borrower to comply with its agreements to effect a "resizing" and (iii) Mortgage Lender shall on the date of the "resizing" of the Loan lend to the Mortgage Borrower (by way of a reallocation of the principal amount of the Mortgage Loan and the Loan) an additional amount equal to the amount of principal reduction of the Loan, provided that Mortgage Borrower and Mezzanine Borrower execute and deliver any and all necessary modifications to the Loan Documents (Mortgage) and Loan Documents (Second Mezzanine). In connection with the foregoing, Mezzanine Borrower agrees, at Mezzanine Borrower's sole cost and expense, to execute and deliver such documents and other agreements reasonably required by Mortgage Lender and/or Mezzanine Lender to "re-size" the Loan and the Mortgage Loan, including, without limitation, an amendment to this Agreement, the Mezzanine Note, the Pledge and the other Loan Documents (Mortgage) and, if the principal amount of the Mortgage Loan is increased, an endorsement to the Title Policy reflecting an increase in the insured amount thereunder. Mezzanine Borrower agrees to reimburse Mezzanine Lender for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mezzanine Lender in connection with any "resizing" of the Loan and to pay for any additional "Eagle 9" or other UCC insurance coverage reasonably required by Mezzanine Lender in connection with any increase in the principal amount of any Mezzanine Loan, and shall deliver opinions of counsel similar to those delivered on the date hereof with respect to Mezzanine

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Borrower and the Mezzanine Loans. Notwithstanding the foregoing, Mezzanine
Lender agrees that any "resizing" of the Mortgage Loan and the Loan shall not change the economics of the Mortgage Loan, Mezzanine Loan, Junior Mezzanine Loans and the Loan taken as a whole in a manner which is adverse to Mezzanine Borrower.

            (c) In addition, Mezzanine Borrower shall, at Mezzanine Borrower's sole cost and expense:

                  (i) furnish to Mezzanine Lender, to the extent not otherwise already furnished to Mezzanine Lender and reasonably acceptable to Mezzanine Lender, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Mortgage Borrower pursuant to the terms of the Loan Documents (Mortgage);

                  (ii) execute and deliver, from time to time, such further instruments (including, without limitation, authorize or deliver of any financing statements under the UCC) as may be reasonably requested by Mezzanine Lender to confirm the lien of the Pledge and this Agreement or any Collateral;

                  (iii) execute and deliver to Mezzanine Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Mezzanine Borrower under the Loan Documents (Second Mezzanine), as Mezzanine Lender may reasonably require;

                  (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents (Second Mezzanine), as Mezzanine Lender shall reasonably require from time to time; and

                  (v) cause its New York counsel to re-issue the New York opinion delivered on the date hereof (in identical form and without updating) in favor of any purchaser of the Loan or an interest therein.

                  5.1.10 BUSINESS AND OPERATIONS. Mortgage Borrower, Mezzanine Borrower, Borrower Subsidiary, and Affiliate Tenant shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property and the Collateral, as applicable. Mezzanine Borrower shall and shall cause Mortgage Borrower to, qualify to do business and shall remain in good standing under the laws of all applicable jurisdictions and to the extent required for the ownership, maintenance, management and operation of the Property and, as applicable, the ownership of the Collateral.

                  5.1.11 TITLE TO THE COLLATERAL. Mezzanine Borrower shall warrant and defend (a) its title to the Collateral and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and
(b) the validity and priority of the Lien of the Pledge and this Agreement on the Collateral, subject only to Liens permitted hereunder

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(including Permitted Encumbrances), in each case against the claims of all
Persons whomsoever. Mezzanine Borrower shall reimburse Mezzanine Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Mezzanine Lender if an interest in the Collateral, other than as permitted hereunder, is claimed by another Person.

                  5.1.12 COSTS OF ENFORCEMENT. In the event (a) that this Agreement or the Pledge is foreclosed upon in whole or in part or that this Agreement or the Pledge is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement or the Pledge in which proceeding Mezzanine Lender is made a party, or a Pledge prior to or subsequent to the Pledge in which proceeding Mezzanine Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Mezzanine Borrower or any of its constituent Persons or an assignment by Mezzanine Borrower or any of its constituent Persons for the benefit of its creditors, Mezzanine Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Mezzanine Lender or Mezzanine Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

                  5.1.13 ESTOPPEL STATEMENT.

            (a) Mezzanine Borrower shall, from time to time, upon thirty (30) days' prior written request from Mezzanine Lender, execute, acknowledge and deliver to the Mezzanine Lender (and shall cause Mortgage Borrower to execute, acknowledge and deliver to Mezzanine Lender), an Officer's Certificate, stating that this Agreement and the other Loan Documents (Second Mezzanine) (or as applicable, the Loan Documents (Mortgage)) are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents (Second Mezzanine) or, as applicable, Loan Documents (Mortgage) are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Mezzanine Note (or, as applicable, the Mortgage Note) and containing such other information, qualified to the Best of Mezzanine Borrower's Knowledge, with respect to the Mezzanine Borrower, Guarantor, Mortgage Borrower, the Property, the Loan and the Mortgage Loan as Mezzanine Lender shall reasonably request. The estoppel certificate shall also state either that no Event of Default or Mortgage Event of Default exists hereunder or thereunder or, if any Event of Default or Mortgage Event of Default shall exist hereunder or thereunder, specify such Event of Default or Mortgage Event of Default and the steps being taken to cure such Event of Default or Mortgage Event of Default.

            (b) Mezzanine Borrower shall use commercially reasonable efforts to deliver to Mezzanine Lender, within thirty (30) days of Mezzanine Lender's request, tenant estoppel certificates from each Tenant under Material Leases entered into after the Closing Date in substantially the form and substance of the estoppel certificate set forth in EXHIBIT G provided that Mezzanine Borrower shall not be required to deliver such certificates more frequently than one time in any calendar year; provided, however, that there shall be no limit on the number of times Mezzanine Borrower may be required to obtain such certificates if a Default hereunder or under any of the Loan Documents (Second Mezzanine) has occurred and is continuing.

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                  5.1.14 LOAN PROCEEDS. Mezzanine Borrower shall use the
proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

                  5.1.15 NO JOINT ASSESSMENT. Mezzanine Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

                  5.1.16 NO FURTHER ENCUMBRANCES. Mezzanine Borrower shall do, or cause to be done, all things necessary to keep and protect the Property, the Senior Mezzanine Collateral and the Collateral and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) with respect to the Property, Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents (Second Mezzanine), the Senior Mezzanine Loan Documents, or the Loan Documents (Mortgage), (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) any Liens permitted pursuant to Leases.

                  5.1.17 LEASES. Mezzanine Borrower shall cause Mortgage Borrower, promptly after receipt thereof, to deliver to Mezzanine Lender a copy of any notice received with respect to Material Leases claiming that Mortgage Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Material Leases.

                  5.1.18 LOAN (MORTGAGE) AND SENIOR MEZZANINE LOAN COVENANTS.

            (a) Mezzanine Borrower hereby covenants that it shall cause Senior Mezzanine Borrower and Mortgage Borrower to fully keep, perform and comply with (or cause to be kept, performed and complied with) each of the covenants set forth in the Senior Mezzanine Loan Documents and the Loan Agreement (Mortgage) and the Security Instrument, which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by Senior Mezzanine Lender or Mortgage Lender (other than a Permitted Loan Amendment). Mezzanine Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of the Senior Mezzanine Borrower under the Senior Mezzanine Loan Documents and the Mortgage Borrower under the Loan Documents (Mortgage).

            (b) Mezzanine Borrower shall not, and shall cause Senior Mezzanine Borrower and Mortgage Borrower not to, (i) amend or modify (by agreement on the part of the Mortgage Borrower, Senior Mezzanine Borrower or Mezzanine Borrower) or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise) the Loan Documents (Mortgage) or the Senior Mezzanine Loan Documents in effect as of the Closing Date that would be a Prohibited Loan Amendment (as hereinafter defined) except for those amendments or modifications (PERMITTED LOAN AMENDMENTS) that (i) are required under the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents or that Mortgage Borrower or Senior Mezzanine Borrower is required to consent to thereunder pursuant to the express terms of the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents, as applicable, (ii) do

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not constitute a PROHIBITED LOAN AMENDMENT, or (iii) are otherwise consented to by Mezzanine Lender. As used herein, a Prohibited Loan Amendment shall mean an amendment or modification to the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents that (A) is reasonably likely to have a Material Adverse Effect, or (B) which (1) increases the principal amount of the Loan (Mortgage) or Senior Mezzanine Loan (exclusive of protective advances), (2) increases the interest rate payable under the Loan (Mortgage) or Senior Mezzanine Loan, (3) provides for the payment of any additional interest, additional fees, increases the amount of or adds additional reserve payments or increases the amount of or adds additional escrows, or otherwise increases the amount payable under the Loan (Mortgage) or Senior Mezzanine Loan, (4) increases the frequency or payment amount of the periodic principal installments under the Loan (Mortgage) or Senior Mezzanine Loan, (5) modifies the recourse carveout obligations under the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents in a manner which increases or expands recourse liability, (6) modifies the due-on-sale, due-on-encumbrance, or collateral release provisions of the Loan Documents (Mortgage), (7) modifies the provisions governing requirements with respect to the Independent Managers under the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents in a manner materially adverse to Mortgage Lender, (8) adds material additional obligations, liabilities or indemnities on the part of Mortgage Borrower, Guarantor, General Partner, Senior Mezzanine Borrower or Mezzanine Borrower, (9) shortens any default cure periods or adds any additional defaults under the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents,
(10) extends the maturity date of the Loan (Mortgage) or Senior Mezzanine Loan Documents beyond the initially scheduled maturity date (except in connection with any work-out or other surrender, compromise, release, renewal, or indulgence relating to the Loan (Mortgage) or Senior Mezzanine Loan Documents,
(11) modifies any provisions related to the Management Agreement, (12) waives or modifies any provisions related to the use of proceeds under the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents, (13) modifies any provisions of the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents related to the funding of escrows or cash management or any provision of the Account Agreement (Mortgage) or Senior Mezzanine Account Agreement or (14) decreases or materially modifies any insurance requirements under the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents. Any amendment or modification to the Loan Documents (Mortgage) or Senior Mezzanine Loan Documents in violation of this Section shall be ineffective as between Mezzanine Borrower and Mezzanine Lender, and, if not cured by Mezzanine Borrower within thirty (30) days after written notice from Mezzanine Lender shall constitute an Event of Default hereunder, unless Mezzanine Lender consents thereto in writing in its sole discretion.

            (c) In the event the Loan (Mortgage) shall at any time be repaid, or the Liens securing the Loan (Mortgage) at any time be released in full, then unless and until the Mezzanine Note shall have been repaid in full and all obligations of Mezzanine Borrower to Mezzanine Lender hereunder and under the other Loan Documents (Second Mezzanine) shall have been satisfied, then Mezzanine Borrower and Manager shall nevertheless comply or cause the Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (other than payment of principal, interest and premium (if any)) and the Loan Documents (Mortgage) shall nevertheless be deemed to remain in full force and effect as between Mezzanine Borrower and Mezzanine Lender with Mezzanine Lender being deemed in such context to possess exclusively all of the rights and remedies of the Mortgage Lender thereunder including without limitation, all rights of consent and approval, rights to receive and

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control the disposition of casualty insurance proceeds and condemnation awards, and the right to collect rents through a lockbox and make waterfall distributions (but expressly excluding any rights and remedies relating to payment of the indebtedness under the Loan Documents (Mortgage) and evidenced by the Mortgage Note and Mezzanine Borrower shall nevertheless comply or cause the Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (and any Permitted Loan Amendments or amendment or modification consented to in writing by Mezzanine Lender) (other than the payment of principal, interest and premium, if any). Mezzanine Borrower shall, and shall cause Mortgage Borrower to, execute any and all documents reasonably requested by Mezzanine Lender for the implementation or furtherance of the foregoing provided that the same shall be at Mezzanine Lender's sole cost and expense. Mezzanine Borrower shall deliver to Mezzanine Lender copies of any and all modifications to the Loan Documents (Mortgage) within five (5) Business Days after execution thereof.

            (d) Mezzanine Borrower covenants and agrees to cause Mortgage Borrower to deliver any and all financial information delivered or required to be delivered to Mortgage Lender pursuant to the terms of the Loan Documents (Mortgage) to be delivered simultaneously to Mezzanine Lender.

                  5.1.19 IMPOSITIONS. Mezzanine Borrower shall cause Mortgage Borrower to pay all Impositions, to timely pay all claims for labor, material or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property (including the Property), and to keep the Property free from any Lien (other than the lien of the Loan Documents (Mortgage) and the Permitted Encumbrances), and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed upon the Property or any portion thereof within thirty (30) days after receiving written notice (whether from Mezzanine Lender, the lienholder or any other Person) of the filing thereof; subject in each case to Mortgage Borrower's right to contest the same as permitted in but subject to the conditions set forth in the Loan Agreement (Mortgage) so long as no Event of Default has occurred. In the event that Mortgage Borrower elects to commence any contest or similar proceeding with respect to any such Imposition, Lien or other claim described herein, Mezzanine Borrower shall provide prompt written notice thereof to Mezzanine Lender together with such evidence as Mezzanine Lender may reasonably require showing Mortgage Borrower's satisfaction of the requirements set forth in Section 7.3 of the Loan Agreement (Mortgage) to Mortgage Borrower conducting such contest. Notwithstanding the foregoing, Mezzanine Borrower shall cause Mortgage Borrower promptly to pay any contested Imposition, Lien or claim and the payment thereof shall not be deferred, if Mezzanine Lender or Mortgage Borrower may be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgage Borrower, then Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender reasonable evidence of payment of such contested Imposition or Lien.

                  5.1.20 LEASES. Mezzanine Borrower shall promptly after receipt thereof (or receipt by Mortgage Borrower) deliver to Mezzanine Lender a copy of any notice received with respect to the Leases claiming that Mortgage Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Leases, if such default is reasonably likely to have a Material Adverse Effect.

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                  5.1.21 DORAL SETTLEMENT AGREEMENT. Mezzanine Borrower shall cause Mortgage Borrower to use diligent efforts to comply with the terms of and substantially complete the improvements contemplated by the Doral Settlement Agreement and shall promptly after receipt thereof deliver to Mezzanine Lender a copy of any notice received with respect to the Doral Settlement Agreement claiming that Mortgage Borrower is in default in the performance or observance of any of the terms, covenants or conditions of the Doral Settlement Agreement.

                  5.1.22 MEMBERSHIP PROGRAMS. Mezzanine Borrower shall receive Mezzanine Lender's prior written consent to make any material modifications to (or permit Mortgage Borrower to make any material modifications to) any existing membership program or similar program at the Property or enter into any new membership or similar program at the Property to the extent such modification or new program (i) would allow any member to redeem a membership deposit prior to Mortgage Borrower obtaining at least one new membership deposit in an amount at least equal to the existing deposit to be redeemed (i.e., a 1:1 redemption program), or (ii) could adversely affect the value of Mezzanine Lender's security for the Loan.

                  5.1.23 ARTICLE 8 "OPT IN" LANGUAGE. Each organizational document of Mezzanine Borrower, Borrower Parents, Borrower Subsidiary, Affiliate Tenant, and Mortgage Borrower shall be modified to include the language set forth on EXHIBIT R and such language shall remain in each such organizational document for so long as the Obligations are outstanding.

            SECTION 5.2 NEGATIVE COVENANTS.

            From the Closing Date until payment and performance in full of all obligations of Mezzanine Borrower under the Loan Documents (Second Mezzanine) or the earlier release of the Lien of this Agreement or the Pledge in accordance with the terms of this Agreement and the other Loan Documents (Second Mezzanine), Mezzanine Borrower covenants and agrees with Mezzanine Lender that it will not do (and will not permit Affiliate Tenant to do), or permit to be done, directly or indirectly, or allow Borrower Subsidiary to do, directly or indirectly, any of the following (and in such connection, references in this Article V to Mortgage Borrower shall alternatively mean Affiliate Tenant, as the context may require):

                  5.2.1 INCUR DEBT. Incur, create or assume any Debt other than Permitted Debt (Second Mezzanine) or Transfer all or any part of the Collateral or any interest therein, except as permitted in the Loan Documents (Second Mezzanine);

                  5.2.2 ENCUMBRANCES. Other than in connection with the Loan Documents (Second Mezzanine), the Senior Mezzanine Loan Documents and the Loan Documents (Mortgage), incur, create or assume or permit the incurrence, creation or assumption of any Debt secured by an interest in Mortgage Borrower, Senior Mezzanine Borrower, Mezzanine Borrower, Affiliate Tenant, or General Partner, and shall not Transfer or permit the Transfer of any interest in Mortgage Borrower, Senior Mezzanine Borrower, or Affiliate Tenant, except as permitted pursuant to Article VIII;

                  5.2.3 ENGAGE IN DIFFERENT BUSINESS. Engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents

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(Second Mezzanine) to which Mezzanine Borrower is a party and ownership of interests in the Mortgage Borrower and activities related thereto;

                  5.2.4 MAKE ADVANCES. Make advances or make loans to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document (Second Mezzanine);

                  5.2.5 PARTITION. Permit Mortgage Borrower to partition the Property;

                  5.2.6 COMMINGLE. Commingle its assets with the assets of any of its Affiliates;

                  5.2.7 GUARANTEE OBLIGATIONS. Guarantee any obligations of any Person;

                  5.2.8 TRANSFER ASSETS. Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents (Second Mezzanine);

                  5.2.9 AMEND ORGANIZATIONAL DOCUMENTS. Amend or modify any of its organizational documents without Mezzanine Lender's consent, other than in connection with any Transfer permitted pursuant to Article VIII or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be expected to have a Material Adverse Effect and provided that Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, and Affiliate Tenant each remain a Single Purpose Entity;

                  5.2.10 DISSOLVE. Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except following or simultaneously with a repayment of the Loan in full or as expressly permitted pursuant to this Agreement;

                  5.2.11 BANKRUPTCY. (i) File a bankruptcy or insolvency petition or otherwise institute insolvency proceedings, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower's assets other than in connection with the repayment of the Loan, (iii) engage in any other business activity or (iv) file or solicit the filing of an involuntary bankruptcy petition against Mezzanine Borrower, Mortgage Borrower, Manager or any Close Affiliate of Mezzanine Borrower or Manager, without obtaining the prior consent of all of the directors of Mezzanine Borrower, including, without limitation, the Independent Directors;

                  5.2.12 ERISA. Engage in any activity that would subject it to regulation under ERISA or qualify it as an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Mezzanine Borrower's assets do not and will not constitute plan assets within the meaning of 29 C.F.R. Section 2510.3-101;

                  5.2.13 DISTRIBUTIONS. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its shareholders, partners or members, as the case may be, or its or their Affiliates;

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                  5.2.14 MANAGER.

            (a) Except as provided in this Section 5.2.14, Mezzanine Borrower shall not, without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld or delayed, permit Mortgage Borrower to: amend, modify, supplement, alter or waive any material right under the Management Agreement without Mezzanine Lender's prior written consent, not to be unreasonably withheld. Without the receipt of Mezzanine Lender's prior written consent, Mezzanine Borrower may permit Mortgage Borrower to make any nonmaterial modification, change, supplement, alteration or amendment to the Management Agreement and to waive any nonmaterial rights thereunder, provided that no such modification, change, supplement, alteration, amendment or waiver shall adversely affect the cash management procedures set forth in the Management Agreement or the Loan Documents (Mortgage) or Loan Documents (Second Mezzanine), decrease the cash flow of the Property, adversely affect the marketability of the Property or the Collateral, adversely change the definitions of "default" or "event of default," adversely change the definitions of "operating expense" or words of similar meaning to add additional items to such definitions, change any definitions or provisions so as to reduce the payments due the Mortgage Borrower thereunder, adversely change the timing of remittances to the Mortgage Borrower thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any Management Fees payable under the Management Agreement.

            (b) Mezzanine Borrower may permit Mortgage Borrower to enter into a new Management Agreement with an Acceptable Manager upon receipt of a Rating Agency Confirmation (or, if such manager is a Pre-Approved Manager, upon receipt of Mezzanine Lender's prior written consent) with respect to the Property Management Agreement and delivery of an acceptable Non-Consolidation Opinion covering such replacement Manager if such Person is an Affiliate of Mortgage Borrower.

                  5.2.15 MANAGEMENT FEE. Mezzanine Borrower may not, without the prior written consent of Mezzanine Lender (not to be unreasonably withheld) take or permit Mortgage Borrower to take any action that would increase the percentage amount of the Management Fee, or add a new type of fee payable to any Manager relating to any Property, including, without limitation, the Management Fee.

                  5.2.16 SUBSIDIARY MANAGEMENT AGREEMENTS. Mezzanine Borrower shall not permit Mortgage Borrower to, without first obtaining Mezzanine Lender's prior written consent, which consent shall not be unreasonably withheld, amend, change, supplement or modify any material term of the Subsidiary Management Agreements in any manner that could adversely affect the Mezzanine Lender.

                  5.2.17 REAS. Without the prior consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned, Mezzanine Borrower shall not permit Mortgage Borrower to execute modifications to the REAs;

                  5.2.18 MODIFY ACCOUNT AGREEMENT (SECOND MEZZANINE). Without the prior consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or

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conditioned, Mezzanine Borrower shall not execute any modification to the
Account Agreement (Second Mezzanine);

                  5.2.19 ZONING RECLASSIFICATION. Except as contemplated by
Section 2.3.4 of the Loan Agreement (Mortgage), without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld, permit Mortgage Borrower to (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that would result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

                  5.2.20 CHANGE OF PRINCIPAL PLACE OF BUSINESS. Change its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Mezzanine Lender thirty (30) days' prior written notice (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Mezzanine Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Mezzanine Lender hereunder in the Account Collateral (Second Mezzanine) and the Rate Cap Collateral (Second Mezzanine) at all times;

                  5.2.21 RESERVED.

                  5.2.22 DEBT CANCELLATION. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business;

                  5.2.23 MISAPPLICATION OF FUNDS. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Second Mezzanine Account, as required by Section 3.1, or the Pledge, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.4; or

                  5.2.24 SINGLE-PURPOSE ENTITY. Fail to be a Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause it or Mortgage Borrower, Borrower Parent, Borrower Subsidiary, or Affiliate Tenant to cease to be a Single-Purpose Entity.

            VI INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

            SECTION 6.1 INSURANCE COVERAGE REQUIREMENTS.

            (a) Mezzanine Borrower will cause Mortgage Borrower, at its expense, to procure and maintain the insurance policies required by the Loan Documents (Mortgage). Each commercial general liability or umbrella liability policy with respect to the Property shall name Mezzanine Lender as an additional insured and shall contain a cross liability/severability endorsement in form and substance acceptable to Mezzanine Lender.

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            (b) In the event of any loss or damage to the Property, Mezzanine
Borrower shall give prompt written notice to the insurance carrier and Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower's rights to any insurance proceeds are subject to the terms of the Loan Agreement (Mortgage). Mezzanine Borrower may not and shall not permit Mortgage Borrower to settle, adjust or compromise any claim under such insurance policies without the prior written consent of Mezzanine Lender which shall not be unreasonably withheld, delayed or denied; provided, further, that Mortgage Borrower may make proof of loss and adjust and compromise any claim under casualty insurance policies which is of an amount less than $500,000 so long as no Event of Default has occurred. Any proceeds of such claim which are not used to reconstruct or repair the Property, or applied to the balance of the loan evidenced by the Loan Documents (Mortgage), shall be deposited into the accounts established pursuant to the Loan Agreement (Mortgage) to the extent required thereby, or if such deposit is not required thereunder, then such proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Second Mezzanine) whether or not then due.

            (c) In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a casualty to any portion of the Property, Mezzanine Borrower shall cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to terms of the Loan Agreement (Mortgage) to elect to not reconstruct, restore or repair the Property following a casualty to any portion of the Property, Mezzanine Borrower shall not permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Mezzanine Lender.

            (d) Mezzanine Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required to be maintained by Mortgage Borrower on or with respect to any part of the Property pursuant to Section 6.1 of the Loan Agreement (Mortgage).

            SECTION 6.2 CONDEMNATION AND INSURANCE PROCEEDS. In the event that all or any portion of the Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, Mezzanine Borrower shall give prompt written notice to Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower's rights to any condemnation award is subject to the terms of the Loan Agreement (Mortgage). Mezzanine Borrower may not and shall not permit Mortgage Borrower to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or denied; provided, further, that Mortgage Borrower may settle, adjust and compromise any such claim, action or proceeding which is of an amount less than $5,000,000 so long as no Default or Event of Default has occurred. Any Excess Proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Second Mezzanine) whether or not then due pursuant to Section

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2.3.1(b). In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, Mezzanine Borrower shall cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Loan
Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to elect not to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, Mezzanine Borrower shall not permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Mezzanine Lender.

            SECTION 6.3 CERTIFICATES. Mezzanine Borrower shall deliver (or cause Mortgage Borrower to deliver) to Mezzanine Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Mezzanine Borrower's and Mortgage Borrower's insurance agent stating that the insurance policies required to be delivered to Mezzanine Lender pursuant to
Section 6.1 and Section 2.5.2(h) are maintained with insurers who comply with the terms of Section 6.1.9 of the Loan Agreement (Mortgage), setting forth a schedule describing all premiums required to be paid by Mezzanine Borrower or Mortgage Borrower, as applicable, to maintain the policies of insurance required under Section 6.1 and Section 2.5.2(h), and stating that either Mezzanine Borrower or Mortgage Borrower, as applicable, has paid such premiums. Certificates of insurance with respect to all replacement policies shall be delivered to Mezzanine Lender not less than fifteen (15) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Originals (or certified copies) of such replacement insurance policies shall be delivered to Mezzanine Lender promptly after Mezzanine Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof (including the insurance certificates delivered pursuant to Section 2.5.2(h)). If Mezzanine Borrower fails to (i) maintain or to deliver to Mezzanine Lender the certificates of insurance required by this Agreement or (ii) maintain and deliver originals (or certificated copies) of such insurance policies within thirty (30) days after the effective date thereof, upon five (5) Business Days' prior notice to Mezzanine Borrower, Mezzanine Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Mezzanine Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mezzanine Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto. Mezzanine Borrower agrees that any replacement insurance policy required hereunder shall not include any so called "terrorist exclusion" or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals.

            VII INTENTIONALLY DELETED.

            VIII TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

            SECTION 8.1 RESTRICTIONS ON TRANSFERS AND INDEBTEDNESS.

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            (a) Unless such action is a Permitted Mezzanine Transfer, or is otherwise permitted by the subsequent provisions of this Article VIII, no Person owning a direct or indirect interest in Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant shall, without Mezzanine Lender's prior written consent and a Rating Agency Confirmation with respect to the transfer or other matter in question, (A) Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of the Property, the Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Affiliate Tenant, or Borrower Subsidiary, (B) permit or suffer any owner, directly or indirectly, of a legal, Beneficial, or equitable interest in the Property, the Mezzanine Borrower, Borrower Parents, Mortgage Borrower, Affiliate Tenant, or Mortgage Borrower General Partner, to Transfer such interest, whether by Transfer of stock or other legal, Beneficial or equitable interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the legal, Beneficial or equitable interests in all or any part of the Collateral, the Property, the Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant, or (D) file a declaration of condominium with respect to the Property. Notwithstanding any provision herein to the contrary, nothing contained herein shall be deemed to restrict or otherwise interfere with the ability of the holders of direct or indirect legal, Beneficial or equitable interests in Guarantor to Transfer such interests and, in addition, Guarantor (and the Permitted Borrower Transferee, Pre-approved Transferee or other approved entity that assumes the obligations of Guarantor pursuant to Section 8.5) may be merged into a surviving entity (the SURVIVOR) so long as after giving effect to such merger, the identity of a majority of members of the board of directors of the Survivor are individuals that (immediately prior to such merger) were members of the board of directors of the predecessor Guarantor (or the Permitted Borrower Transferee, Pre-approved Transferee or other approved entity that assumes the obligations of Guarantor pursuant to Section 8.5) and continue to maintain operational and management control of Survivor (and, in such event, Survivor shall become the Guarantor hereunder).

            (b) None of Mortgage Borrower, Mezzanine Borrower, Affiliate Tenant, Borrower Subsidiary, or Borrower Parents shall incur, create or assume any Debt or incur any liabilities without the consent of Lender; provided, however, (i) Mortgage Borrower, Mezzanine Borrower and Affiliate Tenant may, without the consent of Lender, incur, create or assume Permitted Debt, and (ii) if Fifth Mezzanine Lender does not fund the Fifth Mezzanine Loan on or prior to the Anticipated Funding Date, Fifth Mezzanine Borrower shall be permitted to incur mezzanine indebtedness in an amount not to exceed $100,000,000 (the ADDITIONAL MEZZANINE LOAN), subject to satisfaction of the following conditions (the FUNDING CONDITIONS): (i) no Event of Default shall have occurred and be continuing under the Loan Documents (Second Mezzanine) or the Mortgage Loan Documents at the time of funding of the Additional Mezzanine Loan, (ii) the lender under such Additional Mezzanine Loan shall have entered into an intercreditor agreement in form and substance acceptable to Mezzanine Lender,
(iii) the trailing twelve month Portfolio DSCR as of the date of the funding of the Additional Mezzanine Loan shall exceed 1.40:1.00, (iv) the funding of the Additional Mezzanine Loan shall occur on or before the Outside Date and shall have a maturity date concurrent with the Maturity Date, and (v) Mezzanine Borrower shall have delivered to Mezzanine Lender an Additional Non-Consolidation Opinion addressing the Additional Mezzanine Loan in form and substance acceptable to Mezzanine Lender.

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            (c) Neither Borrower Subsidiary nor Affiliate Tenant shall incur, create or assume any debt or guaranty the payment of any debt or obligation other than Permitted Debt.

            (d) Except with respect to the Pledge and as permitted under Section 8.1(a), Mezzanine Borrower shall not permit Mortgage Borrower to Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of any Borrower Subsidiary.

            (e) Except as permitted under Section 8.1(a) and the Pledge, Guarantor shall not Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of Mortgage Borrower, Mezzanine Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant.

            (f) Except as permitted in Section 2.3.5 of the Loan Agreement (Mortgage), Section 8.1(a), and with respect to the Pledges, Borrower and Guarantor shall not permit or suffer any of Sole Shareholder, Borrower Parents, Affiliate Tenant or any entity owned directly or indirectly by Sole Shareholder to Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of the Property, the Borrower, Borrower Parents, Affiliate Tenant or Borrower Subsidiary.

            (g) Notwithstanding any provision herein to the contrary, nothing contained herein shall be deemed to prohibit (i) a Transfer by Guarantor of its interests in CNL Hospitality LP Corp. or CNL Hospitality GP Corp. (the FIRST TIER CNL ENTITIES), or a Transfer by the First Tier CNL Entities of interests in CNL OP (and together with the First Tier CNL Entities, the CNL CORPORATE ENTITIES) in connection with a financing by Guarantor or any of the CNL Corporate Entities; provided, CNL OP continues to own, directly or indirectly, a substantial portfolio of properties in addition to the Property, or (ii) Transfers of interests in Guarantor.

            SECTION 8.2 SALE OF BUILDING EQUIPMENT AND IMMATERIAL TRANSFERS AND EASEMENTS BY MORTGAGE BORROWER. Mezzanine Borrower may permit Mortgage Borrower to effect any Transfer permitted pursuant to Section 8.2 and 8.3 of the Loan Agreement (Mortgage) without Mezzanine Lender's prior written consent.

            SECTION 8.3 TRANSFER OF CLAREMONT PROPERTY. Notwithstanding the foregoing provisions of this Article VIII, in connection with Claremont Borrower and Affiliate Tenant entering into a new Management Agreement for the Claremont Property with an Acceptable Manager in accordance with Section 5.2.14, Sole Shareholder shall have the right to transfer up to forty-nine percent (49%) of the beneficial interests in the Claremont Property subject to the following terms and conditions:

      (a) Sole Shareholder shall cause a restructuring of the ownership interests in Claremont Borrower, so that immediately following such restructuring:

            (i) (A) a newly formed Single Purpose Entity limited partnership shall have acquired First Mezzanine Borrower's 99.9% limited partnership interest in Claremont Borrower, (B) such newly formed limited partnership shall become a co-borrower under the Mezzanine Loan, and (C) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause (A) shall own a 0.1% general partnership interest in Claremont Borrower;

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            (ii)  (A) a newly formed Single Purpose Entity limited partnership shall become a co-borrower under the Mezzanine Loan and shall own a 99.9% direct partnership interest in the limited partnership created pursuant to clause (i) above, and (B) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause (A) shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (i);

            (iii) (A) a newly formed Single Purpose Entity limited partnership shall become a co-borrower under the Third Mezzanine Loan and shall own a 99.9% direct partnership interest in the limited partnership created pursuant to clause (ii) above, and (B) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause
(A) shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (ii) above;

            (iv) (A) a newly formed Single Purpose Entity limited partnership shall become a co-borrower under the Fourth Mezzanine Loan and shall own a 99.9% direct partnership interest in the limited partnership created pursuant to clause (iii) above, and (B) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause
(A) shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (iii) above;

            (v) (A) a newly formed Single Purpose Entity limited partnership shall own a 99.9% direct partnership interest in the limited partnership created pursuant to clause (iv) above, and if the Fifth Mezzanine Loan has been funded by Fifth Mezzanine Lender on or before the Outside Date, shall become a co-borrower under the Fifth Mezzanine Loan, and (B) a newly formed Single Purpose Entity limited liability company that is solely owned by the entity formed pursuant to Clause (A) shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (iv) above;

            (vi) Sole Shareholder shall own (A) no less than a fifty-one percent (51%) direct limited partnership interest in the limited partnership created pursuant to clause (v) above, and (B) no less than a one hundred percent (100%) direct limited liability company interest (B) a newly formed Single Purpose Entity limited liability company that is solely owned by Sole Shareholder shall own a 0.1% general partnership interest in such limited partnership created pursuant to clause (v) above;

            (vii) the transferee of the beneficial interests in the Claremont Property permitted pursuant to this Section 8.3 shall own no more than a forty-nine percent (49%) direct partnership interest in the limited partnership created pursuant to clause (v) above; and

            (viii) the limited liability companies formed pursuant to clauses
(i) through (vi) above shall have at least one (1) independent director on its board of directors.

      (b) The Loan Documents (Mortgage), the Loan Documents (Second Mezzanine), the Senior Mezzanine Loan Documents and the Junior Mezzanine Loan Documents shall be amended to reflect such new ownership structure;

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      (c) The Loan Documents (Second Mezzanine), the Senior Mezzanine Loan
Documents and the Junior Mezzanine Loan Documents shall be amended so that each of the Single Purpose Entity limited partnerships created pursuant to paragraph
(a) above shall become joint and several co-borrowers with Mezzanine Borrower, the Senior Mezzanine Borrower and the Junior Mezzanine Borrowers, as applicable, under this Mezzanine Loan, the Senior Mezzanine Loan and the Junior Mezzanine Loans, as applicable, and 100% of the ownership interest in each entity holding a general partnership interest in each new limited partnership shall be pledged as collateral for the Mezzanine Loan, the Senior Mezzanine Loan and the Junior Mezzanine Loans, as applicable;

      (d) Mezzanine Borrower shall deliver to Mezzanine Lender a new non-consolidation opinion in form acceptable to Mezzanine Lender;

      (e) Mezzanine Borrower shall deliver a new Opinion of Counsel from Delaware and New York counsel substantially in the forms delivered on the Closing Date and otherwise in compliance with the requirements set forth in Exhibit D or in such other form approved by the Mezzanine Lender;

      (f) Mezzanine Lender shall have received copies certified by an Officer's Certificate of all organizational documentation related to such newly formed entities and such Acceptable Manager and/or Close Affiliate thereof, together with evidence, as Mezzanine Lender may request in its sole discretion, of the formation, structure, existence, good standing and/or qualification to do business of such newly formed entities, such Acceptable Manager and/or Close Affiliate, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the transactions contemplated hereby, and incumbency certificates as may be requested by Mezzanine Lender. Each of the organizational documents of each new entity shall contain provisions having a substantive effect materially similar to that of the language set forth in Exhibit C or such other language as approved by Mezzanine Lender;

      (g) Mezzanine Lender shall have received a copy of the no-impairment letter to the Title Policy (Mortgage) (or substantially equivalent assurance) as Mezzanine Lender may reasonably require confirming title insurance coverage is not impaired or reduced by such transaction;

      (h) An Acceptable Manager shall manage the Claremont Property pursuant to an Acceptable Management Agreement approved by Mezzanine Lender in its reasonable discretion;

      (i) Mezzanine Borrower shall deliver to Mezzanine Lender a pledge of its interests in the newly formed limited partnership created pursuant to Section 8.3(a)(i) above and the newly formed limited liability company created pursuant
Section 8.3(a)(ii)(A) above.

      (j) Mezzanine Borrower shall cause the Interests Rate Cap Agreement (First Mezzanine) to be amended to reflect the new co-borrower under the Mezzanine Loan;

      (k) Mezzanine Borrower shall cause to be delivered to Mezzanine Lender such endorsements and revisions to the existing "Eagle 9" policy or other UCC insurance policy (or,

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alternatively, Mezzanine Borrower may deliver a new "Eagle 9" policy or other
UCC insurance policy), insuring the pledges contemplated hereby;

      (l) Mortgage Borrower, Senior Mezzanine Borrower and each Junior Mezzanine Borrower shall have satisfied the requirements set forth in Section 8.8 of the Loan Agreement (Mortgage), Section 8.3 of the Senior Mezzanine Loan Agreement and Section 8.3 of each Junior Mezzanine Loan Agreement (as applicable), including, without limitation, delivery to Mortgage Lender, Senior Mezzanine Lender and each Junior Mezzanine Lender (as applicable), as additional collateral for each Mezzanine Loan, a pledge of the interests of each limited partnership and each limited liability company general partner formed pursuant to Section 8.8 of the Loan Agreement (Mortgage), Section 8.3 of the Senior Mezzanine Loan Agreement and Section 8.3(a) of each Junior Mezzanine Loan Agreement (as applicable);

      (m) Mezzanine Borrower shall pay to Mezzanine Lender all reasonable out-of-pocket costs and expenses incurred by Mezzanine Lender (including, without limitation, attorneys fees and any applicable costs and expenses of the Rating Agencies) in connection with the matters set forth in this Section 8.3; and

      (n) Notwithstanding anything to the contrary set forth in Section 8.3(a),
(i) First Mezzanine Borrower and the co-borrower under the First Mezzanine Loan pursuant to paragraph (a)(i) above may share the same general partner, (ii) Mezzanine Borrower and the co-borrower under the Mezzanine Loan pursuant to paragraph (a)(ii) above may share the same general partner, (iii) Third Mezzanine Borrower and the co-borrower under the Third Mezzanine Loan pursuant to paragraph (a)(iii) above may share the same general partner, (iv) Fourth Mezzanine Borrower and the co-borrower under the Fourth Mezzanine Loan pursuant to paragraph (a)(iv) above may share the same general partner, and (v) Fifth Mezzanine Borrower and the co-borrower under the Fifth Mezzanine Loan pursuant to paragraph (a)(v) above may share the same general partner.

            SECTION 8.4 TRANSFERS OF INTERESTS IN MEZZANINE BORROWER. Each holder of any direct or indirect interest in Mezzanine Borrower shall have the right to transfer (but not pledge, hypothecate or encumber) its direct or indirect legal, beneficial or equity interests in the Mezzanine Borrower to any Person who is not a Disqualified Transferee without Mezzanine Lender's consent or a Rating Agency Confirmation if Section 8.6 is complied with and, after giving effect to such transfer:

      (A) Mezzanine Borrower and the Property will be directly owned by a Single Purpose Entity in compliance with the representations, warranties and covenants in Section 4.1.20 hereof (as if the Mezzanine Borrower shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the transfer), and which shall have executed and delivered to Mezzanine Lender an assumption agreement in form and substance acceptable to Mezzanine Lender, evidencing the continuing agreement of the Mezzanine Borrower to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Mezzanine Note, the Pledge and the other Loan Documents (Second Mezzanine) and all other outstanding obligations under the Loan, together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgage Lender and Mezzanine Lender;

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      (B) an Acceptable Manager shall continue to act as Manager for the
Property pursuant to the existing Management Agreement or an Acceptable Management Agreement;

      (C) Guarantor or a Close Affiliate of Guarantor owns directly or indirectly at least fifty-one percent (51%) of the equity interests in the Mezzanine Borrower and Mortgage Borrower and the Person that is the proposed transferee is not a Disqualified Transferee; provided that, after giving effect to any such transfer, in no event shall any Person other than Guarantor or a Close Affiliate of Guarantor exercise Management Control over the Mezzanine Borrower and/or Mortgage Borrower. In the event that Management Control shall be exercisable jointly by Guarantor or a Close Affiliate of Guarantor with any other Person or Persons, then Guarantor or such Close Affiliate shall be deemed to have Management Control only if Guarantor or such Close Affiliate retains the ultimate right as between the Guarantor or such Close Affiliate and the transferee to unilaterally make all material decisions (subject to the applicable Management Agreement) with respect to the operation, management, financing and disposition of the Property;

      (D) if there has been a Transfer of more than forty-nine percent (49%) of the direct membership interests, stock or other direct equity ownership interests in Mezzanine Borrower, Mortgage Borrower, General Partner, Mortgage Borrower or Borrower Parents, Mezzanine Borrower shall have first delivered to Mezzanine Lender an Officer's Certificate and legal opinion of the types described in Section 8.6 below; and

      (E) Mezzanine Borrower shall cause the transferee, if Mezzanine Lender so requests and if such transferee is required to be a Single Purpose Entity pursuant to this Agreement, to deliver to Mezzanine Lender its organizational documents solely for the purpose of Mezzanine Lender confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein.

            SECTION 8.5 LOAN ASSUMPTION. Without limiting the foregoing, Mezzanine Borrower shall have the right to sell, assign, convey or transfer (but not mortgage, hypothecate or otherwise encumber or grant a security interest in) the direct or indirect legal or equitable title to all (but not less than all) of the Collateral only if Mortgage Borrower simultaneously exercise their right to transfer the Property pursuant to Section 8.5 of the Loan Agreement (Mortgage) and:

      (A) after giving effect to the proposed transaction:

            (1) Mezzanine Borrower will be owned by a Single Purpose Entity wholly owned (directly or indirectly) by a Permitted Borrower Transferee, Pre-approved Transferee or such other entity (specifically approved in writing by Mezzanine Lender) which will be in compliance with the representations, warranties and covenants contained in Section 4.1.20 hereof (as if such transferee shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the proposed transaction); such Single Purpose Entity shall have executed and delivered to Mezzanine Lender an assumption agreement and such other agreements as Mezzanine Lender may reasonably request (collectively, the Assumption Agreement) in form and substance acceptable to Mezzanine Lender, evidencing the proposed transferee's agreement to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Mezzanine Note and the other Loan Documents (Second Mezzanine) and

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all other outstanding obligations under the Loan; the Permitted Borrower
Transferee, Pre-Approved Transferee or such other approved entity shall assume the obligations of Guarantor under the Loan Documents (Second Mezzanine) (and such Single Purpose Entity and the applicable Permitted Borrower Transferee, Pre-approved Transferee or other approved entity shall thereafter be subject to the provisions of this Article VIII), and the transferee shall cause to be delivered to Mezzanine Lender such legal opinions and title insurance endorsements as may be reasonably requested by Mezzanine Lender;

            (2) an Acceptable Manager shall continue to act as Manager for the Property pursuant to the existing Management Agreement or an Acceptable Management Agreement;

            (3) no Event of Default shall have occurred and be continuing; and

            (4) Mezzanine Borrower shall have caused (i) the transferee to execute and deliver to Mezzanine Lender a fully executed counterpart to the Pledge, pledging all of such transferee's direct equity interests in Mortgage Borrower to Mezzanine Lender as additional collateral for the Loan and (ii) the ultimate parent(s) of such transferee to execute and deliver to Mezzanine Lender a fully executed counterpart to the Recourse Guaranty (Second Mezzanine) and Environmental Indemnity (Second Mezzanine), together with a legal opinion from such transferee's counsel reasonably satisfactory to Mezzanine Lender with respect to the due execution, delivery, authority, enforceability and perfection (solely with respect to the Pledge) of the Pledge, Recourse Guaranty (Second Mezzanine) and Environmental Indemnity (Second Mezzanine).

      (B) the Assumption Agreement shall state the applicable transferee's agreement to abide by and be bound by the terms in the Mezzanine Note (or such other promissory notes to be executed by the transferee, such other promissory note or notes to be on the same terms as the Mezzanine Note), this Agreement (or such other loan agreement to be executed by such transferee, which shall contain terms substantially identical to the terms hereof) and such other Loan Documents (Second Mezzanine) (or other loan documents to be delivered by such transferee, which shall contain terms substantially identical to the terms of the applicable Loan Documents (Second Mezzanine)) whenever arising, and Mezzanine Borrower, and/or such transferee shall deliver such legal opinions and title insurance endorsements as may reasonably be requested by Mezzanine Lender;

      (C) following execution of a contract for the sale of the Property and not less than thirty (30) days prior to the expected date of such proposed sale, Mezzanine Borrower shall submit notice of such sale to Mezzanine Lender. Mezzanine Borrower shall submit to Mezzanine Lender, not less than ten (10) days prior to the expected date of such sale, the Assumption Agreement for execution by Mezzanine Lender. Such documents shall be in a form appropriate for the jurisdiction in which the Collateral is located and shall be reasonably satisfactory to Mezzanine Lender. In addition, Mezzanine Borrower shall provide all other documentation Mezzanine Lender reasonably requires to be delivered by Mezzanine Borrower in connection with such assumption, together with an Officer's Certificate certifying that (i) the assumption to be effected will be effected in compliance with the terms of this Agreement and (ii) will not impair or otherwise adversely affect the validity or priority of the Lien of the Pledge (or replacement pledge agreements, as applicable);

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      (D) prior to any such transaction, the proposed transferee shall deliver to Mezzanine Lender an Officer's Certificate stating that (x) such transferee is not an "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject Title I of ERISA or any other Similar Law and (y) the underlying assets of the proposed transferee do not constitute assets of any such employee benefit plan for purposes of ERISA or any Similar Law;

      (E) if the transfer is to (i) an entity other than a Pre-approved Transferee, such transfer shall be subject to Mezzanine Lender's consent in its sole discretion, and (ii) a Permitted Borrower Transferee, such transfer shall be subject to Mezzanine Lender's prior written consent in its reasonable discretion;

      (F) the terms of Section 8.6 shall be complied with and Mezzanine Borrower shall cause the transferee to deliver to Mezzanine Lender its organizational documents solely for the purpose of Mezzanine Lender confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein; and

      (G) Mezzanine Lender shall have received the payment of, or reimbursement for, all reasonable costs and expenses incurred by Mezzanine Lender (and any Servicer) in connection therewith (including, without limitation, reasonable attorneys' fees and disbursements).

            SECTION 8.6 NOTICE REQUIRED; LEGAL OPINIONS. Not less than five (5) Business Days prior to the closing of any transaction permitted under the provisions of Sections 8.2 through 8.5, Mezzanine Borrower shall deliver or cause to be delivered to Mezzanine Lender (A) an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted hereunder and under the other Loan Documents (Second Mezzanine), together with any documents upon which such Officer's Certificate is based, and
(B) if required by Section 8.4(d), a legal opinion of counsel to Mezzanine Borrower or the transferee selected by either of them (to the extent approved by Mezzanine Lender), in form and substance consistent with similar opinions then being required by the Mezzanine Lender and acceptable to the Mezzanine Lender, confirming, among other things, that the assets of the Mezzanine Borrower, and of its managing general partner or managing member, as applicable, will not be substantively consolidated with the assets of such owners or Controlling Persons of the Mezzanine Borrower as Mezzanine Lender may specify, in the event of a bankruptcy or similar proceeding involving such owners or Controlling Persons.

            SECTION 8.7 LEASES.

                  8.7.1 NEW LEASES AND LEASE MODIFICATIONS. Except as otherwise provided in this Section 8.7, Mezzanine Borrower shall not (i) permit Mortgage Borrower to enter into any Lease on terms other than "market" and rental rates (in Borrower's good faith judgment), or (ii) enter into any Material Lease (a NEW LEASE), (iii) consent to the assignment of any Material Lease (unless required to do so by the terms of such Lease) that releases the original Tenant from its obligations under the Lease, or (iv) modify any Material Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Material Lease (unless otherwise permitted or required by law), allow a reduction in the term of any Material Lease or a reduction in the Rent payable under any Lease, change any renewal provisions of any Material Lease, materially increase the obligations of the landlord or materially

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decrease the obligations of any Tenant) or terminate any Lease (any such action referred to in clauses (iii) and (iv) being referred to herein as a LEASE MODIFICATION) without the prior written consent of Mezzanine Lender which consent shall not be unreasonably withheld or delayed. Any New Lease or Lease Modification that requires Mezzanine Lender's consent shall be delivered to Mezzanine Lender for approval not less than ten (10) Business Days prior to the effective date of such New Lease or Lease Modification.

                  8.7.2 LEASING CONDITIONS. Subject to terms of this Section 8.7, provided no Event of Default shall have occurred and be continuing, Mortgage Borrower may enter into a New Lease or Lease Modification, without Mezzanine Lender's prior written consent, that satisfies each of the following conditions (as evidenced by an Officer's Certificate delivered to Mezzanine Lender prior to Mortgage Borrower's entry into such New Lease or Lease Modification):

            (a) with respect to a New Lease or Lease Modification, the premises demised thereunder is not more than 10,000 net rentable square feet of the Property;

            (b) the term of such New Lease or Lease Modification, as applicable, does not exceed 120 months, plus up to two (2) 60-month option terms (or equivalent combination of renewals);

            (c) the New Lease or Lease Modification provides for "market" rental rates other terms and does not contain any terms which would adversely affect Mezzanine Lender's rights under the Loan Documents (Second Mezzanine) or that would have a Material Adverse Effect;

            (d) the New Lease or Lease Modification, as applicable, provides that the premises demised thereby cannot be used for any of the following uses; any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect;

            (e) the Tenant under such New Lease or Lease Modification, as applicable, is not an Affiliate of Mortgage Borrower;

            (f) the New Lease or Lease Modification, as applicable, does not prevent Proceeds from being held and disbursed by Mezzanine Lender in accordance with the terms of the Loan Documents (Mortgage) and does not entitle any Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Condemnation of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish; and

            (g) the New Lease or Lease Modification, as applicable satisfies the requirements of Section 8.7.7 and Section 8.7.8 of the Loan Agreement (Mortgage).

                  8.7.3 DELIVERY OF NEW LEASE OR LEASE MODIFICATION. Upon the execution of any New Lease or Lease Modification, as applicable, Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender an executed copy of the Lease.

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                  8.7.4 LEASE AMENDMENTS. Mezzanine Borrower shall cause
Mortgage Borrower to agree that it shall not have the right or power, as against Mezzanine Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this Section 8.7.

                  8.7.5 SECURITY DEPOSITS. All security or other deposits of Tenants of the Property shall be treated as trust funds and shall not be commingled with any other funds of Mortgage Borrower, and such deposits shall be deposited, upon receipt of the same by Mortgage Borrower in a separate trust account maintained by Mortgage Borrower expressly for such purpose; provided, however, so long as such security deposits do not, in the aggregate exceed the sum of $100,000 at any Property, Mezzanine Borrower shall not be required to cause Mortgage Borrower to treat such deposits at such Property as trust funds and may commingle such deposits. Within ten (10) Business Days after written request by Mezzanine Lender, Mezzanine Borrower shall cause Mortgage Borrower to furnish to Mezzanine Lender reasonably satisfactory evidence of compliance with this Section 8.7.5, together with a statement of all security deposits deposited with Mortgage Borrower by the Tenants and, if such deposits exceed the sum of $100,000 in the aggregate at any Property, the location and account number of the account in which such security deposits are held.

                  8.7.6 NO DEFAULT UNDER LEASES. Mezzanine Borrower shall cause Mortgage Borrower to (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Mortgage Borrower under the Leases and the REAs, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by Mezzanine Lender, any right to request from the Tenant under any Lease, or the party to any REAs, a certificate with respect to the status thereof and (iii) not collect any of the Rents, more than one (1) month in advance (except that Mortgage Borrower may collect such security deposits and last month's Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).

            IX INTEREST RATE CAP AGREEMENT.

            SECTION 9.1 INTEREST RATE CAP AGREEMENT. Mezzanine Borrower shall maintain the Interest Rate Cap Agreement (or any Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement) with an Acceptable Counterparty in effect and having a term extending through the Maturity Date and an initial notional amount equal to the Loan Amount, subject to reduction to reflect prepayments of principal amounts of the Loan. The Interest Rate Cap Agreement (or any Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement, as applicable) shall have a strike rate equal to the Maximum LIBOR Pay Rate (Second Mezzanine). The notional amount of the Interest Rate Cap Agreement (or any Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement, as applicable) may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan made in accordance with the Loan Documents (Second Mezzanine), provided that the strike rate shall be equal to the Maximum LIBOR Pay Rate (Second Mezzanine).

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            SECTION 9.2 PLEDGE AND COLLATERAL ASSIGNMENT. Mezzanine Borrower
hereby pledges, assigns, transfers, delivers and grants a continuing first priority lien to Mezzanine Lender, as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of this Agreement and any other Loan Documents (Second Mezzanine) on Mezzanine Borrower's part to be paid and performed, in, to and under all of Mezzanine Borrower's right, title and interest whether now owned or hereafter acquired and whether now existing or hereafter arising (collectively, the RATE CAP COLLATERAL (SECOND MEZZANINE)): (i) in the Interest Rate Cap Agreement (as soon as such agreement is effective or when and if any replacement agreement becomes effective, any Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement); (ii) to receive any and all payments under the Interest Rate Cap Agreement (or, when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement), whether as contractual obligations, damages or otherwise; and (iii) to all claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement (as soon as such agreement is effective or when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement), in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing. Mezzanine Borrower shall deliver to Mezzanine Lender an executed counterpart of such Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement (Second Mezzanine) (which shall, by its terms, authorize the assignment to Mezzanine Lender and require that payments be made directly to Mezzanine Lender) and notify the Counterparty of such assignment (either in such Interest Rate Cap Agreement (Second Mezzanine), Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement or by separate instrument). Mezzanine Borrower shall not, without obtaining the prior written consent of Mezzanine Lender, further pledge, transfer, deliver, assign or grant any security interest in the Interest Rate Cap Agreement (Second Mezzanine)(or, when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement (Second Mezzanine) or Extension Interest Rate Cap Agreement), or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements or any other notice or instrument as may be required under the UCC, as appropriate, except those naming Mezzanine Lender as the secured party, to be filed with respect thereto. Notwithstanding the foregoing, upon a prepayment of a portion of the principal amount of the Loan, Mezzanine Borrower shall have the right to transfer a portion of the Interest Rate Cap Agreement (Second Mezzanine) or to reduce the notional amount thereof so long as the notional amount remaining under the Interest Rate Cap Agreement (Second Mezzanine) equals or exceeds the then Principal Amount of the Mezzanine Note. Mezzanine Lender agrees to reasonably cooperate with Mezzanine Borrower, at Mezzanine Borrower's sole cost and expense, to effect such transfer or reduction, free of Mezzanine Lender's Lien on such Agreement.

            SECTION 9.3 COVENANTS.

            (a) Mezzanine Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement (Second Mezzanine). All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Mezzanine Borrower or Mezzanine Lender shall be deposited immediately into the Second Mezzanine Account pursuant

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to Section 3.1. Mezzanine Borrower shall take all actions reasonably requested by Mezzanine Lender to enforce Mezzanine Borrower's rights under the Interest Rate Cap Agreement (Second Mezzanine) in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

            (b) Mezzanine Borrower shall defend Mezzanine Lender's right, title and interest in and to the Rate Cap Collateral (Second Mezzanine) pledged by Mezzanine Borrower pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

            (c) In the event of (x) any downgrade, withdrawal or qualification (each, a DOWNGRADE) of the rating of the Counterparty such that, thereafter, the Counterparty shall cease to be an Acceptable Counterparty and (y) the Counterparty shall fail to comply with the requirements contained in the Interest Rate Cap Agreement (Second Mezzanine) which are described in EXHIBIT I upon such occurrence, the Mezzanine Borrower shall either (i) obtain Lender's prior written consent to retain such Counterparty or (ii) replace the Interest Rate Cap Agreement (Second Mezzanine) with a Replacement Interest Cap Agreement,
(x) having a term extending through the end of the Interest Period in which the Maturity Date occurs, (y) in a notional amount at least equal to the Principal Amount of the Loan then outstanding, and (z) having a strike rate equal to the Maximum LIBOR Pay Rate (Second Mezzanine).

            (d) In the event that Mezzanine Borrower fails to purchase and deliver to Mezzanine Lender the Interest Rate Cap Agreement (Second Mezzanine) as and when required hereunder, Mezzanine Lender may purchase the Interest Rate Cap Agreement (Second Mezzanine) and the cost incurred by Mezzanine Lender in purchasing the Interest Rate Cap Agreement (Second Mezzanine) shall be paid by Mezzanine Borrower to Mezzanine Lender with interest thereon at the Default Rate from the date such cost was incurred by Mezzanine Lender until such cost is paid by Mezzanine Borrower to Mezzanine Lender.

            (e) Mezzanine Borrower shall not (i) without the prior written consent of Mezzanine Lender, modify, amend or supplement the terms of the Interest Rate Cap Agreement (Second Mezzanine), (ii) without the prior written consent of Mezzanine Lender, except in accordance with the terms of the Interest Rate Cap Agreement (Second Mezzanine), cause the termination of the Interest Rate Cap Agreement (Second Mezzanine) prior to its stated maturity date, (iii) without the prior written consent of Mezzanine Lender, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Second Mezzanine)) under the Interest Rate Cap Agreement (Second Mezzanine), (iv) without the prior written consent of Mezzanine Lender, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Second Mezzanine)) which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement (Second Mezzanine), (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement (Second Mezzanine), (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement (Second Mezzanine) or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Second Mezzanine)) to payment or (vii) fail

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to give prompt notice to Mezzanine Lender of any notice of default given by or to Mezzanine Borrower under or with respect to the Interest Rate Cap Agreement (Second Mezzanine), together with a complete copy of such notice.

            (f) In connection with an Interest Rate Cap Agreement (Second Mezzanine), Mezzanine Borrower shall obtain and deliver to Mezzanine Lender an Opinion of Counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Mezzanine Lender and its successors and assigns may rely (the COUNTERPARTY OPINION), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law, substantially in compliance with the requirements set forth in EXHIBIT F or in such other form approved by the Mezzanine Lender.

            SECTION 9.4 REPRESENTATIONS AND WARRANTIES. Mezzanine Borrower hereby covenants with, and represents and warrants to, Mezzanine Lender as follows:

            (a) The Interest Rate Cap Agreement (Second Mezzanine) constitutes the legal, valid and binding obligation of Mezzanine Borrower, enforceable against Mezzanine Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (b) The Rate Cap Collateral (Second Mezzanine) is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents (Second Mezzanine), and Mezzanine Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

            (c) The Rate Cap Collateral (Second Mezzanine) has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Mezzanine Borrower for the consummation of the transactions contemplated by this Agreement have been obtained.

            (d) Giving effect to the aforesaid grant and assignment to Mezzanine Lender, Mezzanine Lender has, as of the date of this Agreement, and as to Rate Cap Collateral (Second Mezzanine) acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral (Second Mezzanine); provided that no representation or warranty is made with respect to the perfected status of the security interest of Mezzanine Lender in the proceeds of Rate Cap Collateral (Second Mezzanine) consisting of "cash proceeds" or "non-cash proceeds" as defined in the UCC except if, and to the extent, the provisions of Section 9-306 of the UCC shall be complied with.

            (e) Except for financing statements filed or to be filed in favor of Mezzanine Lender as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral (Second Mezzanine) and Mezzanine Borrower shall not, without the prior written consent of Mezzanine Lender, until payment in full of all of the Obligations

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(Second Mezzanine), execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Cap Collateral (Second Mezzanine), except financing statements filed or to be filed in favor of Mezzanine Lender as secured party.

            SECTION 9.5 PAYMENTS. If Mezzanine Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement (Second Mezzanine), such amounts shall, immediately upon becoming payable to Mezzanine Borrower, be deposited by Counterparty into the Second Mezzanine Account.

            SECTION 9.6 REMEDIES. Subject to the provisions of the Interest Rate Cap Agreement (Second Mezzanine), if an Event of Default shall occur and then be continuing:

            (a) Mezzanine Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (Second Mezzanine) (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Mezzanine Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any "securities" constituting any part of the Rate Cap Collateral (Second Mezzanine) are being purchased for investment only, Mezzanine Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law. If all or any of the Rate Cap Collateral (Second Mezzanine) is sold by Mezzanine Lender upon credit or for future delivery, Mezzanine Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Mezzanine Lender may resell such Rate Cap Collateral (Second Mezzanine). It is expressly agreed that Mezzanine Lender may exercise its rights with respect to less than all of the Rate Cap Collateral (Second Mezzanine), leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral (Second Mezzanine), provided, however, that such partial exercise shall in no way restrict or jeopardize Mezzanine Lender's right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral (Second Mezzanine) at a later time or times.

            (b) Mezzanine Lender may exercise, either by itself or by its nominee or designee, in the name of Mezzanine Borrower, all of Mezzanine Lender's rights, powers and remedies in respect of the Rate Cap Collateral (Second Mezzanine), hereunder and under law.

            (c) Mezzanine Borrower hereby irrevocably, in the name of Mezzanine Borrower or otherwise, authorizes and empowers Mezzanine Lender and assigns and transfers unto Mezzanine Lender, and constitutes and appoints Mezzanine Lender its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, upon the occurrence and during the continuance of an Event of Default,
(i) to exercise and enforce every right, power, remedy, authority, option and privilege of Mezzanine Borrower under the Interest Rate Cap Agreement (Second Mezzanine), including any power to subordinate or modify the Interest Rate Cap Agreement (Second Mezzanine) (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Cap Agreement (Second Mezzanine)), or to give

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any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Mezzanine Lender the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Mezzanine Lender in this Agreement, and Mezzanine Borrower further authorizes and empowers Mezzanine Lender, as Mezzanine Borrower's attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, upon the occurrence and during the continuance of an Event of Default, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Mezzanine Borrower which in the opinion of Mezzanine Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement (Second Mezzanine), in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Mezzanine Borrower thereunder or to enforce any of the rights of Mezzanine Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Mezzanine Borrower in respect of the Rate Cap Collateral (Second Mezzanine) to any other Person are hereby revoked.

            (d) Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may, without notice to, or assent by, Mezzanine Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations (Second Mezzanine), in the name of Mezzanine Borrower or in the name of Mezzanine Lender, notify the Counterparty, or if applicable, any other counterparty to the Interest Rate Cap Agreement (Second Mezzanine), to make payment and performance directly to Mezzanine Lender; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Mezzanine Borrower, or claims of Mezzanine Borrower, under the Interest Rate Cap Agreement (Second Mezzanine); file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Mezzanine Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement (Second Mezzanine); and execute any instrument and do all other things deemed necessary and proper by Mezzanine Lender to protect and preserve and realize upon the Rate Cap Collateral (Second Mezzanine) and the other rights contemplated hereby.

            (e) Pursuant to the powers-of-attorney provided for above, Mezzanine Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Mezzanine Lender shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Mezzanine Lender's rights with respect to the Rate Cap Collateral (Second Mezzanine). Without limiting the generality of the foregoing, Mezzanine Lender, after the occurrence of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Mezzanine Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement (Second Mezzanine),
(ii) interest accruing on any of the Rate Cap Collateral (Second Mezzanine) or
(iii) any other payment or distribution payable in respect of the Rate Cap Collateral (Second Mezzanine) or any part thereof, and for and in the name, place and stead of Mezzanine Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral (Second Mezzanine) hereunder.

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            (f) Mezzanine Lender may exercise all of the rights and remedies of a secured party under the UCC.

            (g) Without limiting any other provision of this Agreement or any of Mezzanine Borrower's rights hereunder, and without waiving or releasing Mezzanine Borrower from any obligation or default hereunder, Mezzanine Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement (Second Mezzanine) to be performed or observed by Mezzanine Borrower to be promptly performed or observed on behalf of Mezzanine Borrower. All amounts advanced by, or on behalf of, Mezzanine Lender in exercising its rights under this Section 9.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by this Agreement.

            SECTION 9.7 SALES OF RATE CAP COLLATERAL (SECOND MEZZANINE). No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Mezzanine Borrower, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral (Second Mezzanine), except that Mezzanine Lender shall give Mezzanine Borrower at least thirty (30) Business Days' prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice Mezzanine Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Mezzanine Lender shall not be obligated to make any sale of the Rate Cap Collateral (Second Mezzanine) if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Mezzanine Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral (Second Mezzanine) of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Mezzanine Lender (or its nominee or designee) may purchase any or all of the Rate Cap Collateral (Second Mezzanine) being sold, free and discharged from any trusts, claims, equity or right of redemption of Mezzanine Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations (Second Mezzanine) in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral (Second Mezzanine), public or private, Mezzanine Borrower shall pay all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Cap Collateral (Second Mezzanine) shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Mezzanine Lender shall apply any residue to the payment of the Obligations (Second Mezzanine) in the order of priority as set forth in Section 17.5.

            SECTION 9.8 PUBLIC SALES NOT POSSIBLE. Mezzanine Borrower acknowledges that the terms of the Interest Rate Cap Agreement (Second Mezzanine) may prohibit public sales,

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that the Rate Cap Collateral (Second Mezzanine) may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, Mezzanine Borrower agrees that private sales of the Rate Cap Collateral (Second Mezzanine) shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

            SECTION 9.9 RECEIPT OF SALE PROCEEDS. Upon any sale of the Rate Cap Collateral (Second Mezzanine) by Mezzanine Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Mezzanine Lender or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral (Second Mezzanine) so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mezzanine Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

            SECTION 9.10 EXTENSION INTEREST RATE CAP AGREEMENT (SECOND MEZZANINE). If Mezzanine Borrower exercises any of its options to extend the Maturity Date pursuant to Section 5 of the Note, then, on or prior to the Maturity Date being extended, the Mezzanine Borrower shall obtain or have in place an Extension Interest Rate Cap Agreement (i) having a term through the end of the Interest Period in which the extended Maturity Date occurs, (ii) in a notional amount at least equal to the Principal Amount of the Loan as of the Maturity Date being extended, and (iii) having a strike rate equal to an amount such that the maximum interest rate paid by the Mezzanine Borrower after giving effect to payments made under such Extension Interest Rate Cap Agreement shall equal no more than the Maximum LIBOR Pay Rate (Second Mezzanine).

            X RESERVED

            XI BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

            SECTION 11.1 BOOKS AND RECORDS. Mezzanine Borrower shall cause Mortgage Borrower to keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Mortgage Note, the Mezzanine Note, the Property and the business and affairs of Mortgage Borrower and Mezzanine Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Mezzanine Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Mortgage Borrower and Mezzanine Borrower relating to the operation of the Property and to make such copies or extracts thereof as Mezzanine Lender may reasonably require. Mezzanine Borrower shall simultaneously furnish (or cause Mortgage Borrower to furnish) to Mezzanine Lender copies of all financial statements, reports and information required to be submitted by Mortgage Borrower to Mortgage Lender pursuant to the Loan Agreement (Mortgage).

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            SECTION 11.2 FINANCIAL STATEMENTS.

                  11.2.1 BUDGET.

            Not later than February 15th of each Fiscal Year hereafter, Mezzanine Borrower shall prepare or cause to be prepared and deliver to Mezzanine Lender, for informational purposes only, a Budget in respect of the Property for the Fiscal Year in which such delivery date falls. If Mezzanine Borrower or Mortgage Borrower subsequently amends the Budget, Mezzanine Borrower shall promptly deliver the amended Budget to Mezzanine Lender.

                  11.2.2 OTHER INFORMATION. Mezzanine Borrower shall, promptly after written request by Mezzanine Lender, furnish or cause to be furnished to Mezzanine Lender, in such manner and in such detail as may be reasonably requested by Mezzanine Lender, such reasonable additional information as may be reasonably requested with respect to the Property and/or the Collateral. The information required to be furnished by Mezzanine Borrower to Mezzanine Lender under this Section 11.2 shall be provided in both hard copy format and electronic format; provided that Mezzanine Borrower shall only be required to provide the information required under this Section 11.2.7 in electronic format if such information is so available in the ordinary course of the operations of the Mezzanine Borrower and Manager, and without significant expense.

            XII ENVIRONMENTAL MATTERS.

            SECTION 12.1 REPRESENTATIONS. Mezzanine Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Mezzanine Lender (the ENVIRONMENTAL REPORTS), (i) neither Mezzanine Borrower nor Mortgage Borrower (to the Best of Mezzanine Borrower's Knowledge for the period prior to April 2, 2004) has engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to the Best of Mezzanine Borrower's Knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to the Best of Mezzanine Borrower's Knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to the Best of Mezzanine Borrower's Knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Mezzanine Borrower or Mortgage Borrower; and
(v) to the Best of Mezzanine Borrower's Knowledge, no Hazardous Materials have migrated or threaten to migrate from other

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properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Mezzanine Borrower or Mortgage Borrower.

            SECTION 12.2 COVENANTS.

                  12.2.1 COMPLIANCE WITH ENVIRONMENTAL LAWS. Subject to Mortgage Borrower's right to contest under Section 7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower covenants and agrees with Mezzanine Lender that it shall comply and shall cause Mortgage Borrower to comply in all material respects with all Environmental Laws. If at any time during the continuance of the Lien of the Security Instrument and/or Pledge, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an ENVIRONMENTAL EVENT), Mezzanine Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Mezzanine Lender. Within thirty (30) days after Mezzanine Borrower has knowledge of the occurrence of an Environmental Event, Mezzanine Borrower shall deliver to Mezzanine Lender an Officer's Certificate (an ENVIRONMENTAL CERTIFICATE) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Mezzanine Borrower shall promptly provide Mezzanine Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Mezzanine Borrower in connection with any Environmental Law. For purposes of this paragraph, the term "notice" shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Mezzanine Borrower with such Environmental Laws.

                  12.2.2 RESERVED.

            SECTION 12.3 ENVIRONMENTAL REPORTS. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or an Event of Default, Mezzanine Lender shall have the right to have its consultants perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Mezzanine Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Mezzanine Lender may reasonably require due to the results obtained from the foregoing. Mezzanine Borrower grants (and shall cause Mortgage Borrower to grant) to Mezzanine Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by the Lien of this Agreement and the Pledge. Mezzanine Lender shall not unreasonably interfere with (and shall cause Mortgage Borrower not to unreasonably interfere with), and Mezzanine Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Mortgage Borrower's or any Tenant's, other occupant's or Manager's operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Mezzanine Lender shall not be deemed to be exercising any control over the operations of Mezzanine Borrower or Mortgage Borrower or the handling of any environmental matter or hazardous

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wastes or substances of Mezzanine Borrower or Mortgage Borrower for purposes of incurring or being subject to liability therefor.

            SECTION 12.4 ENVIRONMENTAL INDEMNIFICATION. Mezzanine Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys' fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Mezzanine Borrower; provided that, in each case, Mezzanine Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to the foreclosure of the Pledge. If any such action or other proceeding shall be brought against Mezzanine Lender, upon written notice from Mezzanine Borrower to Mezzanine Lender (given reasonably promptly following Mezzanine Lender's notice to Mezzanine Borrower of such action or proceeding), Mezzanine Borrower shall be entitled to assume the defense thereof, at Mezzanine Borrower's expense, with counsel reasonably acceptable to Mezzanine Lender; provided, however, Mezzanine Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Mezzanine Lender a right to control such defense, which right Mezzanine Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Mezzanine Borrower's expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Mezzanine Borrower that would make such separate representation advisable. Mezzanine Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party's gross negligence or willful misconduct.

            SECTION 12.5 RECOURSE NATURE OF CERTAIN INDEMNIFICATIONS. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document (Second Mezzanine), the indemnification provided in Section
12.4 shall be fully recourse to Mezzanine Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created by the Pledge, and/or the conveyance of title to the Collateral to Mezzanine Lender or any purchaser or designee in connection with a foreclosure of the Pledge or conveyance in lieu of foreclosure.

            XIII RESERVED

            XIV RESERVED

            XV ASSIGNMENTS AND PARTICIPATIONS.

            SECTION 15.1 ASSIGNMENT AND ACCEPTANCE. Lender may, at Mezzanine Borrower's sole cost and expense in accordance with Section 15.6 and subject to
Section 19.23, assign to one or more Persons all or a portion of its rights and obligations under this Agreement

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and the other Loan Documents (Second Mezzanine) (including, without limitation, all or a portion of the Mezzanine Note); provided that the parties to each such assignment shall execute and deliver to Mezzanine Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. In addition, Mezzanine Lender may participate (subject to Section 19.23) to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (Second Mezzanine) (including without limitation, all or a portion of the Mezzanine Note) utilizing such documentation to evidence such participation and the parties' respective rights thereunder as Mezzanine Lender, in its sole discretion, shall elect.

            SECTION 15.2 EFFECT OF ASSIGNMENT AND ACCEPTANCE. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Mezzanine Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Mezzanine Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (Second Mezzanine) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Mezzanine Lender's rights and obligations under this Agreement and the other Loan Documents (Second Mezzanine), Mezzanine Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Mezzanine Borrower to Mezzanine Lender pursuant to the terms of the Loan Documents (Second Mezzanine) after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Liens of this Agreement and the Pledge and the other Loan Documents (Second Mezzanine)) delivered to or for the benefit of or deposited with German American Capital Corporation, as Mezzanine Lender, for which German American Capital Corporation shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

            SECTION 15.3 CONTENT. By executing and delivering an Assignment and Acceptance, Mezzanine Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents (Second Mezzanine) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents (Second Mezzanine) or any other instrument or document furnished pursuant hereto or thereto; (ii) Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Mezzanine Borrower or the performance or observance by Mezzanine Borrower of any of its obligations under any Loan Documents (Second Mezzanine) or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of

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this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Mezzanine Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents (Second Mezzanine); (v) such assignee appoints and authorizes Mezzanine Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents (Second Mezzanine) as are delegated to Mezzanine Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents (Second Mezzanine) are required to be performed by Mezzanine Lender.

            SECTION 15.4 REGISTER. Mezzanine Lender shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Mezzanine Lender and each assignee pursuant to this Article XV and the Principal Amount of the Loan owing to each such assignee from time to time (the REGISTER). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Mezzanine Borrower or any assignee pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

            SECTION 15.5 SUBSTITUTE NOTES. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Mezzanine Note or Mezzanine Notes subject to such assignment, Mezzanine Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT J hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Mezzanine Borrower. Within five (5) Business Days after its receipt of such notice, Mezzanine Borrower, at Mezzanine Lender's own expense, shall execute and deliver to Mezzanine Lender in exchange and substitution for the surrendered Mezzanine Note or Mezzanine Notes a new Mezzanine Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Mezzanine Note to the order of Mezzanine Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Mezzanine Note or Mezzanine Notes shall be in an aggregate Principal Amount equal to the aggregate then outstanding principal amount of such surrendered Mezzanine Note or Mezzanine Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Mezzanine Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Mezzanine Borrower and to delete obligations previously satisfied by Mezzanine Borrower). Notwithstanding the provisions of this Article XV, Mezzanine Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Mezzanine Note contemplated by this Section 15.5, including, without limitation, any mortgage tax. Mezzanine Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Mezzanine Borrower shall request all approvals and consents

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required or contemplated by this Agreement and on whose statements Mezzanine
Borrower may rely.

            SECTION 15.6 PARTICIPATIONS. Subject to Section 19.23, each assignee pursuant to this Article XV may sell participations to one or more Persons (other than Mezzanine Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (Second Mezzanine) (including, without limitation, all or a portion of the Mezzanine Note held by it); provided, however, that (i) such assignee's obligations under this Agreement and the other Loan Documents (Second Mezzanine) shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Mezzanine Note for all purposes of this Agreement and the other Loan Documents (Second Mezzanine), and (iv) Mezzanine Borrower, Mezzanine Lender and the assignees pursuant to this Article XV shall continue to deal solely and directly with such assignee in connection with such assignee's rights and obligations under this Agreement and the other Loan Documents (Second Mezzanine). In the event that more than one (1) party comprises Mezzanine Lender, Mezzanine Lender shall designate one party to act on the behalf of all parties comprising Mezzanine Lender in providing approvals and all other necessary consents under the Loan Documents (Second Mezzanine) and on whose statements Mezzanine Borrower may rely.

            SECTION 15.7 DISCLOSURE OF INFORMATION. Any assignee pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, and subject to the Securities Act or other applicable securities laws governing disclosure of non-public information, disclose to the assignee or participant or proposed assignee or participant, any information relating to Mezzanine Borrower furnished to such assignee by or on behalf of Mezzanine Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Mezzanine Borrower to preserve the confidentiality of any confidential information received by it.

            SECTION 15.8 SECURITY INTEREST IN FAVOR OF FEDERAL RESERVE BANK. Notwithstanding any other provision set forth in this Agreement or any other Loan Document (Second Mezzanine), any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (Second Mezzanine) (including, without limitation, the amounts owing to it and the Mezzanine Note or Mezzanine Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            XVI RESERVED

            XVII DEFAULTS

            SECTION 17.1 EVENT OF DEFAULT.

            (a) Each of the following events shall constitute an event of default hereunder (an EVENT OF DEFAULT):

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                  (i) if (A) the Indebtedness is not paid in full on the
Maturity Date, (B) any Debt Service is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this Agreement or the Mezzanine Note is not paid when due, (D) the Prepayment Fee is not paid when due, (E) any deposit to the Second Mezzanine Account or any of the other Collateral Accounts is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D) and/or (E) of this clause
(i), any other amount payable pursuant to this Agreement, the Mezzanine Note or any other Loan Document (Second Mezzanine) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document (Second Mezzanine), with such failure as described in subclauses (A), (B), (C),
(D) and (E) continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

                  (ii) subject to Mortgage Borrower's right to contest as set forth in Section 7.3 of the Loan Agreement (Mortgage), if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof;

                  (iii) if the insurance policies required by Section 6.1 are not kept in full force and effect, or if certificates of any of such insurance policies are not delivered to Mezzanine Lender within fifteen (15) Business Days following Mezzanine Lender's request therefor;

                  (iv) if, except as permitted pursuant to Article VIII, (a) any Transfer of any direct or indirect legal, Beneficial or equitable interest in all or any portion of the Collateral, (b) any Transfer of any direct or indirect interest in Mortgage Borrower, Mezzanine Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant, or other Person restricted by the terms of
Article VIII, (c) any Lien or encumbrance on all or any portion of the Collateral, (d) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in Mezzanine Borrower, Mortgage Borrower, Borrower Parents, Borrower Subsidiary, or Affiliate Tenant, Guarantor or (e) the filing of a declaration of condominium with respect to the Property;

                  (v) if (i) any representation or warranty made by Mezzanine Borrower in Section 4.1.23 shall have been false or misleading in any material respect as of the date the representation or warranty was made which incorrect, false or misleading statement is not cured within thirty (30) days after receipt by Mezzanine Borrower of notice from Mezzanine Lender in writing of such breach or (ii) if any other representation or warranty made by Mezzanine Borrower herein or by Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, Guarantor, or any Affiliate of Mezzanine Borrower in any other Loan Document (Second Mezzanine), or in any report, certificate (including, but not limited to, any certificate by Mezzanine Borrower delivered in connection with the issuance of the Non-Consolidation Opinion), financial statement or other instrument, agreement or document furnished to Mezzanine Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the Best of Mezzanine Borrower's Knowledge, false or misleading in any material respect which made, then same shall not

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constitute an Event of Default unless Mezzanine Borrower has not cured same within five (5) Business Days after receipt by Mezzanine Borrower of notice from Mezzanine Lender in writing of such breach;

                  (vi) if Mezzanine Borrower, Mortgage Borrower, Senior Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Mezzanine Borrower, Mortgage Borrower, Senior Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor or if Mezzanine Borrower, Mortgage Borrower, Senior Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mezzanine Borrower, Mortgage Borrower, Senior Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor, or if any proceeding for the dissolution or liquidation of Mezzanine Borrower, Mortgage Borrower, Senior Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mezzanine Borrower, Mortgage Borrower, Senior Mezzanine Borrower, Borrower Subsidiary, Affiliate Tenant, or Guarantor upon the same not being discharged, stayed or dismissed within ninety (90) days;

                  (viii) if Mezzanine Borrower, Borrower Parents, Guarantor, or Affiliate Tenant as applicable, Transfers its rights under this Agreement or any of the other Loan Documents (Second Mezzanine) or any interest herein or therein in contravention of the Loan Documents (Second Mezzanine);

                  (ix) the occurrence of a Mortgage Event of Default or a Senior Mezzanine Event of Default;

                  (x) with respect to any term, covenant or provision set forth herein (other than the other subsections of this Section 17.l) which specifically contains a notice requirement or grace period, if Mezzanine Borrower, Borrower Parents, Affiliate Tenant, or Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                  (xi) if Mezzanine Borrower fails to deliver the Replacement Interest Rate Cap Agreement (Second Mezzanine) to Mezzanine Lender prior to expiration of the Interest Rate Cap Agreement (Second Mezzanine);

                  (xii) if Mezzanine Borrower shall fail to comply with any covenants set forth in Article V or Section XI with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period and provided further that Mezzanine Borrower shall have commenced to cure such Default within such ten (10) Business Day period and thereafter diligently proceeds to

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cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Mezzanine Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed twenty (20) days;

                  (xiii) if Mortgage Borrower shall fail to comply with any covenants set forth in Section 4 or Section 3(d) or Section 8 of the Security Instrument (Mortgage) with such failure continuing for ten (10) Business Days after Mortgage Lender delivers written notice thereof to Mortgage Borrower; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period and provided further that Mezzanine Borrower shall have commenced to cure such Default within such ten (10) Business Day period and thereafter diligently proceeds to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Mezzanine Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed twenty (20) days;

                  (xiv) Mezzanine Borrower shall fail to deposit any sums required to be deposited in the Second Mezzanine Account or any Sub-Account thereof pursuant to Article III when due;

                  (xv) if this Agreement or any other Loan Document (Second Mezzanine) or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Mezzanine Borrower or any Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document (Second Mezzanine) or by reason of any affirmative act of Mezzanine Lender);

                  (xvi) if the Management Agreement is terminated (other than as a result of a Borrower default as addressed in clause (xvii)) and an Acceptable Manager is not appointed as a replacement manager pursuant to the provisions of
Section 5.2.14 of the Loan Agreement (Mortgage) within sixty (60) days after such termination;

                  (xvii) if there exists any fact or circumstance that reasonably could be expected to result in the (a) imposition of a Lien or security interest under Section 412(n) of the Code or under ERISA or (b) the complete or partial withdrawal by Mezzanine Borrower or any ERISA Affiliate from any "multiemployer plan" that is reasonably expected to result in any material liability to Borrower; provided, however that the existence of such fact or circumstance under clause (xvii)(b) shall not constitute an Event of Default if such material withdrawal liability (x) in the case of a withdrawal by an ERISA Affiliate that is reasonably expected to cause a Material Adverse Effect or any withdrawal by Mezzanine Borrower, is paid within thirty (30) days after the date incurred or is contested in accordance with Section 7.3 hereof or (y) in the case of a withdrawal by an ERISA Affiliate that is not reasonably expected to cause a Material Adverse Effect, is paid within the period required under applicable ERISA statutes or is contested in accordance with Section 7.3 hereof;

                  (xviii) Intentionally Deleted;

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                  (xix) if Mezzanine Borrower, Mortgage Borrower, Affiliate
Tenant, Borrower Subsidiary, Borrower Parents, or Guarantor shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document (Second Mezzanine) not specified in subsections (i) to (xvii) above, for thirty (30) days after notice from Mezzanine Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Mezzanine Borrower, Mortgage Borrower, Affiliate Tenant, Borrower Subsidiary, Borrower Parents, or Guarantor shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Mezzanine Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

            (b) Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above) Mezzanine Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents (Second Mezzanine) or at law or in equity, take such action that Mezzanine Lender deems advisable to protect and enforce its rights against Mezzanine Borrower and in the Collateral, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Mezzanine Borrower under the Loan Documents (Second Mezzanine), (ii) collecting interest on the Principal Amount at the Default Rate whether or not Mezzanine Lender elects to accelerate the Mezzanine Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents (Second Mezzanine) against Mezzanine Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections
(a)(vi) or (a)(vii) above, the Indebtedness and all other obligations of Mezzanine Borrower hereunder and under the other Loan Documents (Second Mezzanine) shall immediately and automatically become due and payable, without notice or demand, and Mezzanine Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document (Second Mezzanine) to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Mezzanine Lender of its right to pursue any other remedies available to it under this Agreement, the Pledge or any other Loan Document (Second Mezzanine). Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Mezzanine Lender in the Loan Documents (Second Mezzanine).

            (c) Upon the occurrence of an Event of Default pursuant to Section 17.1(a)(ix), Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender within five (5) Business Days after the first to occur of (a) receipt by Mortgage Borrower of notice of such Mortgage Default or Mortgage Event of Default from Mortgage Lender or (b) the date Mortgage Borrower obtains actual knowledge of the occurrence of such Mortgage Default or Mortgage Event of Default, a detailed description of the actions to be taken by Mortgage Borrower to cure such Mortgage Default or Mortgage Event of Default and the dates by which each such action shall occur. Such schedule shall be subject to the approval of Mezzanine Lender. Mezzanine Borrower shall cause Mortgage Borrower to take all such actions as are necessary to cure such Mortgage Default or Mortgage Event of Default by the date approved by Mezzanine Lender and shall deliver to Mezzanine Lender not less frequently than weekly

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thereafter written updates concerning the status of Mortgage Borrower's efforts to cure such Mortgage Default or Mortgage Event of Default. Mezzanine Lender shall have the right, but not the obligation, to pay any sums or to take any action which Mezzanine Lender deems necessary or advisable to cure any default or alleged default under the Loan Documents (Mortgage) (whether or not Mortgage Borrower is undertaking efforts to cure such default), and such payment or such action is hereby authorized by Mezzanine Borrower, and any sum so paid and any expense incurred by Mezzanine Lender in taking any such action shall be evidenced by this Agreement and secured by this Agreement and the Pledge and shall be immediately due and payable by Mezzanine Borrower to Mezzanine Lender with interest at the Default Rate until paid. Mezzanine Borrower shall cause Mortgage Borrower to permit Mezzanine Lender to enter upon the Collateral for the purpose of curing any default or alleged default under the Loan Documents (Mortgage) or hereunder. Mezzanine Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Loan Documents (Mortgage) or any instrument evidencing the indebtedness secured thereby, and Mezzanine Borrower hereby authorizes and directs the holder or holders of the Loan Documents (Mortgage) to pay such excess proceeds directly to Mezzanine Lender up to the amount of the Obligations (Second Mezzanine).

            SECTION 17.2 REMEDIES.

            (a) Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Mezzanine Lender against Mezzanine Borrower and Guarantor under this Agreement or any of the other Loan Documents (Second Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents (Second Mezzanine) with respect to the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents (Second Mezzanine). Without limiting the generality of the foregoing, Mezzanine Borrower agrees that if an Event of Default is continuing (i) Mezzanine Lender shall not be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Mezzanine Lender shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral and this Agreement and the Pledge have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

            (b) Upon the occurrence of any Event of Default, Mezzanine Lender may, but without any obligation to do so and without notice to or demand on Mezzanine Borrower and without releasing Mezzanine Borrower from any obligation hereunder, take any action to cure such Event of Default. Mezzanine Lender may appear in, defend, or bring any action or proceeding to protect its interests in the Collateral or to foreclose its security interest under this

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Agreement and the Pledge or under any of the other Loan Documents (Second
Mezzanine) or collect the Indebtedness.

            (c) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral (Second Mezzanine), the Mezzanine Lender may:

                  (i) without notice to Mezzanine Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral (Second Mezzanine) against the Obligations (Second Mezzanine) or any part thereof;

                  (ii) in Mezzanine Lender's sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

                  (iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (Second Mezzanine) (or any portion thereof) as Mezzanine Lender may determine in its sole discretion; and

                  (iv) take all other actions provided in, or contemplated by, this Agreement.

            (d) With respect to Mezzanine Borrower, the Account Collateral (Second Mezzanine), the Rate Cap Collateral (Second Mezzanine) and the Collateral, nothing contained herein or in any other Loan Document (Second Mezzanine) shall be construed as requiring Mezzanine Lender to resort to the Collateral for the satisfaction of any of the Indebtedness, and Mezzanine Lender may seek satisfaction out of the Collateral or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Mezzanine Lender shall have the right from time to time to partially foreclose this Agreement and the Pledge in any manner and for any amounts secured by this Agreement or the Pledge then due and payable as determined by Mezzanine Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Mezzanine Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Mezzanine Lender may foreclose this Agreement and the Pledge to recover such delinquent payments, or
(ii) in the event Mezzanine Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Mezzanine Lender may foreclose this Agreement and the Pledge to recover so much of the principal balance of the Loan as Mezzanine Lender may accelerate and such other sums secured by this Agreement or the Pledge as Mezzanine Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to this Agreement and the Pledge to secure payment of sums secured by this Agreement and the Pledge and not previously recovered.

            SECTION 17.3 REMEDIES CUMULATIVE; WAIVERS.

            The rights, powers and remedies of Mezzanine Lender under this Agreement and the Loan Documents (Second Mezzanine) shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Mezzanine Borrower pursuant to this Agreement or the other Loan Documents (Second Mezzanine), or existing at law

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or in equity or otherwise. Mezzanine Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Mezzanine Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Mezzanine Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

            SECTION 17.4 COSTS OF COLLECTION. In the event that after an Event of Default: (i) the Mezzanine Note or any of the Loan Documents (Second Mezzanine) is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Mezzanine Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Agreement, the Mezzanine Note or any of the Loan Documents (Second Mezzanine); or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Pledge or any of the Loan Documents (Second Mezzanine); then Mezzanine Borrower shall pay to Mezzanine Lender all reasonable attorney's fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Mezzanine Lender at the Default Rate.

            SECTION 17.5 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents (Second Mezzanine), or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of, Mezzanine Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Mezzanine Lender to protect or preserve the Collateral or in connection with the collection of such monies by Mezzanine Lender (including without limitation, enforcement costs), for the exercise, protection or enforcement by Mezzanine Lender of all or any of the rights, remedies, powers and privileges of Mezzanine Lender under this Agreement or any of the other Loan Documents (Second Mezzanine) or in respect of the Collateral or in support of any provision of adequate indemnity to Mezzanine Lender against any taxes or liens which by law shall have, or may have, priority over the rights of Mezzanine Lender to such monies;

            (b) Second, to all other Obligations (Second Mezzanine) in such order or preference as Mezzanine Lender shall determine in its sole and absolute discretion;

            (c) Third, the excess, if any, shall be deposited (i) to the Third Mezzanine Account for application under the Third Mezzanine Loan Documents, or
(ii) after repayment of the Second Mezzanine Loan and the Third Mezzanine Loan, to the Fourth Mezzanine Account for application under the Fourth Mezzanine Loan Documents, or (iii) after repayment of the Second Mezzanine Loan, the Third Mezzanine Loan, and the Fourth Mezzanine Loan, provided

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that Fifth Mezzanine Lender has funded the Fifth Mezzanine Loan on or before the
Outside Date, to the Fifth Mezzanine Account for application under the Fifth Mezzanine Loan Documents, or (iv) after repayment of the Second Mezzanine Loan, the Third Mezzanine Loan, the Fourth Mezzanine Loan, and the Fifth Mezzanine Loan, to the Mezzanine Borrower or to such other Persons as are entitled thereto.

            XVIII SPECIAL PROVISIONS

            SECTION 18.1 EXCULPATION.

                  18.1.1 EXCULPATED PARTIES. Except as set forth in this Section 18.1, the Recourse Guaranty and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Mezzanine Lender or enforceable against (i) Mezzanine Borrower, (ii) any Affiliate of Mezzanine Borrower (including Affiliate Tenant), (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Mezzanine Borrower or any Affiliate of Mezzanine Borrower or (iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the EXCULPATED PARTIES) and none of the Exculpated Parties shall have any personal liability (whether by suit, deficiency, judgment or otherwise) in respect of the Obligations (Second Mezzanine), this Agreement, the Pledge, the Mezzanine Note, the Collateral or any other Loan Document (Second Mezzanine), or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Mezzanine Lender. The foregoing limitation shall not in any way limit or affect Mezzanine Lender's right to any of the following and Mezzanine Lender shall not be deemed to have waived any of the following:

            (a) Foreclosure of the lien of this Agreement and the Pledge in accordance with the terms and provisions set forth herein and in the Pledge;

            (b) Action against any other security at any time given to secure the payment of the Mezzanine Note and the other Obligations (Second Mezzanine);

            (c) Exercise of any other remedy set forth in this Agreement or in any other Loan Document (Second Mezzanine) which is not inconsistent with the terms of this Section 18.1;

            (d) Any right which Mezzanine Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Pledge or to require that all collateral shall continue to secure all of the Indebtedness owing to Mezzanine Lender in accordance with the Loan Documents (Second Mezzanine); or

            (e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

                  18.1.2 CARVEOUTS FROM NON-RECOURSE LIMITATIONS.
Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents (Second Mezzanine)

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to the contrary, there shall at no time be any limitation on Mezzanine
Borrower's or Guarantor's liability for the payment, in accordance with the terms of this Agreement, the Mezzanine Note, the Pledge and the other Loan Documents (Second Mezzanine), to Mezzanine Lender of:

            (a) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of the fraudulent acts of Mezzanine Borrower or intentional misrepresentations by Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

            (b) Proceeds which Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower has received and to which Mezzanine Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents (Second Mezzanine) to the extent the same have not been applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the Loan Agreement (Mortgage);

            (c) any membership deposits and any security deposits and advance deposits which are not held as collateral for Mortgage Loan or delivered to the Mortgage Lender upon a foreclosure of the Property or upon foreclosure of the Collateral, or action in lieu thereof, except to the extent any such membership deposits, security deposits or advance deposits were applied or refunded in accordance with the terms and conditions of any of the Leases or membership agreement, as applicable, prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

            (d) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of all or any part of the Collateral, the Account Collateral (Second Mezzanine) or the Rate Cap Collateral (Second Mezzanine) being encumbered by a Lien (other than this Agreement and the Pledge) in violation of the Loan Documents (Second Mezzanine);

            (e) after the occurrence and during the continuance of an Event of Default, any Rents, issues, profits and/or income collected by Mortgage Borrower, Affiliate Tenant, Mezzanine Borrower or any Affiliate of Mortgage Borrower, Mezzanine Borrower, or Affiliate Tenant (other than Rents and credit card receivables sent to the Collection Account pursuant to the Loan Agreement (Mortgage) or paid directly to Mortgage Lender pursuant to any notice of direction delivered to tenants of the Property or credit card companies) and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents (Mortgage) and Loan Documents (Second Mezzanine);

            (f) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of physical damage to the Property from intentional waste committed by Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

            (g) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity (Second Mezzanine) concerning environmental laws,

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hazardous substances and asbestos and any indemnification of Mezzanine Lender with respect thereto;

            (h) Intentionally Deleted;

            (i) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender if Mezzanine Borrower fails to obtain Mezzanine Lender's prior written consent to any Transfer, as required by this Agreement or the Pledge;

            (j) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of (i) Mortgage Borrower's breach of any term or terms of the Doral Settlement Agreement (provided Mezzanine Lender, may in its sole but reasonable discretion, enter into a separate written agreement with Mortgage Borrower limiting the liability arising with respect to the Doral Settlement Agreement to a specific dollar amount based upon documentation delivered to Lender that indicates the aggregate cost to complete all of the work set forth in the Doral Settlement Agreement (provided, it is further agreed that such amount will also include all potential fines, penalties and future settlement amounts that may arise relating to the Doral Settlement Agreement)),
(ii) the failure of Mortgage Borrower to comply with its obligations under
Section 16.3 of the Loan Agreement (Mortgage) (subject to a cap of liability in an amount equal to $178,938), (iii) the personal injury matter relating to Todd Laskowicz and the matters identified as items 1, 5, 6, 8 and 12 on attached
Schedule I (provided, Mezzanine Lender may agree in writing to reduce any or all of the liability under this clause (iv) based upon its review of any documents delivered to Lender) and/or (v) the failure of Mortgage Borrower to have a valid certificate of occupancy for any Property (or portion thereof) that is required under applicable Legal Requirements;

            (k) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender relating to the liability, if any, of the Mortgage Borrower owning the Desert Property under indemnities it gave in connection with the land sales to Toll Bros., Inc. and to the La Quinta Redevelopment Agency;

            (l) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Mezzanine Lender, in the event (and arising out of such circumstances) that (x) Mezzanine Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Mezzanine Lender relative to the Collateral, the Account Collateral (Second Mezzanine) or the Rate Cap Collateral (Second Mezzanine) or any part thereof which is found by a court to have been raised by Mezzanine Borrower in bad faith or to be without basis in fact or law, or (y) an involuntary case is commenced against Mezzanine Borrower under the Bankruptcy Code with the collusion of Mezzanine Borrower or any of its Affiliates or (z) an order for relief is entered with respect to the Mezzanine Borrower under the Bankruptcy Code through the actions of the Mezzanine Borrower or any of its Affiliates at a time when the Mezzanine Borrower is able to pay its debts as they become due unless Mezzanine Borrower and Guarantor shall have received an opinion of independent counsel that the General Partner of Mezzanine Borrower has a fiduciary duty to seek such an order for relief;

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            (m) any loss, damage, cost or expense incurred by or on behalf of
Mezzanine Lender solely and as a direct result of unfunded membership deposit refund liabilities under the membership program in which Grand Wailea Refund Members participate under the applicable Membership Agreements in effect at any time up to the date, if applicable, that Mortgage Lender forecloses on or accepts a deed in lieu of foreclosure of the Grand Wailea Property;

            (n) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender as a result of any of the assumptions related to pre-existing entities or their status as single-purposes entities or their compliance with single purpose entity criteria prior to the date of this Agreement, contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Mezzanine Lender in connection with the Mezzanine Loan, or in any other non-consolidation delivered subsequent to the closing of the Mezzanine Loan, is or shall become untrue in any material respect; and

            (o) reasonable attorney's fees and expenses incurred by Mezzanine Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (n).

            XIX MISCELLANEOUS

            SECTION 19.1 SURVIVAL. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Mezzanine Lender of the Loan and the execution and delivery to Mezzanine Lender of the Mezzanine Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents (Second Mezzanine). Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Mezzanine Borrower, shall inure to the benefit of the successors and assigns of Mezzanine Lender. If Mezzanine Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents (Second Mezzanine) shall be joint and several.

            SECTION 19.2 MEZZANINE LENDER'S DISCRETION. Whenever pursuant to this Agreement, Mezzanine Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mezzanine Lender, the decision of Mezzanine Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Mezzanine Lender and shall be final and conclusive.

            SECTION 19.3 GOVERNING LAW.

      (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY MEZZANINE LENDER AND ACCEPTED BY MEZZANINE BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL

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RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS
OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS (SECOND MEZZANINE) ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MEZZANINE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE MEZZANINE NOTE AND THE OTHER LOAN DOCUMENTS (SECOND MEZZANINE), AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE LENDER OR MEZZANINE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT MEZZANINE LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND MEZZANINE BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MEZZANINE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                          CORPORATION SERVICE COMPANY
                          80 STATE STREET
                          ALBANY, NEW YORK  12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MEZZANINE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MEZZANINE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MEZZANINE BORROWER
(I) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF

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ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS
DISSOLVED WITHOUT LEAVING A SUCCESSOR.

            SECTION 19.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Mezzanine Note, or of any other Loan Document (Second Mezzanine), or consent to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

            SECTION 19.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Mezzanine Note or under any other Loan Document (Second Mezzanine), or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Mezzanine Note or any other Loan Document (Second Mezzanine), Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Mezzanine Note or the other Loan Documents (Second Mezzanine), or to declare a default for failure to effect prompt payment of any such other amount.

            SECTION 19.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (Second Mezzanine) shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

            If to Mezzanine Lender:
                           German American Capital Corporation
                           60 Wall Street, 10th Floor
                           New York, New York 10005
                           Attention: Todd Sammann and General Counsel
                           Telecopy No.: (212) 797-4489
                           Confirmation No.: (212) 250-2748

            With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP
                            Four Times Square
                            New York, New York 10036
                            Attention: Harvey R. Uris, Esq.

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                           Telecopy No.: (917) 777-2212
                           Confirmation No.: (212) 735-3000

            If to Mezzanine Borrower:
                           c/o CNL Hotels & Resorts, Inc.
                           450 South Orange Avenue
                           Orlando, Florida 32801
                           Attention John X. Brady, Jr., and Chief Financial Officer

            With a copy to:
                           Lowndes Drosdick Doster Kantor & Reed, P.A.
                           215 North Eola Avenue
                           Orlando, Florida 32801
                           Attention: Richard J. Fildes, Esq.
                           Telefax No.: (407) 843-4444

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

            SECTION 19.7 TRIAL BY JURY. MEZZANINE BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE PLEDGE, THE MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (SECOND MEZZANINE), INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE PLEDGE, THE MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (SECOND MEZZANINE) (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND MEZZANINE BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. MEZZANINE BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN

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ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE
REPAYMENT OF THE LOAN.

            SECTION 19.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 19.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            SECTION 19.10 PREFERENCES. To the extent Mezzanine Borrower makes a payment or payments to Mezzanine Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine Lender.

            SECTION 19.11 WAIVER OF NOTICE. Mezzanine Borrower shall not be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Loan Documents (Second Mezzanine) specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower and except with respect to matters for which Mezzanine Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Mezzanine Borrower hereby expressly waives the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Loan Documents (Second Mezzanine) do not specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower.

            SECTION 19.12 EXPENSES; INDEMNITY.

            (a) Except as may be otherwise expressly set forth in the Loan Documents (Second Mezzanine), Mezzanine Borrower covenants and agrees to pay or, if Mezzanine Borrower fails to pay, to reimburse, Mezzanine Lender upon receipt of written notice from Mezzanine Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mezzanine Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (Second Mezzanine) and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Mezzanine Borrower (including without limitation any opinions requested by Mezzanine Lender pursuant to this Agreement); (ii) Mezzanine Lender's ongoing performance of and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents (Second Mezzanine) on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement

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and the other Loan Documents (Second Mezzanine) and any other documents or matters as required herein or under the other Loan Documents (Second Mezzanine);
(iv) securing Mezzanine Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Mezzanine Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Mezzanine Lender pursuant to this Agreement and the other Loan Documents (Second Mezzanine); (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Mezzanine Borrower, this Agreement, the other Loan Documents (Second Mezzanine), the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Mezzanine Borrower under this Agreement, the other Loan Documents (Second Mezzanine) or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to Section 6.1.11; provided, however, that Mezzanine Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender or (B) in connection with any action taken under
Article IV, other than the Mezzanine Borrower's internal administrative costs. Any cost and expenses due and payable to Mezzanine Lender may be paid from any amounts in the Second Mezzanine Account if same are not paid by Mezzanine Borrower within ten (10) Business Days after receipt of written notice from Mezzanine Lender.

            (b) Subject to the non-recourse provisions of Section 18.1, Mezzanine Borrower shall protect, indemnify and save harmless Mezzanine Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the INDEMNIFIED PARTIES) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties, the Collateral or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Mezzanine Lender or its designee of a deed-in-lieu of foreclosure with respect to the Collateral, or
(ii) an Indemnified Party or its designee taking possession or control of the Collateral or (iii) the foreclosure of the Pledge, except to the extent caused by the willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Mezzanine Borrower's interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to Property occurring on or about the Property or any Appurtenances (as defined in the Security Instrument) thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Mezzanine Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the

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other Loan Documents (Second Mezzanine) or any failure on the part of Mezzanine
Borrower to perform or comply or to cause Mortgage Borrower to perform or comply with any of the terms of any Lease within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other Property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Mezzanine Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 of the Loan Agreement (Mortgage), (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases, or (9) except as may be expressly limited herein, the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Mezzanine Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by this Agreement and the Pledge. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Mezzanine Borrower shall at Mezzanine Borrower's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Mezzanine Borrower's reasonable expense for the insurer of the liability or by counsel designated by Mezzanine Borrower (unless reasonably disapproved by Mezzanine Lender promptly after Mezzanine Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Mezzanine Lender (or any Indemnified Party) to appoint its own counsel at Mezzanine Borrower's expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mezzanine Lender and Mezzanine Borrower that would make such separate representation advisable; provided further that if Mezzanine Lender shall have appointed separate counsel pursuant to the foregoing, Mezzanine Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Mezzanine Lender a conflict or potential conflict exists between such Indemnified Party and Mezzanine Lender. So long as Mezzanine Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Mezzanine Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Mezzanine Borrower's consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Mezzanine Lender agrees that it will not settle any such action, suit or proceeding without the consent of Mezzanine Borrower; provided, however, that if Mezzanine Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Mezzanine Lender has provided Mezzanine Borrower with thirty (30) days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Mezzanine Lender may settle such action, suit or proceeding and claim the benefit of this Section
19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Mezzanine Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Mezzanine Borrower.

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            SECTION 19.13 EXHIBITS AND SCHEDULES INCORPORATED. The Exhibits and
Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

            SECTION 19.14 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Mezzanine Lender's interest in and to this Agreement, the Mezzanine Note and the other Loan Documents (Second Mezzanine) shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Mezzanine Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Mezzanine Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mezzanine Borrower.

            SECTION 19.15 LIABILITY OF ASSIGNEES OF MEZZANINE LENDER. No assignee of Mezzanine Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document (Second Mezzanine) or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Mezzanine Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Mezzanine Lender hereunder. The limitation of liability provided in this Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee's gross negligence or willful misconduct.

            SECTION 19.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

            (a) Mezzanine Borrower and Mezzanine Lender intend that the relationships created hereunder and under the other Loan Documents (Second Mezzanine) be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mezzanine Borrower and Mezzanine Lender nor to grant Mezzanine Lender any interest in the Collateral other than that of Mezzanine Lender.

            (b) This Agreement and the other Loan Documents (Second Mezzanine) are solely for the benefit of Mezzanine Lender and Mezzanine Borrower and nothing contained in this Agreement or the other Loan Documents (Second Mezzanine) shall be deemed to confer upon anyone other than Mezzanine Lender and Mezzanine Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Mezzanine Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Mezzanine Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Mezzanine Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by

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Mezzanine Lender if, in Mezzanine Lender's sole discretion, Mezzanine Lender deems it advisable or desirable to do so.

            SECTION 19.17 PUBLICITY. All news releases, publicity or advertising by Mezzanine Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents (Second Mezzanine) or the financing evidenced by the Loan Documents (Second Mezzanine), to Mezzanine Lender, or any of its Affiliates shall be subject to the prior written approval of Mezzanine Lender.

            SECTION 19.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mezzanine Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Mezzanine Borrower, Mezzanine Borrower's shareholders and others with interests in Mezzanine Borrower and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Loan Documents (Second Mezzanine) to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection or of the right of Mezzanine Lender to the payment of the Indebtedness out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

            SECTION 19.19 WAIVER OF COUNTERCLAIM AND OTHER ACTIONS. Mezzanine Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender on this Agreement, the Mezzanine Note, the Pledge or any Loan Document (Second Mezzanine), any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender on this Agreement, the Mezzanine Note, the Pledge or any Loan Document (Second Mezzanine) and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

            SECTION 19.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents (Second Mezzanine), the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents (Second Mezzanine) and that such Loan Documents (Second Mezzanine) shall not be subject to the principle of construing their meaning against the party which drafted same. Mezzanine Borrower acknowledges that, with respect to the Loan, Mezzanine Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mezzanine Lender or any parent, subsidiary or Affiliate of Mezzanine Lender. Mezzanine Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents (Second Mezzanine) or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Mezzanine Lender of any equity interest any of them may acquire in Mezzanine Borrower, and Mezzanine Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Mezzanine

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Lender's exercise of any such rights or remedies. Mezzanine Borrower acknowledges that Mezzanine Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Mezzanine Borrower or its Affiliates.

            SECTION 19.21 PRIOR AGREEMENTS. This Agreement and the other Loan Documents (Second Mezzanine) contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents (Second Mezzanine) and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

            SECTION 19.22 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

            SECTION 19.23 DISCLOSURE. Notwithstanding anything to the contrary contained in Sections 15.1 and 15.6, in connection with the transactions contemplated by such Sections, in no event shall Mezzanine Lender deliver financial information with respect to the Collateral, the Property or the Guarantor to the Persons listed in SCHEDULE III, without first obtaining Mezzanine Borrower's prior written consent; provided however, Mezzanine Borrower's consent shall not be required with respect to Morgan Stanley, Lehman Brothers, The Equitable Life Assurance Society of the United States, Teachers Insurance and Annuity Association and the state of Ohio Pension Fund if Mezzanine Lender delivers a confidentiality agreement from any of such Persons reasonably acceptable to Mezzanine Borrower.

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                                                                   Exhibit 10.91

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                       MEZZANINE BORROWER:

                                       CNL RESORT SUB SENIOR MEZZ, LP,
                                        a Delaware limited partnership

                                       By: CNL Resort Sub Senior Mezz GP, LLC,
                                           a Delaware limited liability company,
                                           its general partner

                                           By:  /s/ John X. Brady, Jr.
                                              -----------------------------
                                              Name: John X. Brady, Jr.
                                              Title: Vice President

By signing below, Second Mezzanine General Partner agrees that in consideration of the substantial benefit that it will receive from Mezzanine Lender making the Loan to Mezzanine Borrower, to comply with all of the terms, conditions, obligations and restrictions affecting Second Mezzanine General Partner set forth herein:

                                        SECOND MEZZANINE GENERAL PARTNER:

                                        CNL RESORT SUB SENIOR MEZZ GP, LLC, a
                                        Delaware limited liability company

                                            By: /s/ John X. Brady, Jr.
                                               ----------------------------
                                               Name: John X. Brady, Jr.
                                               Title: Vice President

            [Mezzanine Lender's signature appears on following page]

                       Mezzanine Borrower's Execution Page

                                        MEZZANINE LENDER:

                                        GERMAN AMERICAN CAPITAL CORPORATION, a
                                        Maryland corporation

                                            By: /s/ Todd O. Sammann
                                               ----------------------------
                                               Name: Todd O. Sammann
                                               Title: Vice President

                                            By: /s/ Eric M. Schwartz
                                               ----------------------------
                                               Name: Eric M. Schwartz
                                               Title: Vice President